                                                                    Exhibit 99.3


                     REVISED CONSENT SOLICITATION STATEMENT

                                 AAIPHARMA INC.

                  SOLICITS CONSENTS AND WAIVERS RELATING TO ITS
                   $175,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                     11% SENIOR SUBORDINATED NOTES DUE 2010
                              (CUSIP NO. 00252WAB0)

      aaiPharma Inc. ("aaiPharma," "we" or "us") hereby amends and restates its Consent Solicitation Statement (the "Initial Solicitation Statement"), dated April 8, 2004, pursuant to which we commenced a solicitation of certain consents (the "Initial Consents") from holders of the $175,000,000 outstanding aggregate principal amount of our 11% Senior Subordinated Notes due 2010 (the "Notes"). Subject to the terms and conditions set forth in this Revised Consent Solicitation Statement (this "Consent Solicitation Statement"), we are soliciting (the "Consent Solicitation") consents ("Consents") of Holders (as defined below) as of the Record Date (as defined below) of the Notes to proposed amendments (the "Proposed Amendments") to certain provisions of the Indenture dated as of March 28, 2002 (the "Indenture"), among aaiPharma, as issuer, certain subsidiaries of aaiPharma, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Trustee"), as described in this Consent Solicitation Statement. Each Holder who consents to the Proposed Amendments will also be waiving (the "Waivers") certain past and prospective defaults and events of default under the Indenture. For a description of the Proposed Amendments and Waivers and the purposes and effects thereof, see "The Proposed Amendments and Waivers." Except where the context otherwise requires, references in this Consent Solicitation Statement to Consents to the Proposed Amendments will also include Consents to the Waivers.

--------------------------------------------------------------------------------

      A SUMMARY OF THE PRINCIPAL CHANGES TO THE TERMS AND CONDITIONS REFLECTED IN THIS CONSENT SOLICITATION STATEMENT FROM THOSE SET FORTH IN THE INITIAL CONSENT SOLICITATION STATEMENT IS CONTAINED IN "SUMMARY OF MATERIAL CHANGES" BEGINNING ON PAGE 1.

      CONSENTS DELIVERED TO THE TABULATION AGENT (AS DEFINED BELOW) PRIOR TO THE DATE HEREOF WILL CONTINUE TO BE VALID CONSENTS UNLESS REVOKED. A HOLDER WHO HAS DELIVERED A CONSENT TO THE TABULATION AGENT PRIOR TO THE DATE HEREOF WILL BE DEEMED TO HAVE DELIVERED A CONSENT ON THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION, AS MODIFIED BY THIS CONSENT SOLICITATION STATEMENT. HOLDERS OF NOTES WHO HAVE PREVIOUSLY DELIVERED CONSENTS PURSUANT TO THE CONSENT SOLICITATION DO NOT NEED TO DELIVER NEW CONSENTS IN ORDER TO RECEIVE THE CONSENT FEE (AS DEFINED BELOW). A HOLDER WHO HAS DELIVERED A CONSENT TO THE TABULATION AGENT PRIOR TO THE DATE HEREOF BUT DOES NOT WISH TO DELIVER A CONSENT ON THE TERMS AND CONDITIONS CONTAINED IN THIS CONSENT SOLICITATION STATEMENT SHOULD REVOKE SUCH CONSENT IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN "THE CONSENT SOLICITATION - REVOCATION OF CONSENTS."

      SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER IN DECIDING WHETHER TO CONSENT, OR REVOKE A PREVIOUSLY DELIVERED CONSENT, TO THE PROPOSED AMENDMENTS AND WAIVERS.

--------------------------------------------------------------------------------

      In this Consent Solicitation Statement, the term "Record Date" means 5:00 p.m., New York City time, on April 7, 2004, and the term "Holder" means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to aaiPharma to vote the applicable Notes on behalf of such Holder.

      Approval of the Proposed Amendments and Waivers requires the receipt of valid and unrevoked Consents of Holders of not less than a majority in outstanding principal amount of Notes, excluding any Notes owned by us or any of our affiliates, by 12:00 Noon, New York City time, on April 20, 2004, unless we extend this date (the "Requisite Consents"). Notwithstanding the receipt of the Requisite Consents, the Proposed Amendments and Waivers will not become operative until certain other conditions described below are satisfied or, to the extent permissible, waived, including establishment of the Restructured Facility (as defined below) on terms acceptable to us and completion of the M.V.I. Sale (as defined below). In the event that we receive the Requisite Consents, and that all conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation" are satisfied or, to the extent permissible, waived, we will make the payment of interest on the Notes that was due and payable on April 1, 2004, together with default interest as provided in the Notes (such interest and default interest, together, the "April 2004 Interest Payment"). THE APRIL 2004 INTEREST PAYMENT MUST BE MADE SUBSTANTIALLY CONCURRENTLY WITH THE DATE ON WHICH THE PROPOSED AMENDMENTS AND WAIVERS BECOME OPERATIVE. Persons who were registered holders of Notes at the close of business on March 15, 2004 will be entitled to receive the April 2004 Interest Payment. For a more complete description of these conditions and certain other conditions to the Consent Solicitation, see "The Consent Solicitation -- Conditions to the Consent Solicitation."

      In the event that we receive the Requisite Consents, and that all conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation" are satisfied or, to the extent permissible, waived, we will pay to the Holders of Notes who delivered valid and unrevoked Consents prior to the Expiration Date (as defined below), a cash payment equal to $10 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the "Consent Fee"). HOLDERS OF NOTES FOR WHICH NO CONSENT IS DELIVERED PRIOR TO THE EXPIRATION DATE OR FOR WHICH A CONSENT IS REVOKED PRIOR TO THE EXPIRATION DATE WILL NOT RECEIVE A CONSENT FEE, EVEN THOUGH THE PROPOSED AMENDMENTS AND WAIVERS, IF APPROVED, WILL BIND ALL HOLDERS AND THEIR TRANSFEREES.

      Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes, other than the Proposed Amendment to increase the interest rate. If the Requisite Consents are not obtained and certain other conditions are not satisfied, including the rescission of the current payment blockage notice that has been delivered on behalf of our senior lenders prohibiting payments of the Notes for certain periods, you may not receive the April 2004 Interest Payment and the Proposed Amendments and Waivers will not become operative. See "Risk Factors -- Risks Relating to Not Consenting to the Proposed Amendments and Waivers or Revoking Your Previously Delivered Consent."

      The Proposed Amendments will be effected by means of a supplemental indenture (the "Supplemental Indenture") to be executed by aaiPharma, certain subsidiaries of aaiPharma, and the Trustee. The Supplemental Indenture will be effective if we receive the Requisite Consents by the Expiration Date, and will become operative upon satisfaction or, to the extent permissible, waiver of the Conditions.

      THE CONSENT SOLICITATION EXPIRES AT 12:00 NOON, NEW YORK CITY TIME, ON APRIL 20, 2004, UNLESS EXTENDED BY US (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE; PROVIDED THAT WE MAY EXTEND THE EXPIRATION DATE WITHOUT EXTENDING THE PERIOD IN WHICH YOU MAY REVOKE A PREVIOUSLY DELIVERED CONSENT IF THE SUPPLEMENTAL INDENTURE BECOMES EFFECTIVE. AFTER THE SUPPLEMENTAL INDENTURE BECOMES EFFECTIVE, CONSENTS MAY NOT BE REVOKED EVEN IF THE SUPPLEMENTAL INDENTURE IS NOT YET OPERATIVE.

      PRIOR TO DELIVERING ANY CONSENT OR DETERMINING WHETHER TO REVOKE YOUR CONSENT, YOU ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM ATTACHED TO THIS CONSENT SOLICITATION STATEMENT AS EXHIBIT A (THE "CONSENT FORM").

      WE HAVE NOT FILED ANY QUARTERLY OR ANNUAL REPORT WITH THE SEC FOR PERIODS ENDING AFTER SEPTEMBER 30, 2003, AND IN THE COURSE OF RECENT INTERNAL REVIEWS, WE HAVE BECOME AWARE OF CERTAIN MATTERS THAT WILL REQUIRE A MATERIAL ADJUSTMENT TO THE 2003 FINANCIAL INFORMATION CONTAINED IN OUR FEBRUARY 5, 2004 PRESS RELEASE AND THE FINANCIAL INFORMATION FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 INCLUDED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THOSE PERIODS. MATERIAL ADJUSTMENTS MAY ALSO BE REQUIRED TO THE 2003 FINANCIAL INFORMATION INCLUDED IN OUR OTHER FORM 10-Q REPORTS FILED IN 2003. FURTHERMORE, OUR 2003 FINANCIAL INFORMATION HAS NOT BEEN AUDITED BY OUR INDEPENDENT AUDITORS. ACCORDINGLY, SUCH PREVIOUSLY RELEASED INFORMATION

AND PREVIOUSLY FILED REPORTS AND OTHER INFORMATION BASED THEREON SHOULD NOT BE RELIED UPON.

      CERTAIN INFORMATION THAT COULD DETERMINE THE EXTENT OF ANY ADJUSTMENTS TO OUR 2003 FINANCIAL INFORMATION IS NOT AVAILABLE AT THIS TIME AND, WERE IT AVAILABLE, COULD BE MATERIAL TO YOUR DECISION WHETHER OR NOT TO CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS OR TO REVOKE YOUR PREVIOUSLY DELIVERED CONSENT. WE DO NOT KNOW WHEN THIS INFORMATION WILL BECOME AVAILABLE.

             The Solicitation Agent for the Consent Solicitation is:

                         BANC OF AMERICA SECURITIES LLC

       The date of this Consent Solicitation Statement is April 19, 2004.

      The Proposed Amendments and Waivers will become effective upon receipt by the Tabulation Agent by the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes, excluding any Notes owned by us or any of our affiliates. The Proposed Amendments and Waivers will become operative only upon satisfaction or, to the extent permissible, waiver by aaiPharma of the following conditions (collectively, the "Conditions"):

      - the establishment of the Restructured Facility on terms acceptable to us, which Condition cannot be waived by us,

      - the consummation of the M.V.I. Sale on terms acceptable to us, which Condition cannot be waived by us,

      - substantially concurrently with the date on which the Proposed Amendments and Waivers are to become operative, the making of the April 2004 Interest Payment (the "Interest Requirement"), which Condition cannot be waived by us,

      - the payment in full of indebtedness outstanding under our existing senior credit agreement and termination of credit facilities thereunder, which Condition cannot be waived by us,

      - prepayment of the Accelerated Royalties (as defined below) on terms acceptable to us, which Condition cannot be waived by us,

      - delivery to the Trustee of certain opinions of counsel to aaiPharma, which Condition cannot be waived by us, and

      - the other conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation."

     AT SUCH TIME AS ALL THE CONDITIONS ARE SATISFIED OR (TO THE EXTENT PERMISSIBLE) WAIVED, ONLY HOLDERS WHO HAVE CONSENTED BY PROPERLY EXECUTING AND DELIVERING THEIR CONSENT FORM PRIOR TO THE EXPIRATION DATE, WITHOUT REVOKING SUCH CONSENT PRIOR TO THE EXPIRATION DATE, WILL BE ENTITLED TO RECEIVE THE CONSENT FEE. ALL OTHER HOLDERS (AND THEIR TRANSFEREES) WILL NOT BE ENTITLED TO RECEIVE ANY CONSENT FEE, BUT WILL BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS IF THEY BECOME OPERATIVE.

      No Consent will be deemed to have been accepted unless and until the Supplemental Indenture is effective and the Requisite Consents have been received. Holders and their transferees may revoke Consents in accordance with the procedure set forth herein under the heading "The Consent Solicitation -- Revocation of Consents" and in the Consent Form at any time prior to the Expiration Date. We reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, subject to applicable law, to
(1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. See "The Consent Solicitation -- Expiration Date; Extensions; Amendments; Termination." We also reserve the right, in our sole discretion, subject to applicable law, to waive those Conditions over which we exercise discretion. See "The Consent Solicitation -- Conditions to the Consent Solicitation." We also reserve the right to terminate the Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

      Only Holders are eligible to consent to the Proposed Amendments and Waivers. Any beneficial owner or registered holder of the Notes who is not a Holder of such Notes must either (1) arrange for the Holder to execute the Consent and deliver it to the Tabulation Agent on such beneficial owner's behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Tabulation Agent the Consent with respect to the Notes on behalf of such Holder. ANY BENEFICIAL OWNER OF AN INTEREST IN THE NOTES HELD OF RECORD ON THE RECORD DATE BY THE DEPOSITORY TRUST COMPANY ("DTC"), OR ITS NOMINEES, THROUGH AUTHORITY GRANTED BY DTC, MAY DIRECT THE PARTICIPANT IN DTC (A "DTC PARTICIPANT") THROUGH WHICH SUCH BENEFICIAL OWNER'S NOTES ARE HELD ON THE RECORD DATE TO EXECUTE, ON SUCH BENEFICIAL OWNER'S BEHALF, OR MAY OBTAIN A

PROXY FROM SUCH DTC PARTICIPANT AND EXECUTE DIRECTLY, AS IF SUCH BENEFICIAL OWNER WERE A HOLDER, A CONSENT FORM WITH RESPECT TO NOTES BENEFICIALLY OWNED BY SUCH BENEFICIAL OWNER ON THE RECORD DATE. Accordingly, we urge such beneficial owners to contact the person responsible for their account to obtain a valid proxy or to direct a Consent Form to be signed on their behalf with respect to their Notes.

      The transfer of Notes after the Record Date will not have the effect of revoking any valid Consent previously given by a Holder, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such Consent Form relates, unless the procedure for revoking Consents described herein and in the Consent Form has been complied with. See "The Consent Solicitation -- Revocation of Consents."

      HOLDERS WHO WISH TO CONSENT MUST DELIVER THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORM TO THE TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS CONSENT SOLICITATION STATEMENT AND IN THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO AAIPHARMA, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA, THE TRUSTEE OR THE SOLICITATION AGENT.

      You should direct any questions concerning the terms of the Consent Solicitation to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof.

      You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

      DESCRIPTIONS IN THIS CONSENT SOLICITATION STATEMENT OF THE PROVISIONS OF THE INDENTURE ARE SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. WHERE REFERENCE IS MADE TO PARTICULAR PROVISIONS OF THE INDENTURE, SUCH PROVISIONS, INCLUDING THE DEFINITIONS OF CERTAIN TERMS, ARE INCORPORATED HEREIN BY REFERENCE AS PART OF SUCH SUMMARIES, WHICH ARE QUALIFIED IN THEIR ENTIRETY BY SUCH REFERENCE. COPIES OF THE INDENTURE ARE AVAILABLE UPON REQUEST SUBMITTED TO THE TABULATION AGENT AND A COPY OF THE INDENTURE IS FILED AS AN EXHIBIT TO OUR SEC FILINGS, WHICH ARE AVAILABLE AT THE SEC'S WORLDWIDE WEB SITE AT HTTP://WWW.SEC.GOV AND AT OUR WORLDWIDE WEB SITE AT HTTP://WWW.AAIPHARMA.COM. COPIES OF THE SUPPLEMENTAL INDENTURE MAY BE OBTAINED FROM THE TABULATION AGENT.

      NEITHER THIS CONSENT SOLICITATION STATEMENT, THE CONSENT FORM NOR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SEC NOR ANY STATE SECURITIES COMMISSION. NO AUTHORITY HAS DETERMINED IF THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT OR IN THE ACCOMPANYING CONSENT FORM AND OTHER MATERIALS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AAIPHARMA, THE TRUSTEE, THE TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PERSON. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF AAIPHARMA OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF.

      IN MAKING A DECISION IN CONNECTION WITH THE CONSENT SOLICITATION, HOLDERS MUST RELY ON THEIR OWN EXAMINATION OF AAIPHARMA AND THE TERMS OF THE CONSENT SOLICITATION, INCLUDING THE MERITS AND RISKS INVOLVED. HOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS CONSENT SOLICITATION STATEMENT AS PROVIDING ANY

LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT SOLICITATION CONTEMPLATED HEREBY.

      This Consent Solicitation incorporates by reference any Current Reports on Form 8-K that we file with or furnish to the SEC on or after the date of the Initial Consent Solicitation Statement and on or prior to the Expiration Date.

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS...............................................      v

SUMMARY OF PRINCIPAL CHANGES.............................................      1

SUMMARY..................................................................      3

DEVELOPMENTS AFFECTING AAIPHARMA.........................................     12

RISK FACTORS.............................................................     19

THE PROPOSED AMENDMENTS AND WAIVERS......................................     36

THE CONSENT SOLICITATION.................................................     54

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.............................     61

LITIGATION AND GOVERNMENTAL INVESTIGATIONS...............................     63

EXHIBIT A FORM OF CONSENT................................................   A-1


                                      * * *


                           TRADEMARKS AND TRADE NAMES

      We own the following registered and unregistered trademarks: Darvocet(TM), Darvon(R), Darvon-N(R), Darvocet-N(R), Darvocet A500(TM), M.V.I.(R), M.V.I.-12(R), M.V.I. Pediatric(R), M.V.I. Adult(TM), Aquasol(R), Aquasol A(R), Aquasol E(R), Brethine(R), Oramorph(R) SR, Roxanol(TM), Roxicodone(R), AzaSan(R), aaiPharma(R) and AAI(R). References in this document to Darvon are to Darvon(R) and Darvon-N(R) collectively and references to Darvocet are to Darvocet-N(R) and Darvocet A500(TM). References in this document to M.V.I. are to M.V.I.(R), M.V.I.-12(R), M.V.I. Pediatric(R), M.V.I. Adult(TM), Aquasol(R), Aquasol A(R) and Aquasol E(R). We also reference trademarks owned by other companies. All references in this document to any of these terms lacking the "(R)" or "(TM)" symbols are defined terms that reference the products, technologies or businesses bearing the trademarks with these symbols.

                           FORWARD-LOOKING STATEMENTS

      The information presented in this Consent Solicitation Statement includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include:

      - those factors contained in the section entitled "Risk Factors" in this Consent Solicitation Statement,

      - our statement that our previously reported financial information for 2003 and the financial information included in our quarterly report on Form 10-Q for the periods ended September 30, 2003 will be materially adjusted and should no longer be relied upon and that we may be required to make material adjustments to the financial information included in our other Form 10-Q reports filed in 2003 for the periods ended March 31, 2003 and June 30, 2003,

      - the completion of an inquiry by a recently created committee comprised of all non-employee members of our board of directors to inquire into unusual sales activity in certain of our product lines, and the report of that committee, which may occur while the Consent Solicitation is outstanding or after the completion of this Consent Solicitation,

      - the investigations by the U.S. Attorney's office and the SEC into our financial reporting and related activity,

      - the outcome of pending litigation filed against us, including purported class action litigation alleging violations under federal securities laws,

      -  the outcome of pending litigations we have filed against others,

      -  significant changes in our management team,

      - our ability to successfully amend, restructure, replace and/or renegotiate our existing indebtedness or cure or receive waivers of past and prospective defaults under such agreements or the Indenture, which inability could result in our filing of a voluntary petition for bankruptcy,

      - our ability to establish the Restructured Facility to refinance our existing senior credit agreement on the proposed terms described herein or on any other terms acceptable to us,

      - our ability to complete the proposed sale of our M.V.I. product business or receive certain accelerated royalties,

      - our ability to successfully terminate our obligations under an agreement to acquire a product to extend our Darvocet product line,

      - our ability to continue to operate in the ordinary course and manage our relationships with our lenders, bondholders, vendors and suppliers and employees,

      - demand for our products and services and the products we produce for others,

      -  the prices that we can obtain for our products and services,

      -  the level of competition,

      - competitive new product introductions, including generic competition for our Brethine injectable products,

      -  distributors' and wholesalers' inventory levels and ordering patterns,

      - timely success in product development and regulatory approvals for new products and line extensions,

      - market acceptance of new products and line extensions at levels that justify our cost of developing or acquiring these products,

      - actions by the United States Food and Drug Administration ("FDA") in connection with submissions related to our products or those of our competitors,

      - other governmental regulations and actions affecting our products or those of our competitors,

      - third-party payer decisions and actions affecting our products or those of our competitors,

      - our ability to participate in federal health care programs, including the Medicare and Medicaid programs,

      - developments in patent or other proprietary rights owned by us or others, and

      -  general conditions in the economy and capital markets.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements.

                          SUMMARY OF PRINCIPAL CHANGES

      The following is a summary of the principal changes to the terms and conditions of this Consent Solicitation Statement from those set forth in the Initial Consent Solicitation Statement dated April 8, 2004. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form.

CHANGES TO THE PROPOSED AMENDMENTS

      We have revised the Proposed Amendments to the Indenture to include the following principal amendments, among others:

      - amendments to grant a lien to secure our obligations under the Notes, which lien will cover our assets that will secure our obligations under the Restructured Facility, and which will be junior to the liens securing the Restructured Facility;

      - amendments to effect an increase in the interest rate of the Notes from 11% per annum to 11.5% per annum effective April 1, 2004;

      - a revision to the Proposed Amendments to limit the proposed suspension of our obligation to file periodic reports with the SEC and furnish annual written statements of our accountants until the earlier of the date that our annual report on Form 10-K for the year ended December 31, 2003 (the "2003 Form 10-K") is filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or September 30, 2004;

      - amendments to limit our ability to grant liens to secure certain obligations unless the liens are subordinate to the liens securing the Notes or are Permitted Liens;

      - amendments to limit our ability to incur up to $10 million of Indebtedness, and to grant liens to secure that amount of Indebtedness, not otherwise specifically permitted by the Indenture, until the 2003 Form 10-K is filed with the SEC or unless such Indebtedness is incurred to fund an interest payment with respect to the Notes;

      - an increase in the maximum amount of Indebtedness we may incur pursuant to Section 4.09(1) of the Indenture from $135 million to $140 million, to reflect the increase in the Restructured Facility from $135 million to $140 million;

      - an amendment to permit the incurrence of Indebtedness pursuant to treasury management, cash management and similar arrangements;

      - an amendment to clarify that our obligation not to incur Indebtedness ranking junior in right of payment to our senior debt, but senior in right of payment to the Notes, shall not apply to Indebtedness under the Restructured Facility; and

      - amendments to clarify that the Restructured Facility will be included in the defined terms "Credit Facilities" and "Credit Agreement."

      See "The Proposed Amendments and Waivers" for a description of the Proposed Amendments and Waivers.

ADDITIONAL CONDITIONS

      We have added the following conditions to the Proposed Amendments and Waivers becoming operative, which cannot be waived by us:

      -  completion of the M.V.I. Sale on terms acceptable to us;

      -  prepayment of the Accelerated Royalties on terms acceptable to us; and

      - delivery to the Trustee of opinions of our counsel addressing the due organization of aaiPharma and its domestic subsidiaries, due authorization and execution of the documents creating the liens to secure the Notes (the "Lien Agreements"), the validity and enforceability of the Lien Agreements, the perfection of liens on assets where perfection is governed by Article 9 of the Uniform Commercial Code, and the non-contravention of material agreements and applicable law by the execution, delivery and performance of the Lien Agreements, in each case subject to customary assumptions and qualifications (the "Legal Opinions").

      In addition, we have provided that the condition that we establish the Restructured Facility on terms and conditions satisfactory to us may not be waived by us, and have modified the condition with respect to waivers of default under our existing senior credit agreement to provide instead for the payment in full of indebtedness outstanding under that agreement and termination of credit facilities under that agreement, to reflect our plan to refinance our existing senior credit agreement with the Restructured Facility. See "The Consent Solicitation -- Conditions to the Consent Solicitation" for a description of the conditions to the Proposed Amendments and Waivers becoming operative.

                                     SUMMARY

      This Consent Solicitation Statement includes specific terms of the Consent Solicitation, including a description of the Proposed Amendments and Waivers, as well as information regarding our business. We have also attached as Exhibit A a copy of the Consent Form. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form, and may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments and Waivers. We encourage Holders to read carefully this Consent Solicitation Statement, the related Consent Form and the documents to which we refer them, including the discussion of risks and uncertainties affecting our business included in the section of this Consent Solicitation Statement captioned "Risk Factors."

AAIPHARMA INC.

      aaiPharma is a science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 24 years of drug development expertise, we are focused on developing, acquiring and marketing well-known, branded medicines in our targeted therapeutic areas. Our development efforts are focused on developing improved medicines from established molecules through our significant research and development capabilities.

      In 2001, we began acquiring established, branded pharmaceutical products. In 2003, we decided to focus more intently in the pain management therapeutic area. We seek to acquire products, to develop line extension products for our previously acquired products and to develop new products.

      We operate through the following divisions:

      - Pharmaceuticals Division. Our Pharmaceuticals Division commercializes branded pharmaceutical products in our targeted therapeutic classes.

      - Research and Development Division. Our Research and Development Division provides research and development expertise, including through the use of our portfolio of drug-delivery technologies and intellectual property rights.

      - AAI Development Services. AAI Development Services offers pharmaceutical product development services to our customers.

RECENT EVENTS

ACCOUNTING INVESTIGATION

      On February 27, 2004, our board of directors appointed an independent committee consisting of all of the non-employee members of our Board of Directors (the "Special Committee") to conduct an inquiry into unusual sales in our Brethine and Darvocet product lines during the second half of 2003. King & Spalding LLP, an independent law firm, and Deloitte & Touche USA LLP, as independent forensic accountants, have been engaged to assist the Special Committee in this inquiry, which is ongoing.

      In the course of our own internal reviews, which are being conducted simultaneously with the Special Committee's inquiry, we determined that certain matters will require a material adjustment to the 2003 financial information included in our February 5, 2004 earnings release and the financial information for the period ended September 30, 2003 included in our quarterly report on Form 10-Q for that period. On March 30, 2004, we also announced that material adjustments may be required to the 2003 financial information included in our previous Form 10-Q reports filed in 2003 for the periods ended March 31, and June 30, 2003.

SENIOR CREDIT AGREEMENT AND INDENTURE DEFAULTS

      We have not filed our Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 Form 10-K"). The failure to file the 2003 Form 10-K constitutes an event of default under our senior credit agreement, dated as of March 28, 2002 (as amended, the "Credit Agreement"), with Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent"). Due to this and other events of default under our Credit Agreement, we have been orally advised by the Administrative Agent that we are not permitted to make any borrowings under the $100 million revolving credit facility portion of the Credit Agreement. On April 6, 2004, we also received written notice from the Administrative Agent that due to certain existing events of default under the Credit Agreement, (i) the senior lenders have no obligation to make any loans or extend any credit under the Credit Agreement and (ii) the lenders have elected to impose a default rate of interest on our obligations payable under the Credit Agreement. The default rate generally equals a per annum rate 2% greater than the rate otherwise applicable. Any existing events of default under the Credit Agreement permit the lenders thereunder to terminate all commitments thereunder and accelerate the indebtedness thereunder by declaring the principal, interest and all other obligations thereunder due and payable immediately. As of the date hereof, the lenders under the Credit Agreement have not terminated any commitments or accelerated any indebtedness thereunder.

      On March 31, 2004, we received a written notice from the Administrative Agent advising us that the lenders under the Credit Agreement exercised their right to block us from making the April 2004 Interest Payment. On April 12, 2004, we received written notice from the Trustee of our failure to timely provide our 2003 Form 10-K and accompanying statement of our independent public accountants as required pursuant to the Indenture. If the April 2004 Interest Payment is not made within 30 days after April 1, 2004 or if we do not file our 2003 Form 10-K (or certain accountants' certificates) within 60 days after notice from the Trustee, the Trustee or Holders of at least 25% of the Notes could accelerate the Notes by declaring the principal and interest on the Notes due and payable immediately and could exercise any other remedies available under the Indenture, subject to applicable subordination provisions therein.

GOVERNMENTAL INVESTIGATIONS AND LITIGATION

      On April 2, 6, 8 and 13, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, Calcitriol, Azasan and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the SEC. In addition, we and certain of our current and former officers have been named as defendants in multiple purported class action lawsuits commenced by stockholders beginning in February 2004 alleging violations of federal securities laws.

DISCUSSIONS WITH HOLDERS OF NOTES

      We commenced the Consent Solicitation on April 8, 2004 pursuant to the Initial Consent Solicitation Statement. We have had discussions with counsel for an ad hoc committee (the "Ad Hoc Committee") of Holders and certain other Holders regarding the terms proposed in the Initial Consent Solicitation Statement and proposed modifications to those terms. These discussions have resulted in the revisions reflected in the Proposed Amendments set forth in this Consent Solicitation Statement from those contained in the Initial Consent Solicitation Statement.

FINANCING PLAN TO ADDRESS LIQUIDITY NEEDS

RESTRUCTURED FACILITY

      We intend to refinance our existing senior credit agreement with a replacement credit facility (the "Restructured Facility") providing $140 million of senior credit facilities with a syndicate of lenders, Silver Point Finance LLC ("Silver Point") as collateral agent, and Bank of America, N.A., as administrative agent. The Restructured Facility would consist of a two-year, $125 million senior secured term loan facility (which would be fully drawn at closing) and a two-year, $15 million senior secured revolving credit facility.

      We are currently negotiating such a Restructured Facility that would:

      - refinance our existing Credit Agreement and thereby eliminate all defaults and events of default thereunder;

      - permit the April 2004 Interest Payment to be paid substantially concurrently with the date on which the Proposed Amendments and Waivers, if required, become operative;

      - consent to the proposed sale of our M.V.I. product business (the "M.V.I. Sale") to Mayne Pharma (USA) Inc. ("Mayne Pharma"), with the application of the proceeds of such sale to pay down existing term loans under our Credit Agreement and meet other prescribed needs; and

      - permit the payment of termination obligations with respect to an interest rate hedging agreement (the "Interest Rate Hedging Agreement"), which is secured under the Credit Agreement and which we will be required to terminate in connection with the establishment of the Restructured Facility.

The Restructured Facility will include a covenant requiring us to file with the SEC by September 30, 2004 the 2003 Form 10-K and other periodic reports then required to be filed under the Exchange Act.

      We have received a commitment letter from Silver Point to provide a Restructured Facility in the amount of $135 million, have discussed with Silver Point increasing the amount of the Restructured Facility to $140 million, and are proceeding with Silver Point to establish the Restructured Facility on the terms described above. If consummated on such terms, the Restructured Facility would provide for our liquidity needs and facilitate the M.V.I. Sale, termination of the Interest Rate Hedging Agreement and the payment of the April 2004 Interest Payment. We can provide no assurance that we will be able to establish the Restructured Facility on the terms described herein or on any other terms acceptable to us.

M.V.I. SALE

      On February 27, 2004, we entered into a definitive agreement with Mayne Pharma to sell our M.V.I. product business for a $100 million cash closing payment, subject to adjustments based on inventory levels at closing, and a $5 million contingent cash payment. A portion of the closing payment may be required to be held in escrow to satisfy our post-closing obligations under the agreement. At the closing of the transaction, we will be required to pay to AstraZeneca AB a $31.5 million payment due in August 2004, which will be discounted to approximately $30.9 million assuming the M.V.I. Sale closes in April 2004 (the "M.V.I. Payment"). The M.V.I. Payment represents a deferred purchase price payment for the original acquisition of the M.V.I. product business from AstraZeneca. Among other conditions, the M.V.I. Sale requires the consent of the lenders holding a majority of the loans and commitments under the Credit Agreement. We can provide no assurance that this transaction will close on the terms set forth in the definitive agreement or otherwise.

ACCELERATED ROYALTIES

      We have entered into a definitive agreement to receive a prepayment of certain royalties (the "Accelerated Royalties"), that would otherwise be paid to us quarterly through the second quarter of 2005. These royalties would have aggregated $15.4 million. Our agreement to receive a prepayment of these royalties will discount the Accelerated Royalties by 5% per annum from the date originally owing to the date paid. We anticipate receiving approximately $14.9 million in gross proceeds from the Accelerated Royalties if such prepayment occurs in April 2004. Our receipt of the Accelerated Royalties is conditioned upon the occurrence of certain other transactions described in this Consent Solicitation Statement. We can provide no assurance that this transaction will close on the terms set forth in the definitive agreement or otherwise.

TRANSACTION TIMING

      Establishment of the Restructured Facility, completion of the M.V.I. Sale and prepayment of the Accelerated Royalties are Conditions to the Proposed Amendments and Waivers becoming operative and we anticipate that they will occur concurrently with the date on which the Proposed Amendments and Waivers become operative. We are working toward completing these transactions promptly but can provide no assurance that such timetable can be met or that such transactions can be completed promptly or at all.

OUTLOOK

      We anticipate that our cash flow from operations will be negative for the first half of 2004. We cannot assure you that our cash flow from operations will be positive for the second half of 2004 or thereafter.

SUMMARY OF THE CONSENT SOLICITATION

      The following is a summary of the principal terms and conditions of the Consent Solicitation and should be read in conjunction with the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form. This summary may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments and Waivers or to revoke previously delivered Consents. Certain of the terms and conditions described below are subject to important limitations and exceptions. Capitalized terms used in this section "Summary of the Consent Solicitation" without definition shall have the meanings set forth in the Indenture.

THE PROPOSED AMENDMENTS AND WAIVERS  We are seeking Consents to the Proposed
                                     Amendments to the Indenture in order to, among other things:

                                     -  permit us to grant liens to secure our
                                        obligations under the Notes and the
                                        Subsidiary Guarantees, require us to
                                        grant subordinated liens on all assets
                                        securing the Restructured Facility to
                                        secure our obligations under the Notes
                                        and the Subsidiary Guarantees, and
                                        restrict us from granting liens (other
                                        than Permitted Liens) that would secure
                                        certain other obligations unless the
                                        Notes are secured on a priority basis
                                        with respect to such other obligations,

                                     -  increase the interest rate on the Notes
                                        to 11.5% per annum effective April 1,
                                        2004,

                                     - suspend our obligation to furnish to the SEC and holders of Notes annual and quarterly reports and other information, documents and reports required to be filed with the SEC (the "SEC Reports") until the earlier of the date on which we file the 2003 Form 10-K with the SEC or September 30, 2004 (the "Report Date"), and suspend our obligation to furnish annual written statements of our accountants with respect to our compliance with certain terms of the Indenture until 5 days after the Report Date,

                                     -  permit us to incur and maintain
                                        Indebtedness under Credit Facilities
                                        (including the Restructured Facility) in an aggregate principal amount not to exceed $140 million outstanding at any time, permit us to incur indebtedness under agreements entered into in the ordinary course of business with respect to treasury or cash management services and permit us to incur Indebtedness under clauses (1) through (14) of
                                        Section 4.09 of the Indenture regardless of whether a Default has occurred and is continuing or would be caused thereby (which will permit us to borrow to meet our liquidity needs, including the payment of interest on the Notes),

                                     -  limit our ability to incur up to $10
                                        million of Indebtedness, and to grant
                                        liens to secure that amount of
                                        Indebtedness, that would not otherwise
                                        be permitted under the Indenture until
                                        we have filed the 2003 Form 10-K with
                                        the SEC, other than Indebtedness
                                        incurred to fund payments of the
                                        interest on the Notes,

                                     -  modify the definitions of "Credit
                                        Facilities" and "Credit Agreement" to
                                        clarify that the Restructured Facility
                                        will be included within those terms,

                                     -  modify our obligation not to incur
                                        Indebtedness junior in right of payment
                                        to Senior Debt and senior in right of
                                        payment to the Notes to clarify that
                                        such obligation does not apply to
                                        Indebtedness under the Restructured
                                        Facility,

                                     - modify our obligation not to grant liens to secure Indebtedness, Attributable Debt or trade payables unless the liens are subordinate to the liens securing the Notes or are Permitted Liens, and

                                     -  obtain waivers of certain past and
                                        prospective defaults and events of
                                        default under the Indenture, including
                                        defaults and events of default related
                                        to certain of the amendments described
                                        above, to guarantees by new
                                        subsidiaries, and to provisions the
                                        waiver of which will enable us to
                                        provide for the payment of the April
                                        2004 Interest Payment substantially
                                        concurrently with the date on which the
                                        Proposed Amendments and Waivers become
                                        operative. See "The Proposed Amendments
                                        and Waivers" for a description of the
                                        Proposed Amendments and Waivers.

COLLATERAL                           Substantially all our assets (other than
                                     excluded collateral) will be pledged,
                                     pursuant to senior priority liens, to
                                     secure our obligations under the
                                     Restructured Facility. In the event that our senior secured creditors exercise their rights with respect to our pledged assets, those lenders would be entitled to be repaid in full from the proceeds of the sale or liquidation of those assets before those proceeds would be available for distribution to holders of the Notes.

                                     The Notes and Subsidiary Guarantees will be secured by a junior lien on the assets that secure the Restructured Facility. Any rights to payment and claims to the collateral securing the Notes by the holders of the Notes will be fully subordinated to any claims with respect to our obligations under the Restructured Facility. Any proceeds received by the Trustee, or the collateral agent, on behalf of holders of the Notes, from the sale, liquidation or other disposition of the collateral securing the Notes prior to payment in full in cash of our obligations secured by the first priority lien, must be delivered to the holders of those obligations.

                                     The security documents governing the
                                     collateral will provide that the lenders under the Restructured Facility will control all remedies and other actions related to the collateral at all times prior to the payment in full of the obligations secured by the senior liens, the termination of all commitments thereunder and the termination or cash collateralization of all letters of credit. The junior liens will not entitle the Trustee or the holders of any Notes to take any action whatsoever with respect to the collateral prior to such time. As a result, none of the collateral agent, the Trustee or the holders of the Notes will be able to force a sale of the collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the lenders under the Restructured Facility. To the extent that the lenders release their liens under the Restructured Facility on all or any portion of the collateral securing the Notes, the junior lien on such collateral that secures the Notes will likewise be automatically released in most cases without the consent of the holders of the Notes. To the extent we regrant senior liens on any such collateral in the future, we will regrant to the holders of the Notes a junior lien on such collateral.

                                     The foregoing provisions have not been
                                     reflected in a definitive intercreditor
                                     agreement and are subject to modification to reflect the terms of the definitive intercreditor agreement.

CONSENT FEE                          In the event that we receive the Requisite
                                     Consents by the Expiration Date and the
                                     Conditions described herein are satisfied or, to the extent permissible, waived, the Proposed Amendments and Waivers will become operative, and we will pay to the Holders of Notes who delivered valid and unrevoked
                                     Consents prior to the Expiration Date a
                                     one-time cash payment equal to $10 per
                                     $1,000 principal amount of their Notes. See
                                     "The Consent Solicitation -- Consent Fee."


REQUISITE CONSENTS                   Adoption of the Proposed Amendments and
                                     Waivers requires the receipt of valid and unrevoked Consents by the Expiration Date from Holders of at least a majority in aggregate principal amount of outstanding
                                     Notes, excluding any Notes owned by us or any of our affiliates.


RECORD DATE                          5:00 p.m., New York City time, on April 7,
                                     2004.

EXPIRATION DATE                      The Consent Solicitation will expire at
                                     12:00 Noon, New York City time, on April
                                     20, 2004, unless we extend it.

CONDITIONS TO THE CONSENT            In addition to the receipt of the Requisite
SOLICITATION                         Consents, the Consent Solicitation is
                                     subject to various Conditions, certain of which we may assert or waive. These
                                     Conditions include, without limitation, (1) establishment of the Restructured Facility on terms acceptable to us, (2) completion of the M.V.I. Sale on terms acceptable to us, (3) satisfaction of the Interest
                                     Requirement, (4) payment in full of
                                     indebtedness outstanding under the Credit
                                     Agreement and termination of credit
                                     facilities thereunder, (5) prepayment of the Accelerated Royalties on terms acceptable to us, (6) delivery to the Trustee of the Legal Opinions and (7) certain other conditions. The Conditions described in clauses (1) through (6) are conditions for your benefit as Holders and cannot be waived by us. See "The Consent
                                     Solicitation -- Conditions to the Consent
                                     Solicitation."

                                     Following the receipt by the Trustee of
                                     evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture and have not been revoked prior to the Expiration Date, we and the Trustee will execute and deliver the Supplemental Indenture containing the Proposed Amendments. If the Conditions are satisfied or, to the extent permissible, waived, the Proposed Amendments will become operative and will bind all Holders and their transferees, regardless of whether a Holder delivered its

                                     Consent.

HOW TO CONSENT                       See "The Consent Solicitation -- How to
                                     Consent." A Holder who has delivered a
                                     Consent to the Tabulation Agent prior to the date hereof will be deemed to have delivered a Consent on the terms and conditions of the Consent Solicitation, as modified by this Consent Solicitation
                                     Statement, and does not need to deliver a new Consent Form in order to deliver a valid Consent or receive the Consent Fee.
                                     Holders of Notes who have not previously delivered Consents must deliver a Consent
                                     Form to the Tabulation Agent prior to the Expiration Date in order to receive the Consent Fee.

SPECIAL PROCEDURES FOR               If a holder is a beneficial owner whose
BENEFICIAL OWNERS                    Notes are registered in the name of a
                                     broker, dealer, commercial bank, trust
                                     company or other nominee and such holder wishes to consent to the Proposed
                                     Amendments or revoke a previously delivered
                                     Consent, it should promptly contact the
                                     person in whose name the Notes are
                                     registered and instruct that person to
                                     execute and deliver a Consent Form or
                                     revoke a previously delivered Consent, as applicable, on its behalf.

REVOCATION OF CONSENT                A Consent as to any Note may be revoked by
                                     the Holder granting such Consent, or any subsequent holder of such Note or portion of such Note evidencing the same debt as the consenting Holder's Note, if the Tabulation Agent receives a properly completed and executed written notice of revocation prior to the Expiration Date. A
                                     Consent becomes irrevocable upon the
                                     Expiration Date. We may extend the
                                     Expiration Date beyond 12:00 Noon, New York
                                     City time, on April 20, 2004 without
                                     extending the period in which you may
                                     revoke a Consent. See "The Consent
                                     Solicitation -- Revocation of Consents."


CONSEQUENCES TO NON-CONSENTING       At such time as the Proposed Amendments
HOLDERS                              become operative, all then current holders
                                     of Notes, including non-consenting Holders, and all subsequent holders, will be bound by the Proposed Amendments. Holders who do not timely Consent to the Proposed
                                     Amendments prior to the Expiration Date, or who revoke their Consent prior to the Expiration Date, will not be eligible to receive the Consent Fee.

APRIL 2004 INTEREST PAYMENT          In the event that we receive the Requisite
                                     Consents and the Conditions are satisfied or (to the extent permissible) waived, we will make the April 2004 Interest Payment, which will include default interest.
                                     Persons who were registered holders of
                                     Notes at the close of business on March 15, 2004 will be entitled to receive the April
                                     2004 Interest Payment.


SOLICITATION AGENT; TABULATION       Banc of America Securities LLC is the
AGENT                                Solicitation Agent, and Global Bondholder
                                     Services Corporation is the Tabulation
                                     Agent, for the Consent Solicitation.
                                     Holders can find the respective addresses and telephone numbers of the Solicitation
                                     Agent and the Tabulation Agent on the back cover page of this Consent Solicitation
                                     Statement.


TAX CONSEQUENCES TO HOLDERS          For a summary of certain U.S. federal
                                     income tax consequences to Holders upon the receipt of a Consent Fee and upon the adoption of the Proposed Amendments, see
                                     "Certain U.S. Federal Income

                                     Tax Consequences."


FEES AND EXPENSES                    We will bear all expenses of the Consent
                                     Solicitation. As a result, Holders are not required to pay any fees or expenses to the Solicitation Agent or the Tabulation Agent.

TERMINATION                          We reserve the right to terminate the
                                     Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

RISKS Prior to delivering a Consent Form or determining whether to revoke your previously delivered Consent, you should carefully consider the risks described under the captions "Risk Factors" and "Litigation and Governmental
                                     Investigations."

                        DEVELOPMENTS AFFECTING AAIPHARMA

DEVELOPMENTS AFFECTING OUR NEAR-TERM LIQUIDITY

INVESTIGATION BY A SPECIAL COMMITTEE

      On February 27, 2004, our board of directors appointed a Special Committee of our Board of Directors, consisting of all of the non-employee members of our Board of Directors, to conduct an inquiry into unusual sales in our Brethine and Darvocet product lines during the second half of 2003. The Special Committee retained King & Spalding LLP, an independent law firm, to assist in its inquiry. King & Spalding, in turn, retained Deloitte & Touche USA LLP, an independent accounting firm, as forensic accountants to assist in the inquiry. On March 1, 2004, we announced the appointment of the Special Committee, withdrew our previously announced earnings guidance for the first quarter and full year of 2004, and stated that, depending on the results of the inquiry, we may be required to adjust our 2003 financial results which were previously announced in our February 5, 2004 press release and reported on Form 10-Q's for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003. We also indicated that the Special Committee's inquiry could result in a delay in filing our Form 10-K for the fiscal year ended December 31, 2003.

      Although we are aware of certain matters as a result of our internal review which is ongoing simultaneously with the Special Committee's inquiry, we are not aware of all matters that may be discovered during the course of that inquiry or that may now be known by members of, or representatives assisting, the Special Committee. In addition, the scope of the Special Committee's inquiry has expanded and may continue to expand beyond unusual product sales to explore other aspects of our business and financial reports and periods prior to the second half of 2003. Significant time and resources of our company are being devoted to completing the inquiry and it is progressing expeditiously. However, we do not know when the review will be completed or when we will obtain information that will enable us to determine the extent of any adjustments to our 2003 financial information, or allow the completion of the audit of our 2003 financial statements and the filing of our 2003 Form 10-K. It is possible that the Special Committee will conclude its inquiry while the Consent Solicitation is outstanding or after the Consent Solicitation has been completed. In addition, the Special Committee may report findings and conclusions of which we are not now aware and which are not disclosed in this Consent Solicitation Statement. Such findings and conclusions could be material to your decision whether or not to provide a Consent to the Proposed Amendments and Waivers or to revoke your previously delivered Consent, and we are asking you to provide a Consent even though we and you may not know results of the Special Committee's inquiry until after the Expiration Date.

DELAY IN FILING 2003 FORM 10-K

      On March 15, 2004, we filed a notification of late filing on Form 12b-25 with the SEC to extend from March 15, 2004 until March 30, 2004 the date on which we could timely file our 2003 Form 10-K. On March 30, 2004, we announced that we would not file our 2003 Form 10-K within the 15-day extension period provided under our previously filed Form 12b-25. On April 12, 2004, we received written notice from the Trustee of our failure to timely provide our 2003 Form 10-K and accompanying statement of our independent public accountants as required pursuant to Sections 4.03(a) and 4.04(b) of the Indenture. If we do not file our 2003 Form 10-K (or certain accountants' certificates) within 60 days after notice from the Trustee, the Trustee or Holders of at least 25% of the Notes could accelerate the Notes by declaring the principal and interest on the Notes to become due and payable immediately and could exercise any other remedies available under the Indenture, subject to any applicable subordination provisions therein.

DEFAULTS UNDER CREDIT AGREEMENT

      Under the Credit Agreement, we currently have $153.8 million in Term Loans outstanding and a $100 million revolving credit facility, under which no loans are outstanding and approximately $280,000 in letters of credit are issued. A number of defaults and events of default exist under the Credit Agreement, including the failure to meet certain financial covenants for the fiscal quarter ended March 31, 2004, the failure to deliver our 2003 Form 10-K by March 30, 2004, certain other reporting and delivery requirements, and cross-defaults related to existing defaults under the Indenture. The Administrative Agent orally advised us in March 2004 that due to certain defaults and a potential material adverse change to our business and prospects related to the matters subject to the Special Committee inquiry, we are not permitted to make any borrowings under the $100 million revolving credit facility portion of the Credit Agreement. On April 6, 2004, we also received written notice from the Administrative Agent that due to certain existing events of default under the Credit Agreement, (i) the senior lenders have no obligation to make any loans or extend any credit under the Credit Agreement and (ii) the senior lenders have elected to impose a default rate of interest on our obligations payable under the Credit Agreement. The default rate generally equals a per annum rate 2% greater than the rate otherwise applicable under the Credit Agreement. In addition, the existence of any events of default under the Credit Agreement permit the senior lenders to accelerate the indebtedness thereunder.

PAYMENT BLOCKAGE NOTICE

      On March 31, 2004, the Administrative Agent also delivered to the Trustee and to us a payment blockage notice under Section 10.03(b) of the Indenture (the "Payment Blockage Notice") alleging events of default under the Credit Agreement related to our failure to comply with certain financial covenants for the fiscal quarter ending March 31, 2004, our failure to deliver an officer's certificate identifying certain royalty payments received during the fiscal quarter ended December 31, 2003 and certain cross-defaults tied to defaults under the Indenture. As a result of the receipt of the Payment Blockage Notice with respect to such events of default, Section 10.03 of the Indenture prohibits us from making any payment (other than in permitted junior securities) in respect of the Notes (including, without limitation, the April 2004 Interest Payment), until the earlier of (i) the date on which such events of default have been cured or waived or (ii) 179 days after receipt of such notice, unless the maturity of the debt outstanding under the Credit Agreement has been accelerated. An event of default under the Indenture would occur if we are in default for 30 days in the payment when due of any interest on the Notes, permitting acceleration of the Notes.

PROPOSED SALE OF M.V.I.

      On March 1, 2004, we announced the entry into a definitive agreement to sell our M.V.I. product business to Mayne Pharma, a subsidiary of Australia's Mayne Group Limited. Under the terms of the agreement, we will receive a $100 million cash closing payment from Mayne, subject to certain adjustments based on inventory levels at closing, as well as an additional $5 million contingent cash payment upon FDA approval of a Supplemental New Drug Application for a new M.V.I. product, subject to certain adjustments. We would also be entitled to receive future royalties on certain sales levels of this new product. A portion of the closing payment may be required to be held in escrow to satisfy our post-closing obligations under the agreement.

      At the closing of the transaction, we will be required to pay to AstraZeneca AB the M.V.I. Payment currently due in August 2004 (which payment would be discounted from $31.5 million to approximately $30.9 million if the transaction closes in April 2004), representing a deferred purchase price payment from the original acquisition of the M.V.I. product business from AstraZeneca in 2001.

      The M.V.I. Sale is subject to certain conditions, including early termination or expiration of the waiting period mandated by the Hart-Scott-Rodino Antitrust Improvements Act of 1986 (the early termination of which occurred on March 26, 2004), release of liens under the Credit Agreement, and the consent of certain third parties, including the lenders under our Credit Agreement, AstraZeneca and Enzon Pharmaceuticals, Inc.

      We can provide no assurance that the M.V.I. Sale will be consummated, or whether any such consummation will be on the terms described in this Consent Solicitation Statement or as set forth in the definitive agreement.

      Our M.V.I. product business includes our M.V.I.-12, M.V.I. Pediatric and Aquasol A branded products, which are administered by intravenous or injected solution to provide nutrients to severely ill patients for whom oral nutrition is not feasible, and our Aquasol E product, a nutrient solution that is administered by oral solution. For 2003, we believe net revenues of our M.V.I. product business were approximately $35 million, with a gross margin of approximately $16.1 million.

ACCELERATION OF ROYALTIES

      We have entered into an agreement to receive a prepayment of the Accelerated Royalties. The aggregate amount of the Accelerated Royalties is approximately $15.4 million and these royalties would otherwise be paid to us quarterly through the second quarter of 2005. Our agreement provides that the amount of the Accelerated Royalties payable to us shall be discounted at a per annum rate of 5% from the date originally due to the date paid. We anticipate that this discounting will reduce the amount of the Accelerated Royalties actually received to approximately $14.9 million, assuming the Accelerated Royalty transaction is completed in April 2004. Our agreement to receive a prepayment of the Accelerated Royalties is conditioned upon the occurrence of certain transactions described in this Consent Solicitation Statement. We will earn the Accelerated Royalties only if we satisfy our work exclusivity obligations under the significant development agreement, which extend through the second quarter of 2005. We can provide no assurance that we will receive the Accelerated Royalties on the terms set forth in the agreement or otherwise.

RETENTION OF FTI CONSULTING

      We have retained FTI Consulting, Inc., a leading provider of corporate finance, restructuring, forensic accounting, economic consulting and trial services, to help us address financial and liquidity concerns and help position us for a successful restructuring going forward. In addition, we appointed Gregory F. Rayburn, a Senior Managing Director with FTI Consulting, to the position of interim Chief Operating Officer, to manage negotiations with existing creditors, evaluate banking proposals, and oversee the development of our operating and financial projections.

RESTRUCTURED CREDIT FACILITY

      We intend to refinance the Credit Agreement with a Restructured Facility providing $140 million of senior credit facilities with a syndicate of lenders, Silver Point as collateral agent and Bank of America, N.A., as administrative agent. The Restructured Facility would consist of a two-year, $125 million senior secured term loan facility (which would be fully drawn at closing) and a two-year, $15 million senior secured revolving credit facility.

      We are currently negotiating such a Restructured Facility that would:

      - refinance our existing Credit Agreement and thereby eliminate all defaults and events of default thereunder;

      - permit the April 2004 Interest Payment to be paid substantially concurrently with the date on which the Proposed Amendments and Waivers, if required, become operative;

      - permit the payment of termination obligations with respect to the Interest Rate Hedging Agreement which is secured under the Credit Agreement and which we will be required to terminate in connection with the establishment of the Restructured Facility; and

      -  consent to the M.V.I. Sale and the payment of the M.V.I. Payment.

      The Restructured Facility would be senior to the Notes, include all of our existing and future direct and indirect domestic subsidiaries as co-borrowers, and secured on a senior basis by substantially all of the assets of aaiPharma and our existing and future domestic subsidiaries, with such exceptions as are negotiated in connection with documenting the Restructured Facility. Such security interests would include pledges of 100% of the capital stock of our existing and future direct and indirect domestic subsidiaries and 65% of the capital stock of our existing and future foreign subsidiaries that are directly owned by us or our domestic subsidiaries. The liens on our assets securing the Restructured Facility would rank senior in all respects to the liens securing the Notes and the Subsidiary Guarantees. See "The Proposed Amendments and Waivers -- The Proposed Amendments -- Intercreditor Agreement."

      The outstanding loans under the Restructured Facility would be payable in full on the two-year maturity date for the Restructured Facility. Subject to exceptions set forth in the definitive documentation, loans under the Restructured Facility are also required to be prepaid with a negotiated percentage of:

      -  excess cash flow, as defined in the Restructured Facility;

      -  non-ordinary course assets sales;

      -  subordinated indebtedness;

      -  of equity issuances; and

      -  extraordinary receipts, as defined in the Restructured Facility.

      Optional reductions in revolving credit commitments and optional prepayments of term loans would be subject to a prepayment fee equal to 3% for the first 9 months of the term of the Restructured Facility, 1.5% for the subsequent 9 months of such term, and 0.75% for the next 3 months of such term (with no prepayment penalty payable for the last 3 months of the term).

      Outstanding loans under the Restructured Facility would bear interest at a rate per annum equal to a defined LIBOR rate (with a floor of 2%), plus 6.25%, or a defined reference rate (with a floor of 4%), plus 5.25%, in each case payable monthly in arrears. A 1% per annum unused line fee would be payable on unused revolving credit commitments, payable quarterly in arrears.

      The proceeds of the loans would be used, together with the net cash proceeds from the MVI Sale, to (i) fund payment of termination obligations with respect to the Interest Rate Hedging Agreement, (ii) refinance the term loans outstanding under the existing Credit Agreement, (iii) fund the April 2004 Interest Payment, (iv) provide for ongoing working capital and general corporate needs, and (v) pay for fees, costs and expenses in connection with the Restructured Facility and the other transactions described in this Consent Solicitation Statement.

      The Restructured Facility would include customary representations and warranties and customary affirmative and negative covenants, including limitations on liens, indebtedness, fundamental transactions, dispositions of assets, changes in the nature of our business, investments, acquisitions, capital and operating leases, capital expenditures, dividends, redemptions or other acquisitions of capital stock, redemptions or prepayments of other debt, transactions with affiliates, issuances of capital stock, modifications of indebtedness, organizational documents and other agreements, and retention of excess cash. The facility will also provide for financial covenants, including a minimum fixed charge ratio, a maximum total debt to trailing twelve-month EBITDA ratio, and a covenant requiring a certain level of cash or revolver availability. The Restructured Facility will include a covenant requiring us to file with the SEC by September 30, 2004 the 2003 Form 10-K and other periodic reports then required under the Exchange Act.

      Events of default under the Restructured Facility will include, among others, nonpayment of principal, interest or fees, violations of covenants, inaccuracy of representations and warranties, a cross-default to the notes and other material indebtedness, bankruptcy events, and a change in control.

      We have received a commitment letter from Silver Point to provide a Restructured Facility in the amount of $135 million, have discussed with Silver Point increasing the amount of the Restructured Facility to $140 million, and are proceeding with Silver Point to establish the Restructured Facility on the terms described above. If consummated on the terms described above, the Restructured Facility would eliminate the existing defaults and events of default under the Credit Agreement, provide for our liquidity needs and facilitate the M.V.I. Sale and the payment of the April 2004 Interest Payment and our termination obligations under the Interest Rate Hedging Agreement. We can provide no assurance that the Restructured Facility will be completed on the terms described herein, or at all.

OTHER DEVELOPMENTS

MATERIAL ADJUSTMENT TO REPORTED FINANCIAL INFORMATION

      On March 30, 2004, we announced that in the course of recent internal reviews, we determined that certain matters will require a material adjustment to the 2003 financial information contained in our February 5, 2004 earnings release and in our quarterly report on Form 10-Q for the period ended September 30, 2003. On March 30,

2004, we also announced that material adjustments may be required to the 2003 financial statements included in our Form 10-Q reports filed for the periods ended March 31, 2003 and June 30, 2003. Accordingly, you should no longer rely on that financial information.

      We have determined that significant sales of our Brethine injectable and Darvocet N-100 products were made to customers that did not participate in providing inventory information to IMS Health, the principal service we relied upon to gauge the amount of our products in the distribution channel, and we believe that the aggregate inventory of these products held by our customers after these sales was more than reasonably needed to satisfy near-term consumer demand. We generally provide our customers a right to return products purchased from us as those products near the end of their shelf life, a practice that we believe is customary in the pharmaceutical industry. Because of the level of inventories of these products in the distribution channel during the second half of 2003, and the customers' right to return the products based on product expiration, we have concluded that net revenues from these sales may have been overstated. The annual net revenues we reported in our February 5, 2004 press release included approximately $24.9 million from the sale of Brethine injectable products and $20.9 million from the sale of Darvocet N-100 products recognized upon our sale of these products to wholesalers during the second half of 2003. We have not yet determined the amount of net revenues from these sales that are appropriately recognized during these periods, in part due to uncertainty with respect to return rights of customers who repackage the product. We believe that the level of inventory of these products in the distribution channel at the end of 2003 will depress sales of these products in 2004.

      In addition, we have determined that certain wholesalers were given a right to return quantities of new products that we launched in 2003 to the extent that they had not sold the new products within a specified time. To the extent such a return right existed, revenue for sales of these products should be recognized when the products are sold by the wholesalers, rather than upon our sale of the products to the wholesalers. In the quarter ended September 30, 2003, we reported net revenues of $8.4 million for the sale of our new Darvocet A500 product to wholesalers, which we now believe was sold largely to wholesalers with a right to return the amount of products unsold after six months. Based on the timing of our sale of Darvocet A500 to the wholesalers, our sales of Darvocet A500 during that quarter would not likely have resulted in significant revenues attributed to that quarter. We have received payment for these sales. We have recently been notified by wholesalers claiming to hold approximately $5.0 million of unsold Darvocet A500 product purchased in the third quarter, requesting to return these products for credit against future invoices. Accordingly, the return of such products will reduce the cash we will receive on future sales of any products to these wholesalers. Additional wholesalers who have such return rights may also exercise these return rights.

      We have also determined that similar rights of return were given in connection with our 2003 new product launches of our Calcitriol, Azasan 75 mg and 100 mg, and Darvon Compound 32 products (including our third quarter 2003 launch of Calcitrol outside of the United States), which products were launched during the first three quarters of 2003. We have not yet determined the effect of the rights of return on revenues that we had reported with respect to sales of those products in these periods. Our internal review and the inquiry of the Special Committee may disclose additional issues that necessitate further material adjustments to our financial statements.

GOVERNMENTAL INVESTIGATIONS

      On April 2, 6, 8 and 13, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, Calcitriol, Azasan and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the SEC. We intend to cooperate with the investigations. See "Litigation and Governmental Investigations - Governmental Investigations; Regulatory Developments." There may be other governmental investigations of which we are not yet aware.

SECURITIES LITIGATION

      Following declines in the trading price of our common stock following our February 5, 2004 press release with respect to our 2003 financial results and the March 1, 2004 press release by our board of directors announcing the establishment of the Special Committee, we and certain of our current and former officers were named as defendants in multiple purported class action stockholder lawsuits alleging violations of federal securities laws. These lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. These lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder with respect to statements made by these officers regarding our performance, sales growth and other matters, including levels of wholesaler inventory of our products. These lawsuits allege that the alleged violations pertaining to these claims took place during various time intervals between January 31, 2002 and March 1, 2004. See "Litigation and Governmental Investigations - Litigation - Federal Securities Litigation."

TERMINATION OF INTEREST RATE HEDGING OBLIGATION

      We are a party to an Interest Rate Hedging Agreement to effect a swap of our fixed interest rate on a notional amount of the Notes to a floating interest rate. Our obligations under the Interest Rate Hedging Agreement are secured by collateral under the Credit Agreement. As a condition to establishing the Restructured Facility, we must terminate the Interest Rate Hedging Agreement. Our termination obligations under the Interest Rate Hedging Obligations were approximately $9 million as of the close of business on April 16, 2004 and are subject to adjustment through the date of termination based on prevailing reference interest rates.

PENDING PAIN PRODUCT ACQUISITION

      We have entered into an agreement to acquire a pain management product (the "Pain Product Acquisition"), which we intended to market as a Darvocet line extension. We paid the seller $250,000 when we entered into this agreement, and upon FDA approval of the product we are obligated to make an additional payment of $13.75 million. In addition, we have a deferred payment of $1.0 million which will be due one year after FDA approval and will be obligated to pay royalties on the net revenues of the product for a five-year period. We are negotiating with the Seller to terminate our obligations to consummate the Pain Product Acquisition. See "Risk Factors -- Risks Related to Our Business - Our new products and line extensions, including Darvocet A500 and the product that we have agreed to acquire in the Pain Product Acquisition, may not produce revenues sufficient to justify the cost of acquiring or developing these products or our related direct costs and selling expense and we are seeking to terminate our obligation to complete the Pain Product Acquisition and may incur material termination obligations."

MANAGEMENT CHANGES

      On February 12, 2004, we announced that David Hurley, our Chief Operating Officer, was leaving aaiPharma, effective immediately.

      On March 29, 2004, we announced that Dr. Frederick D. Sancilio, the founder of our company and our Executive Chairman and Chief Scientific Officer, would replace Dr. Philip S. Tabbiner as our Chief Executive Officer. Dr. Tabbiner also resigned from our board of directors to take a consulting position with aaiPharma for an extended period to facilitate this transition.

RATINGS DOWNGRADE

      On March 31, 2004, each of Moody's Investors Service and Standard & Poor's Ratings Services announced that it had lowered our corporate credit rating:
Moody's to Caa2 from B2 and Standard & Poor's to CCC from B+. At the same time, Moody's lowered its rating of our senior subordinated notes to Ca from Caa1 and our senior unsecured issuer rating to Caa3 from B3. Standard & Poor's lowered its senior secured debt rating to CCC+ from BB-, and its subordinated debt rating to CC from B-. Standard & Poor's Ratings Services indicated that the ratings remain on CreditWatch, with negative implications, and will be lowered to D in the event that the interest payment due on April 1, 2004 is not paid within 30 days. Moody's stated that the ratings remain under review with direction uncertain.

NASDAQ DELISTING

      On March 30, 2004, we received notification from the Nasdaq Stock Market that, due to the delay in filing our 2003 Form 10-K, we are not in compliance with Nasdaq Marketplace Rule 4310(c)(14), and that our common stock would be subject to delisting at the opening of business on April 8, 2004, unless we request a hearing pursuant to Nasdaq rules. We have requested such a hearing, our request has been granted and a hearing has been scheduled for April 29, 2004. If we are unable to file our 2003 Form 10-K and otherwise comply with applicable Nasdaq listing requirements, our common stock would be subject to delisting.

STATUS OF FINANCIAL STATEMENTS

      We have not filed our 2003 annual report on Form 10-K and we have cautioned that the 2003 financial information contained in our quarterly report on Form 10-Q for the period ended September 30, 2003 will be materially adjusted. Financial information in our other Form 10-Qs filed in 2003 may be required to be materially adjusted. Accordingly, the information contained in these reports and other information based thereon should not be relied upon. Accordingly, we currently do not have recent historical financial statements that can be relied upon, nor do we have any available Management's Discussion and Analysis of Financial Condition and Results of Operations for 2003.

      We do not expect to be in a position to file our 2003 Form 10-K or any restated historical financial statements for interim 2003 periods with the SEC until the Special Committee completes its inquiry, determines the extent of material adjustments needed to be made to the previously filed financial information and our independent auditor, Ernst & Young LLP, completes its audit. We do not know when these processes will be completed. In addition, we may not be able to complete the preparation of our quarterly reports for 2004 until we have filed our 2003 annual report on Form 10-K.

      For more information regarding our financial statements, please see "Risk Factors -- Risks Related to the Consent Solicitation - Until the audit of our 2003 financial statements is completed, reliable information regarding our 2003 results of operations and financial condition will not be available."

DISCUSSIONS WITH HOLDERS OF NOTES

      We commenced the Consent Solicitation on April 8, 2004 pursuant to the Initial Consent Solicitation Statement. We have had discussions with counsel for an ad hoc committee (the "Ad Hoc Committee") of Holders and certain other Holders regarding the terms proposed in the Initial Consent Solicitation Statement and proposed modifications to those terms. These discussions have resulted in the revisions reflected in the Proposed Amendments set forth in this Consent Solicitation Statement from those contained in the Initial Consent Solicitation Statement.

                                  RISK FACTORS

      You should carefully consider the risks and uncertainties described below as well as all other information appearing elsewhere in this Consent Solicitation Statement before making a decision whether to participate in the Consent Solicitation or revoke your previously delivered Consent. The risks and uncertainties described below are intended to highlight risks and uncertainties that are specific to us but are not the only risks and uncertainties that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks and uncertainties that we currently deem immaterial or risks and uncertainties generally applicable to companies that have recently undertaken transactions such as the Consent Solicitation, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the Notes.

      The information in this Consent Solicitation Statement includes forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Consent Solicitation Statement. See
"Forward-Looking Statements."

                    RISKS RELATED TO THE CONSENT SOLICITATION

BY PROVIDING YOUR CONSENT OR NOT REVOKING YOUR PREVIOUSLY DELIVERED CONSENT, YOU MAY ALLOW US TO ENGAGE IN TRANSACTIONS THAT COULD RESULT IN US HAVING FEWER ASSETS AVAILABLE TO SATISFY CLAIMS OF HOLDERS OF THE NOTES THAN WOULD BE AVAILABLE NOW, AND IF WE ARE NOT SUCCESSFUL IN DEVELOPING SOURCES OF LIQUIDITY TO FUND OUR LONGER TERM CASH NEEDS YOU MAY RECEIVE LESS FOR YOUR CLAIMS THAN MAY BE AVAILABLE OTHERWISE.

      We are seeking your Consent as part of a plan, described in this Consent Solicitation Statement, to provide us with liquidity needed to satisfy our projected short-term cash needs. We anticipate that our cash flow generated from operations will be negative during the first half of 2004, and our cash flow from operations could continue to be negative thereafter. Our proposed financing plan includes the sale of our M.V.I. product line, which we believe accounted for $16.1 million in gross margin in 2003. Of the anticipated proceeds from that sale, between approximately $30.9 million and $31.5 million would be immediately applied to satisfy an unsecured purchase price obligation related to our purchase of that product line in 2001 and an additional $13.75 million could be used to satisfy our closing payment obligation with respect to the Pain Product Acquisition if we are unsuccessful in negotiating a satisfactory termination of our obligation to complete that acquisition. Neither of these purchase obligations would be claims ranking senior to the claims of Holders with respect to the Notes in a bankruptcy proceeding. Similarly, we could use cash available to us under the Restructured Facility and other sources of liquidity to satisfy obligations, including funding operating losses, that would not be senior to the claims of Holders with respect to the Notes in a bankruptcy proceeding. Accordingly, the Consent of the Holders could allow us to effect transactions that could result in our having fewer assets available to satisfy claims of Holders, and if we are not subsequently successful in developing other sources of liquidity, including cash flow from operations, granting your Consent or not revoking your previously delivered Consent may cause you to receive less for your claims than may be available otherwise.

THE RESULTS OF THE SPECIAL COMMITTEE'S INQUIRY MAY NOT BE AVAILABLE BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE CONSENT SOLICITATION OR REVOKE YOUR PREVIOUSLY DELIVERED CONSENT. THE INQUIRY MAY ALSO IDENTIFY PROBLEMS BEYOND THE UNUSUAL SALES ACTIVITY AND OTHER MATTERS DISCUSSED IN THIS CONSENT SOLICITATION STATEMENT.

      The inquiry of the Special Committee into unusual sales in our product lines during 2003 is ongoing and may not be completed by the Expiration Date. Although we are aware of certain matters described in this Consent Solicitation Statement as a result of our internal review which is ongoing simultaneously with the Special Committee's inquiry, we are not aware of all matters that may be discovered during the course of that inquiry or that may be known to the Special Committee or the firms assisting the Special Committee. In addition, the Special Committee's inquiry has expanded beyond the unusual sales activity in 2003, may continue to expand to address other matters or prior periods and could identify problems with our financial reporting or business in addition to the matters discussed in this Consent Solicitation Statement. The Special Committee may not conclude its inquiry until after this Consent Solicitation has been completed and the Special Committee may report findings and conclusions of which we were not aware. Such findings and conclusions may have an adverse effect on our business, operations and financial condition. The results of the Special Committee's inquiry may be material to your decision regarding whether to participate in this Consent Solicitation or revoke your previously delivered Consent, but such results are not available at this time and may not be available before the Expiration Date. We are asking for your consent whether or not the results of the Special Committee's inquiry have been reported.

UNTIL THE AUDIT OF OUR 2003 FINANCIAL STATEMENTS IS COMPLETED, RELIABLE INFORMATION REGARDING OUR 2003 RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL NOT BE AVAILABLE.

      You must evaluate whether to participate in the Consent Solicitation or revoke your previously delivered Consent without the availability of accurate financial information regarding our results of operations and financial condition. Based on our recent internal reviews, we have determined that certain matters described in this Consent Solicitation Statement that will require a material adjustment to the 2003 financial information contained in our February 5, 2004 earnings release and the 2003 financial statements included in our quarterly report on Form 10-Q for the period ended September 30, 2003. See "Developments Affecting aaiPharma - - Other Developments - - Material Adjustment to Reported Financial Information." In addition, material adjustments may be required to the 2003 financial information included in our other Form 10-Q reports filed in 2003. Until we complete our ongoing analysis and make any necessary modifications to our reported results, the Special Committee (with the assistance of its advisors) completes its inquiry, and our independent auditors complete their review, we will be unable to provide accurate and complete financial statements for current periods and prior periods in 2003 that would be included in our SEC reports. If these financial statements were currently available, they could be material to your decision whether to participate in the Consent Solicitation or revoke your previously delivered Consent.

THE PROPOSED AMENDMENTS AND WAIVERS WOULD SUSPEND OUR OBLIGATION TO FURNISH PERIODIC AND OTHER REPORTS REQUIRED UNDER THE EXCHANGE ACT TO THE HOLDERS UNTIL THE REPORT DATE, PROVIDE US GREATER FLEXIBILITY IN REFINANCING OUR EXISTING INDEBTEDNESS, ALLOW US TO INCUR ADDITIONAL INDEBTEDNESS AND RESULT IN THE WAIVER BY HOLDERS OF ALL THEIR RIGHTS WITH RESPECT TO CERTAIN DEFAULTS UNDER THE INDENTURE.

      The Proposed Amendments would suspend our obligations to furnish periodic and other reports and information required under the Exchange Act to holders of Notes until the Report Date, and we would have 60 days after notice to cure any default of this obligation. Such reports would contain information that could be material to your decision to grant your Consent or revoke your previously delivered Consent or to continue holding the Notes. The Proposed Amendments would also permit us to incur indebtedness under the Restructured Facility and incur all other Permitted Indebtedness, whether or not a default or event of default exists under the Notes or the Indenture. Therefore, new indebtedness could be incurred that is senior to the Notes while such Notes are in default, including a payment default. Further, if the Requisite Consents are received and the other Conditions are satisfied or, to the extent permissible, waived, Holders will waive all rights with respect to certain defaults and events of default under the Indenture, including any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such defaults.

THE TERMS OF THE RESTRUCTURED FACILITY ARE NOT YET ESTABLISHED IN A DEFINITIVE AGREEMENT, AND MAY DIFFER FROM THE TERMS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT.

      The terms of the Restructured Facility are not yet established in a definitive agreement. Although we have entered into a commitment letter to provide the Restructured Facility, that commitment letter does not include all of the terms that will be included in the definitive agreement establishing the Restructured Facility. The definitive terms of the Restructured Facility may be material to your decision whether to participate in this Consent Solicitation, but such terms are not available at this time.

     RISKS RELATING TO NOT CONSENTING TO THE PROPOSED AMENDMENTS AND WAIVERS
                  OR REVOKING YOUR PREVIOUSLY DELIVERED CONSENT

FAILURE TO OBTAIN THE REQUISITE CONSENTS OF THE HOLDERS TO THE PROPOSED AMENDMENTS AND WAIVERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOWS AND LIQUIDITY AND COULD RESULT IN OUR FILING OF A VOLUNTARY PETITION FOR BANKRUPTCY.

      If we do not obtain the Requisite Consents of the Holders to the Proposed Amendments and Waivers, we may be unable to borrow under the Credit Agreement or a Restructured Facility and we may not have sufficient funds to fund our operations and meet our short-term cash needs, including payment of the April 2004 Interest Payment. If the April 2004 Interest

Payment is not paid within 30 days after April 1, 2004, an event of default will exist under the Indenture and the holders of the Notes may accelerate the indebtedness owed pursuant to the Notes. Events of default also exist under the Credit Agreement, which enable our senior lenders to accelerate our senior indebtedness. We cannot provide any assurance that we will be able to obtain the Requisite Consents to the Proposed Amendments and Waivers. Failure to obtain such Requisite Consents could have a material adverse effect on our cash flows and liquidity and could result in our filing of a voluntary petition for bankruptcy.

IF WE DO NOT TIMELY RECEIVE THE REQUISITE CONSENTS, WE MAY BE UNABLE TO MAKE THE APRIL 2004 INTEREST PAYMENT TO YOU.

      On March 31, 2004, we received a notice from the Administrative Agent advising us that the senior lenders under the Credit Agreement had exercised their right to block us from making the April 2004 Interest Payment with respect to the Notes. We anticipate that lenders under the Restructured Facility would not permit us to make the April 2004 Interest Payment unless the Proposed Amendments and Waivers are approved by the Requisite Consents and become operative. If we do not timely receive the Requisite Consents, we may be unable to make the April 2004 Interest Payment to you.

IF A HOLDER DOES NOT CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS OR REVOKES A PREVIOUSLY DELIVERED CONSENT, AND THE PROPOSED AMENDMENTS ARE APPROVED, SUCH HOLDER SHALL NOT BE ENTITLED TO RECEIVE A CONSENT FEE, BUT SHALL NONETHELESS BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS.

      If the Requisite Consents are received and the other Conditions are satisfied or, to the extent permissible, waived, all Holders of Notes, including Holders and their transferees who did not execute Consents to the Proposed Amendments and Waivers, will be bound by the Proposed Amendments and Waivers. However, Holders who do not deliver valid and timely Consents to the Proposed Amendments and Waivers or who revoke previously delivered Consents will not be entitled to a Consent Fee. Holders of record as of March 15, 2004 will be entitled to any payment of the April 2004 Interest Payment regardless of whether they provide a valid Consent.

IF WE DEVELOP SOURCES OF LIQUIDITY OTHER THAN BY INCURRING INDEBTEDNESS, IF WE INCUR INDEBTEDNESS IN COMPLIANCE WITH THE INDENTURE OR IF WE CAN CURE EXISTING DEFAULTS UNDER THE INDENTURE, WE MAY TERMINATE THIS CONSENT SOLICITATION.

      Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) terminate the Consent Solicitation for any reason, or for no reason, (2) extend the Expiration Date, (3) amend the terms of the Consent Solicitation or (4) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we develop sources of liquidity other than by incurring indebtedness, if we incur indebtedness in compliance with the Indenture or if we can cure existing defaults under the Indenture, we may terminate this Consent Solicitation.

                          RISKS RELATING TO COLLATERAL

CLAIMS OF HOLDERS OF NOTES WILL RANK JUNIOR IN RIGHT OF PAYMENT WITH RESPECT TO THE COLLATERAL SECURING THE NOTES AND THE SUBSIDIARY GUARANTEES.

      The priority of the lien on the collateral securing the Notes and the Subsidiary Guarantees is expressly subordinated to the liens securing our obligations under the Restructured Facility, including certain interest rate hedging obligations and cash management obligations. As a result of the junior priority of the lien to secure the Notes and the Subsidiary Guarantees, as well as the contractual subordination of the Notes and the Subsidiary Guarantees, holders of Notes will not be entitled to receive payments in respect of the collateral or otherwise until the prior payment in full in cash of the obligations under the Restructured Facility and other obligations secured by a lien on the collateral. The liens securing the Notes and the Subsidiary Guarantees will also be subject and subordinate to certain Permitted Liens, including those granted to third parties on or prior to the date the Supplemental Indenture becomes effective. The persons holding such liens may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral or the ability of the Trustee to realize or foreclose on the collateral.

THE VALUE OF THE COLLATERAL SECURING THE NOTES AND THE SUBSIDIARY GUARANTEES MAY BE INSUFFICIENT TO PROVIDE FOR PAYMENT IN FULL OF THE NOTES.

      The value of the collateral securing the Notes and the Subsidiary Guarantees may be insufficient to satisfy the claims of holders of the Notes. Such value may be materially diminished or impaired by any bankruptcy, reorganization or other proceedings involving aaiPharma or any of its subsidiaries or by the regulatory consequences thereof or by any of the other matters discussed in these risk factors, as well as factors beyond our control and the control of our creditors.

      Holders of the Notes will not be entitled to recover amounts until the claims of our lenders under the Restructured Facility and other lien holders with respect to the collateral are satisfied. In addition, actions taken by our lenders under the Restructured Facility pursuant to their control rights may diminish the amount of any recovery by holders of Notes, as described in the immediately following risk factor.

      The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral and our high degree of leverage. By their nature, certain of the pledged assets are illiquid and have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes and the Subsidiary Guarantees could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends and, as a result, the value of the collateral upon foreclosure may be significantly impaired. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the collateral might not be sufficient to pay our obligations under the Notes, after first satisfying our obligations under the Restructured Facility and any other obligations secured by a lien on the collateral. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes.

      The Notes and the Subsidiary Guarantees are secured only to the extent that (a) indebtedness under the Restructured Facility and any other obligations secured on a first priority basis are oversecured and (b) the oversecured amount is sufficient, subject to other Permitted Liens, to secure the Notes and any other obligations secured equally and ratably by a junior lien. To the extent that the collateral is insufficient to satisfy the claims of holders of Notes, holders will have unsecured claims against aaiPharma and its subsidiaries that have guaranteed the Notes that will rank equally and ratably with the claims of other unsecured creditors of aaiPharma and such subsidiaries. Given the nature of the collateral -- substantially all of the assets of aaiPharma and such subsidiary guarantors -- it is unlikely that there would be any material value available to satisfy any such deficiency.

HOLDERS OF NOTES WILL NOT CONTROL DECISIONS REGARDING THE COLLATERAL.

      Under the terms of the collateral documentation, the lenders under the Restructured Facility will be entitled to control substantially all matters related to the collateral. The lenders under the Restructured Facility may cause the collateral agent to dispose of, release, or foreclose on, or take other actions with respect to, the shared collateral with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes. The security documents will prohibit holders of the Notes from foreclosing on the collateral as long as the Restructured Facility is outstanding. To the extent collateral is released from securing the obligations under the Restructured Facility or certain other obligations, the junior liens securing the Notes will also be released. If all of the liens securing obligations under the Restructured Facility are released, all of the junior liens will be released. In addition, the security documents are expected to generally provide that, so long as the Restructured Facility is outstanding, the lenders thereunder may change, waive, modify or vary the security documents without the consent of the holders of the Notes. The terms of such collateral documentation will provide that in a bankruptcy or insolvency proceeding, such lenders may consent to any post-petition financing or the use of cash collateral in their sole discretion and may receive liens on the collateral senior to those securing the Notes and the Subsidiary Guarantees. Furthermore, the terms of such collateral documentation will provide that in such a proceeding, the holders of the Notes may not oppose or otherwise contest any motion for relief from any automatic stay in respect of any collateral, or for the use of cash collateral by such lenders, nor may holders of the Notes otherwise contest any sale or other disposition of any assets comprising part of the collateral. Furthermore, holders of Notes will not be permitted to contest post-petition financing (i.e., financing entered into following commencement of a bankruptcy proceeding) and the creation of prior liens on the collateral therefor. As a result, all decisions with respect to the time and method of any disposition of or other matters relating to the collateral may be made by the lenders under the Restructured Facility or their representatives solely for their benefit. Holders of the Notes may disagree with any such decision, and any such decision may be contrary to the interests of holders of the Notes and may materially impair or reduce the value of the collateral.

RIGHTS OF HOLDERS OF NOTES IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY BANKRUPTCY PROCEEDINGS.

      The right of the Trustee to repossess and dispose of the collateral securing the Notes and the Subsidiary Guarantees upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us. This could be true even if bankruptcy proceedings are commenced after the Trustee has repossessed and disposed of the collateral. Under bankruptcy law, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

      The meaning of the term "adequate protection" varies according to circumstance, but in general the doctrine of "adequate protection" requires a troubled debtor to protect the value of a secured creditor's interest in the collateral, through cash payments, the granting of an additional security interest or otherwise, if and at such time as the court in its discretion may determine during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee would repossess or dispose of the collateral, or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have "undersecured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, or attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

      In addition, the rights of holders of the Notes following the initiation of a bankruptcy proceeding will be subject to the control rights of the lenders under the Restructured Facility, as more fully described in the preceding risk factors.

RIGHTS OF HOLDERS OF NOTES IN THE COLLATERAL MAY BE ADVERSELY AFFECTED BY THE FAILURE TO PERFECT SECURITY INTERESTS IN CERTAIN COLLATERAL.

      The security interest in the collateral securing the Notes and the Subsidiary Guarantees includes assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the Trustee or the collateral agent will monitor, or that we will inform the Trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral.

THE LIENS GRANTED TO SECURE THE NOTES AND THE SUBSIDIARY GUARANTEES COULD BE VOIDED AS A PREFERENTIAL TRANSFER.

      If we become the subject of a bankruptcy proceeding within 90 days after we grant the liens to secure the Notes and the Subsidiary Guarantees (or, with respect to any insiders specified in bankruptcy law who are holders of the Notes, within one year after we grant the liens), and the court determines that we were insolvent at the time we granted the liens, the court could find that the grant of the liens involved a preferential transfer by altering the status of holders of the Notes from unsecured to secured creditors. As secured creditors, holders of the Notes could be entitled to receive a greater recovery in liquidation than the same holders would have been entitled to receive if we do not grant the liens to secure the Notes and the Subsidiary Guarantees. If the court determined that the grant of the liens was therefore a preferential transfer which did not qualify for a bankruptcy law defense, the court could avoid the liens. If liens were avoided, holders of the affected Notes would be unsecured creditors with claims that ranked pari passu with all other unsubordinated creditors, including trade creditors.

A COURT COULD DEEM THE GRANT OF COLLATERAL FOR THE NOTES AND THE SUBSIDIARY GUARANTEES A FRAUDULENT CONVEYANCE AND VOID ALL OR A PORTION OF THE LIENS SECURING THE NOTES AND THE SUBSIDIARY GUARANTEES.

      In a bankruptcy proceeding, a trustee, creditors or other damaged parties may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within one year prior to the commencement of a bankruptcy proceeding or within the period provided in any applicable state fraudulent conveyance law. Furthermore, under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws, within the applicable limitation period, even if the debtor is not in bankruptcy. If a court were to find that we granted the liens in the collateral to secure the Notes and the Subsidiary Guarantees under circumstances constituting a fraudulent conveyance, the court could void all or a portion of such liens. If the grant of liens were voided, holders of Notes would be unsecured creditors with claims that ranked pari passu with all of our other unsubordinated creditors, including trade creditors.

                    RISKS RELATING TO OUR FINANCIAL CONDITION

FAILURE TO SUCCESSFULLY AMEND, RESTRUCTURE OR RENEGOTIATE OUR EXISTING SENIOR INDEBTEDNESS AND TO RECEIVE WAIVERS OR CURE EXISTING AND POTENTIAL DEFAULTS UNDER THE CREDIT AGREEMENT WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOWS AND LIQUIDITY AND COULD RESULT IN OUR FILING OF A VOLUNTARY PETITION FOR BANKRUPTCY.

      As a result of certain defaults and events of default existing under the Credit Agreement, our senior lenders have suspended additional borrowings by us under our revolving credit facility. Due to such events of default, our senior lenders have imposed a default rate of interest and could exercise their remedies under the Credit Agreement, including acceleration of our debt. Further, because of these events of default, our lenders have exercised their right to block us from making the April 2004 Interest Payment with respect to the Notes. We are currently negotiating the Restructured Facility to provide for a two-year senior credit facility with respect to which existing defaults and events of default under our Credit Agreement would be inapplicable and to allow us to make the April 2004 Interest Payment. While the Restructured Facility would address our liquidity needs, it would also be subject to material conditions, including the receipt of adequate commitments for the facility, the closing of the M.V.I. Sale and the receipt of the Requisite Consents. We cannot provide any assurance that we will be able to obtain the Restructured Facility on terms acceptable to us. If we are not able to obtain the Restructured Facility on acceptable terms, we may not be able to make the April 2004 Interest Payment within 30 days after April 1, 2004, which will result in an event of default under the Indenture that would allow the Trustee or holders of the Notes to accelerate the indebtedness owed pursuant to the Notes and exercise other available remedies. Failure to obtain the Restructured Facility would have a material adverse effect on our liquidity and could result in our filing of a voluntary petition for bankruptcy.

IF WE DO NOT SUCCESSFULLY COMPLETE THE M.V.I. SALE, WE WILL HAVE INCREASED NEAR-TERM FINANCIAL PRESSURES AND A MORE DIFFICULT LIQUIDITY POSITION AND MAY BE REQUIRED TO FILE A VOLUNTARY PETITION FOR BANKRUPTCY.

      The closing of the M.V.I. Sale is conditioned upon, among other things, receipt of consents from our senior lenders and from certain third parties. It is anticipated that the net proceeds of this sale would be used, among other things, to prepay the term lenders under our senior credit facility, to fund the remaining M.V.I. Payment and to fund our termination obligations with respect to the Interest Rate Hedging Agreement. If we do not successfully complete the M.V.I. Sale, we may be unable to meet these and other financial obligations. In addition, we anticipate that the lenders under the Restructured Facility will require the consummation of the M.V.I. Sale concurrently with the closing of such facility. Failure to consummate the M.V.I. Sale and the related impact on our ability to obtain the Restructured Facility would have a material adverse effect on our liquidity and could result in our filing of a voluntary petition for bankruptcy. You may not know whether we will complete the M.V.I. Sale, or whether there are modifications to the terms and conditions of the M.V.I. Sale from those described herein, by the Expiration Date. Completion of the M.V.I. Sale on terms acceptable to us is a Condition to the Proposed Amendment and Waivers becoming operative, and that Condition may not be waived by us.

OUR REDUCED CORPORATE CREDIT RATES MAY IMPAIR OUR ABILITY TO REFINANCE OUR INDEBTEDNESS OR INCREASE THE EXPENSE OF REPLACEMENT INDEBTEDNESS.

      On March 31, 2004, Moody's and Standard & Poor's each announced reductions in our corporate credit ratings. These reductions of our credit ratings could adversely affect our ability to effect the Restructured Facility or any other debt financing or increase the cost of implementing and borrowing under the Restructured Facility or any other debt financing. We cannot assure you that we will be able to obtain the Restructured Facility on acceptable terms.

OUR SUBSTANTIAL INDEBTEDNESS MAY SEVERELY LIMIT CASH FLOW AVAILABLE FOR OUR OPERATIONS AND COULD IMPAIR OUR ABILITY TO SERVICE DEBT OR OBTAIN ADDITIONAL FINANCING IF NECESSARY.

      We are highly leveraged. We currently have $153.8 million in senior term loans outstanding, a senior revolving credit facility in the amount of $100 million, of which no Loans and letters of credit of approximately $280,000 are currently outstanding, and termination obligations under the Interest Rate Hedging Agreement of approximately $9 million, subject to adjustment, if we terminate that agreement. In addition we have $175.0 million of our Notes outstanding. We hope to amend, refinance or replace our existing senior debt pursuant to the Restructured Facility to meet our short-term liquidity needs, subject to ongoing negotiations with our senior lenders and prospective lenders and this Consent Solicitation. We have granted the lenders under the Credit Agreement, and would anticipate granting the lenders under the Restructured Facility, a lien on substantially all of our current and future property, including our intellectual property.

      The substantial amount of payments on our outstanding debt and other payment obligations could, among other things:

      -  limit our ability to obtain additional financing,

      - limit our flexibility in planning for, or reacting to, changes in our business and the industry,

      - place us at a competitive disadvantage relative to our competitors with less debt,

      - render us more vulnerable to general adverse economic and industry conditions, and

      - require us to dedicate a substantial portion of our cash flow to service our debt.

      Our ability to make future payments on, and, if necessary, to refinance our debt, including the Notes, will depend on our ability to generate cash in the future, which may be influenced by general economic, business, financial, competitive, legislative, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to repay our debt, including the Notes, on or before maturity. We may need to refinance all or a portion of our debt, including the Notes, on or before maturity. We cannot assure you that we would be able to refinance any of our debt, including any credit facilities and the Notes, on commercially reasonable terms or at all.

WE ARE SEEKING PREPAYMENT OF CERTAIN ROYALTIES TO PROVIDE ADDITIONAL LIQUIDITY AND WE MAY BE UNABLE TO SECURE THOSE PREPAYMENTS.

      We have entered into an agreement to receive prepayment of the Accelerated Royalties. The aggregate amount of the Accelerated Royalties is $15.4 million and these royalties would otherwise be paid to us quarterly through the second quarter of 2005. The agreement provides for the discounting of Accelerated Royalties, and if the agreement closes in April 2004, we expect to receive approximately $14.9 million in gross proceeds. The conditions to closing this agreement are not under our control and if those conditions are not satisfied, we may not receive these prepayments to fund our near-term liquidity needs.

OUR FAILURE TO TIMELY FILE OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 COULD RESULT IN THE DELISTING OF OUR COMMON STOCK ON THE NASDAQ STOCK MARKET.

      We received notice on March 30, 2004 from the Nasdaq Stock Market that, due to the delay in filing of our Form 10-K for the fiscal year ended December 31, 2003, we are not in compliance with certain Nasdaq marketplace rules and that our common stock would be subject to delisting at the opening of business on April 8, 2004, unless we request a hearing pursuant to Nasdaq rules. We have requested such a hearing, our request has been granted and a hearing has been scheduled for April 29, 2004. If we are unable to file our 2003 Form 10-K promptly and otherwise fail to comply with applicable Nasdaq listing requirements, our stock would be delisted from the Nasdaq Stock Market. Thereafter, our common stock would not be eligible for trading on any national securities exchange or the OTC Bulletin Board until we file our 2003 Form 10-K and any other periodic or current reports required to be filed with the SEC. If our common stock is no longer traded through a market system, it may not be liquid and we may be unable to obtain future equity financing, or use our common stock as consideration for mergers or other business combinations.

WE HAVE AND IN THE NEAR TERM WILL CONTINUE TO INCUR SIGNIFICANT PROFESSIONAL FEES WHICH MAY MATERIALLY NEGATIVELY AFFECT OUR CASH FLOW.

      We have incurred, and in the near term will continue to incur, significant professional fees in connection with the Special Committee's inquiry, our negotiation with lenders, this Consent Solicitation and in connection with pending litigation and governmental investigations. Our professional fees on a number of the matters described in this Consent Solicitation Statement, including the securities litigation and governmental investigations, may extend for several years. These significant professional fees may materially negatively affect our cash flow.

       RISKS RELATING TO PENDING GOVERNMENTAL INVESTIGATIONS AND LAWSUITS

AN ADVERSE JUDGMENT IN THE SECURITIES LITIGATION IN WHICH WE AND CERTAIN CURRENT AND FORMER EXECUTIVE OFFICERS AND DIRECTORS ARE DEFENDANTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

      aaiPharma and certain current and former executive officers and directors are defendants in multiple lawsuits initiated by stockholders in February and March 2004 in the United States District Court for the Eastern District of North Carolina. These lawsuits seek to be certified as class actions. The plaintiffs in these lawsuits have alleged in general terms that we violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, claiming that the defendants issued a series of materially false and misleading statements. The plaintiffs seek an unspecified amount of compensatory damages.

      Due to the inherent uncertainties involved in litigation, we are unable to predict the outcome of this litigation and an adverse result could have a material adverse effect on our financial position, cash flows, results of operations and liquidity. Regardless of the outcome, these matters may have a disruptive effect upon the operations of our business and may divert the time and attention of our senior management from the daily operations of our business.

AN ADVERSE OUTCOME WITH RESPECT TO INVESTIGATIONS OF AAIPHARMA THAT MAY BE CONDUCTED BY THE SEC AND THE U.S. ATTORNEY'S OFFICE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

      On April 2, 6, 8 and 13, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, Calcitriol, Azasan and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the SEC.

      In addition, on August 7, 2003 we received a letter from the staff of the Enforcement Division of the SEC requesting voluntary production of certain documents and on January 14, 2004, we received a letter from the SEC's Division of Corporate Finance commenting on, asking questions about, and seeking additional disclosure with respect to certain of our periodic reports.

      We will continue to cooperate with the SEC and the U.S. Attorney's Office. However, we are unable to predict the outcome of any investigations or actions that these or other governmental agencies may undertake. If the SEC elects to pursue an enforcement action or the U.S Attorney's Office decides to institute a civil or criminal action, the defense may be costly and require significant management resources. If we are unsuccessful in defending against any such action, we may face penalties or fines that could seriously harm our business, results of operations and financial condition. These matters may have a disruptive effect upon the operations of our business and may divert the time and attention of our senior management from the daily operations of our business. In addition, there may be additional governmental investigations pending of which we are not yet aware.

WE HAVE AN OBLIGATION TO INDEMNIFY OUR OFFICERS AND DIRECTORS, AND WE MAY NOT HAVE SUFFICIENT INSURANCE COVERAGE AVAILABLE FOR THIS PURPOSE. WE MAY BE FORCED TO PAY THESE INDEMNIFICATION COSTS DIRECTLY, AND WE MAY NOT BE ABLE TO MAINTAIN EXISTING LEVELS OF COVERAGE, WHICH COULD MAKE IT DIFFICULT TO ATTRACT OR RETAIN QUALIFIED DIRECTORS AND OFFICERS.

      Our bylaws require that we indemnify our directors and officers under specified circumstances. Although we have purchased liability insurance for our directors and officers to fund such obligations, if our insurance carrier should deny coverage, or if the indemnification costs exceed the insurance coverage, we would be forced to bear some or all of these indemnification costs directly, which could be substantial and may have an adverse effect on our business, financial condition, results of operations and cash flows. If the cost of this insurance continues to increase significantly, or if this insurance becomes unavailable, we may not be able to maintain or increase our levels of insurance coverage for our directors and officers, which could make it difficult to attract or retain qualified directors and officers.

AS A RESULT OF OUR ANNOUNCEMENT REGARDING UNUSUAL SALES OF CERTAIN PRODUCTS AND THE INITIATION OF AN INQUIRY BY THE SPECIAL COMMITTEE, AND THE INCREASED SCRUTINY OF FINANCIAL DISCLOSURE GENERALLY, INVESTOR CONFIDENCE AND THE CONFIDENCE OF OUR LENDERS IN US HAS SUFFERED AND COULD SUFFER FURTHER. THE RESULTS AND TIMING OF OUR INVESTIGATIONS AND ANY SUBSEQUENT ADJUSTMENTS TO OUR FINANCIAL STATEMENTS COULD HAVE SUCH EFFECT AND FURTHER MATERIALLY AND ADVERSELY AFFECT THE TRADING PRICE OF OUR SECURITIES AND OUR ABILITY TO ACCESS THE CAPITAL MARKETS AND INCREASE OUR LITIGATION RISKS.

      As a result of our announcement regarding unusual sales of certain products and the appointment of the Special Committee to investigate such sales, and the increased scrutiny of our financial disclosures generally, investor confidence and the confidence of our lenders in us has suffered and could suffer further. The U.S. Attorney's Office and the SEC are scrutinizing our financial reporting practices with respect to such unusual sales. The results and timing of our forensic audit and any material modifications to our 2003 financial results may further adversely affect confidence in us and further materially and adversely affect the trading price of our securities and our ability to access capital markets and increases our litigation risks. The institution of further litigation could also have a material adverse impact on us.

THE CIRCUMSTANCES SURROUNDING OUR SPECIAL COMMITTEE INVESTIGATION, PENDING LITIGATION AND GOVERNMENTAL INVESTIGATIONS AND ADJUSTMENTS TO OUR FINANCIAL STATEMENTS COULD MAKE IT DIFFICULT FOR US TO HIRE AND RETAIN KEY PERSONNEL.

      The ongoing investigation by our Special Committee, investigations by the SEC and/or the U.S. Attorney's Office and pending securities class action litigation, and recent announced changes to our management team, have created substantial uncertainty regarding our ability to focus on our business operations and remain competitive with other companies in our industry. Because of this uncertainty, we may have difficulty motivating and retaining key personnel or replacing key personnel who leave aaiPharma. In addition, due to the recent substantial declines in the price of our common stock, the exercise price of outstanding employee stock options substantially exceeds the trading price of our common stock. The loss in value of these stock options may affect our ability to retain our key employees, which could seriously harm our ability to generate revenue, manage day-to-day operations, and deliver our products and services.



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
                          RISKS RELATED TO OUR BUSINESS

OUR INTERNAL CONTROLS MAY BE INADEQUATE AND COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND ABILITY TO CARRY OUT OUR BUSINESS PLAN.

      In the course of our internal reviews, we have determined that unusual, significant sales of our Brethine injectable and Darvocet N-100 products occurred during the second half of 2003, and that certain wholesalers were given a right to return quantities of new products that we launched in 2003 to the extent that they had not sold the new products within a specified time. We have also become aware of opportunities for an individual or group of individuals to make unilateral decisions that could adversely affect our financial condition. Thus, we plan to undertake a thorough review of our internal control structure with the assistance of our independent auditors. If our internal controls are deemed to be inadequate, our independent auditors may be unable to complete the audit of our financial statements and we may be unable to accurately report our financial results for future periods. In addition, we may have to commit substantial resources, including time from our management team, to improve our internal controls which may negatively affect our ability to implement our business plan. Further, a control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. A failure of our controls and procedures to detect error or fraud could seriously harm our business and results of operations.

WE MAY HAVE OVERPAID FOR OUR BRANDED PRODUCT LINES THAT MAY NOT PRODUCE SUFFICIENT CASH FLOW TO REPAY INDEBTEDNESS INCURRED IN CONNECTION WITH THE ACQUISITION OR TO PROVIDE AN ACCEPTABLE RATE OF RETURN ON OUR INVESTMENT.

      We have increased our net revenues through a series of acquisitions of branded products. The acquisition prices that we paid were based upon many factors, including our analysis of sales history, forecasted sales, competition, and our judgment with respect to marketing potential, brand strength and product improvement opportunities. The revenues we derive from any of these product lines may be lower than amounts we expected when we acquired these product lines. We funded our acquisitions of M.V.I., Brethine, Darvon, Darvocet, Oramorph SR, Roxanol, and Roxicodone by borrowings under the Credit Agreement, and predecessor senior credit facilities, and the net proceeds from our sale of the Notes. We may have overpaid for our branded product lines that may not produce sufficient cash flow to repay indebtedness incurred in connection with the acquisition or to provide an acceptable rate of return on our investment.

OUR BRANDED PRODUCTS ARE SUBJECT TO GENERIC COMPETITION AND INCREASED GENERIC SUBSTITUTION FOR OUR BRANDED PRODUCTS MAY RESULT IN A DECREASE IN OUR REVENUES.

      Our branded products are subject to generic competition. There is no proprietary protection for most of the branded pharmaceutical products that we sell, and as a result our branded pharmaceutical products are or may become subject to competition from generic substitutes. Thus, although certain branded products that we sell, such as injectable ampoule forms of Brethine, may not currently be subject to generic competition, we do not have proprietary protection to prevent competition from generic versions of these products. We understand from industry sources that the introduction of a generic version of injectable Brethine may be imminent and if a generic version of injectable Brethine is introduced, our revenues from sales of this product will be substantially reduced and, given levels of inventory of this product in the distribution channel, our cash flows from sales of this product may be negatively affected. Generic substitutes for our branded products, which may be precisely identical to our branded products, are sold by competitors at significantly lower prices. If consumers and physicians do not believe that our branded products have greater benefits than their generic equivalents, they may elect generic equivalents or other substitute products in lieu of our branded products, which may result in decreased revenues for our branded products. In addition, any further increase in the amount of generic and other competition against any one or more of our products could further lower prices and unit sales. In addition, pressures to reduce pharmaceutical costs, including from third-party payers such as health maintenance organizations, or HMOs, and health insurers, may result in physicians or pharmacies increasingly using generic substitutes. State and federal legislation, and decisions


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
by state and federal government agencies with the power to determine or influence purchasing decisions on products sold to government agencies or through government funded programs, may be enacted or made that would adversely affect purchases of branded pharmaceutical products. Such legislation or government agency decisions may more broadly mandate substitution of generic products for prescriptions written for branded products, establish preferred or exclusionary product lists that favor generic products, or otherwise establish or influence product purchases. Competition from generic products or additional legislation or regulatory developments favoring generic products, creating preferred or exclusionary product lists, or establishing or influencing purchasing decisions could cause our sales of branded products to decrease and could have a material adverse effect on our business, financial condition and results of operations.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A LARGE PORTION OF OUR SALES AND THE LOSS OF ONE OF THEM, OR CHANGES IN THEIR PURCHASING PATTERNS OR INVENTORIES, COULD RESULT IN REDUCED SALES OR ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE.

      We are heavily dependent on sales of our products to three large national wholesalers, McKesson Corporation, Cardinal Health Inc., and AmerisourceBergen Corporation, which then resell our products out of their inventories to pharmacies and other indirect customers for use in meeting ultimate prescription demand. Our results of operations, including, in particular, product sales revenue, may vary from quarter to quarter due to buying patterns and inventories of our wholesalers. In the event wholesalers with whom we do business determine to limit their purchases of our inventory, sales of our products could be materially adversely affected. For example, in advance of an anticipated price increase, many of our customers may order pharmaceutical products in larger than normal quantities. The ordering of excess quantities in any quarter could cause sales of some of our branded pharmaceutical products to be lower in subsequent quarters than they would have been otherwise. Based on our internal review, we believe that sales of our Brethine injectable and Darvocet N-100 products during the second half of 2003 will significantly reduce our sales of these products in 2004. The small number of wholesale drug distributors, consolidation in this industry or financial difficulties of these distributors could result in the combination or elimination of warehouses, which could temporarily increase returns of our products or, as a result of distributors reducing inventory levels, delay the purchase of our products.

WE ARE DEPENDENT ON THIRD PARTIES FOR THE MANUFACTURE OF OUR PRODUCTS AND FOR CRITICAL RAW MATERIALS.

      We are dependent on third parties for certain essential business functions, and problems with these third-party arrangements could materially adversely affect our ability to manufacture and sell products and our business, financial condition, and results of operations.

      We are dependent on third parties for the manufacture of most of our proprietary products. Our manufacturing dependence upon third parties may adversely affect our profit margins and our ability to deliver our products on a timely and competitive basis. If we are unable to retain or replace third-party manufacturers on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or difficulties with contract manufacturers in producing or packaging our products, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply, lose sales or abandon or divest a product line on unsatisfactory terms. We may be unable to enter into alternative supply arrangements at commercially acceptable rates on a timely basis, if at all. The manufacturers that we utilize may not be able to provide us with sufficient quantities of our products, and the products supplied to us may not meet our specifications. Moreover, failure of our contract manufacturers to follow good manufacturing practices as mandated by the FDA, could suspend or halt manufacturing at these sites. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are subject to FDA approval that we may or may not be able to obtain and that may be subject to a lengthy application process.

      After expiration of our existing third-party supply contracts, our manufacturing costs for those products supplied under these contracts could be higher and any transfer of manufacturing of these products, including any transfer to our own or new third-party manufacturing facilities, may cause us to incur significant manufacturing start-up costs. Our third-party supply contracts are scheduled to expire beginning over the next few years, and we may be unable to renew agreements with our current suppliers since in a number of cases our suppliers are companies from whom we acquired our branded products and the supply agreements were entered into in connection with the purchase of the branded product line. Additionally, any change of the manufacturing site of any


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
of these products would require FDA approval of the new manufacturing facility. FDA approval, however, is not within our control, and we may not receive the necessary approval within our anticipated time schedule, if at all.

      We are also dependent on third parties for the supply of critical raw materials and packaging supplies. Sales of our products will be dependent on our ability to obtain FDA-approved supplies of raw materials, including active and inactive pharmaceutical ingredients, and packaging materials, at commercially acceptable prices and terms, in time to satisfy critical product development, testing, analytical and manufacturing activities, customer contracts, or our development plans. The FDA must approve the supply source of many ingredients for our products. The qualification of a new supply source could delay the manufacture of the drug involved. Arrangements with our foreign suppliers are subject to certain additional risks, including the availability of governmental clearances, export duties, political instability, currency fluctuations and restrictions on the transfer of funds. Any constraints on the supply of raw materials could materially and adversely affect our business, financial condition and results of operations.

WE ARE DEPENDENT ON THIRD PARTIES FOR CRITICAL SERVICES.

      We use, and are dependent on, a contract distribution program for warehousing of our branded products. We have contracted with a national pharmaceutical product distribution company to provide warehousing, product distribution, inventory tracking, customer service and financial administrative assistance related to our product distribution program. We are dependent on the capabilities of this third party to distribute our products effectively. We do not have extensive experience performing these functions ourselves and may suffer significant disruption if in the future we have to perform these functions or find alternative providers.

      We are dependent on a contract sales force with respect to co-promotion of our new Darvocet A500 pain product. This contract sales force is supplied by the company from whom we purchased the Darvocet A500 pain product. This sales force is substantially larger than our internal sales force promoting sales of this product. Subsequent to the commercial launch of this new product in October 2003, issues have arisen with respect to the level of performance by this contract sales force. We have discussed these issues with the company managing the sales force and these issues have not been resolved. We are dependent on the capabilities of this contract sales force supplier to market and promote our Darvocet A500 product effectively. If these performance issues cannot be resolved, future sales of this important product will be lower than expected, which could material adversely affect our business plans or results, financial condition and results of operations. We have commenced legal action against this company alleging breach of our agreement and seeking a declaratory judgment that we are entitled to terminate this agreement and injunctive relief and damages. If we are unsuccessful in our legal action, we may be obligated to continue to use this contract sales force at a cost of $1.2 million per month through September 2006 even though these performance issues may not be resolved.

OUR NEW PRODUCTS AND LINE EXTENSIONS, INCLUDING DARVOCET A500 AND THE PRODUCT THAT WE HAVE AGREED TO ACQUIRE IN THE PAIN PRODUCT ACQUISITION, MAY NOT PRODUCE REVENUES SUFFICIENT TO JUSTIFY THE COST OF ACQUIRING OR DEVELOPING THESE PRODUCTS OR OUR RELATED DIRECT COSTS AND SELLING EXPENSE, AND WE ARE SEEKING TO TERMINATE OUR OBLIGATION TO COMPLETE THE PAIN PRODUCT ACQUISITION AND MAY INCUR MATERIAL PAYMENT OBLIGATIONS.

      Our business plan for our Darvocet line extensions, including Darvocet A500 and the product that we have agreed to acquire in the Pain Product Acquisition, was based on the belief that these products would not be subject to immediate competition from generic products, although they would be subject to potential generic competition. In some jurisdictions, however, pharmacists may fill prescriptions written for Darvocet A500 and similar Darvocet line extension products with generic products that, though not recognized by the FDA as therapeutically equivalent to the Darvocet products, may be deemed by the pharmacist to be therapeutically equivalent to those products. It is our understanding that a pharmacist's profit margin on these generic products generally exceeds the pharmacist's profit margin on our branded Darvocet line extension products. These factors may result in lower revenues from these Darvocet line extensions than we had internally estimated. Our financial guidance for 2004 announced on February 5, 2004 and subsequently retracted was based in part on projected sales levels of Darvocet A500 that we now believe are substantially greater than are achievable. Our new products and line extensions may not produce revenues sufficient to justify our cost of acquiring or developing these products or our direct costs and selling expense. We are negotiating with the seller to terminate our obligations to consummate the Pain Product Acquisition. We cannot assure you that we will be successful in this negotiation, or that any payments that we may be required to make to terminate our obligations will not be material.

IF WE CANNOT SELL OUR DARVOCET A500 PRODUCT IN AMOUNTS GREATER THAN OUR MINIMUM PURCHASE REQUIREMENTS UNDER OUR SUPPLY AGREEMENT, OUR RESULTS OF OPERATIONS AND CASH FLOWS MAY BE ADVERSELY AFFECTED.

      Our supply agreement for Darvocet A500 requires us to purchase certain minimum levels of this product over the initial three-year period of this agreement, subject to specified terms and conditions. If sales of our products do not significantly increase from current rates at the rates we anticipated, we may incur losses in connection with the purchase commitments under the supply agreement. In the event we incur losses in connection with the purchase commitments under the supply agreements, there may be a material adverse effect upon our results of operations and cash flows.

BECAUSE WE HAVE A LIMITED NUMBER OF PRODUCT LINES, A MATERIAL ADVERSE CHANGE IN ANY ONE OF OUR PRODUCT LINES COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND CASH FLOWS.

      Our success is largely dependent upon a limited number of key product lines, which means that any unfavorable developments with respect to any one product line could materially adversely affect us. Sales of our branded product lines, particularly Darvon, Darvocet, M.V.I. and Brethine, represent a significant portion of our total revenues. The pending divestiture of our M.V.I. business will correspondingly reduce the number of key product lines that we sell. Accordingly, any factor adversely affecting sales of any of these products could have a material adverse effect on our business, financial condition and results of operations. In addition, any perceived problems with these products, such as any problem with their safety or efficacy, could have a similar material adverse effect.

WE MAY INCUR SUBSTANTIAL EXPENSE TO DEVELOP PRODUCTS THAT WE NEVER SUCCESSFULLY COMMERCIALIZE.

      We incur substantial research and development expenses, and other expenses, attempting to develop new or improved products or product line extensions. The products or line extensions to which we devote operational and financial resources could be commercial failures. Successful commercialization of products and product line extensions requires accurate anticipation of market and customer acceptance of particular products, customers' needs, the sale of competitive products, and emerging technological trends, among other things. Additionally, for successful product development, we must complete many complex formulation and analytical testing requirements and obtain regulatory approvals from the FDA and other regulatory agencies. When developed, new or reformulated drugs may not exhibit desired characteristics or may not be accepted by the marketplace. Complications can also arise during production scale-up. Our products and line extensions may encounter unexpected, unresolvable patent conflicts, or may not have enforceable intellectual property rights. Delays or problems also may arise from internal conflicts for resource availability, personnel errors or equipment failures. If we incur significant expenses for a product or line extension that we do not successfully develop and commercialize, there could be a material adverse effect on our business, financial condition and results of operations.

INTRODUCTIONS BY US OF LINE EXTENSIONS OF OUR EXISTING PRODUCTS MAY REQUIRE THAT WE MAKE UNEXPECTED CHANGES IN OUR ESTIMATES FOR FUTURE PRODUCT RETURNS AND RESERVES FOR OBSOLETE INVENTORY WHICH WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

      Part of our business strategy includes the introduction of line extensions of our existing products to create marketing advantages and extend the life cycles of our product lines. From time to time, we may seek to introduce line extensions on an expedited basis, even though there are significant levels of inventories of product which may be rendered obsolete or otherwise adversely affected by the line extension. This may require us to increase our estimate for returns of product on hand at wholesalers, which are recorded as a reduction of our net revenues, and increase our reserve for our inventory which is recorded as a direct cost. Accordingly, the introduction of line extensions may adversely affect our operating results.

THERE IS A RISK THAT WE MAY INCUR CHARGES FOR INTANGIBLE ASSET IMPAIRMENT.

      When we acquire the rights to manufacture and sell a product, we record the aggregate purchase price, along with the value of the product related liabilities we assume, as intangible assets. We use the assistance of valuation experts to help us allocate the purchase price to the fair value of the various intangible assets we have acquired. Then, we must estimate the economic useful life of each of these intangible assets in order to amortize their cost as an expense in our statement of operations over the estimated economic useful life of the related asset.


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
The factors that drive the actual economic useful life of a pharmaceutical product are inherently uncertain, and include physician loyalty and prescribing patterns, competition by products prescribed for similar indications, future introductions of competing products not yet FDA approved, the impact of promotional efforts and many other issues. We use all of these factors in initially estimating the economic useful lives of our products, and we also continuously monitor these factors for indications of appropriate revisions.

      In assessing the recoverability of our intangible assets, we must make assumptions regarding estimated undiscounted future cash flows and other factors. If the estimated undiscounted future cash flows do not exceed the carrying value of the intangible assets we must determine the fair value of the intangible assets. If the fair value of the intangible assets is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference. If these estimates or their related assumptions change in the future, we may be required to record impairment changes for these assets. In addition, material adjustments to our forecasted revenues from the sales of any of our acquired product lines including Brethine and Darvocet, may require us to employ different assumptions with respect to our estimated cash flows. We review intangible assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If we determine that an intangible asset is impaired, a non-cash impairment charge would be recognized.

      As circumstances after an acquisition can change, the value of intangible assets may not be realized by us. If we determine that impairment has occurred, we would be required to write-off the impaired portion of the unamortized intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs. In addition, in the event of a sale of any of our assets, we cannot be certain that our recorded value of such intangible assets would be recovered.

WE MAY BE UNABLE TO SECURE OR ENFORCE ADEQUATE INTELLECTUAL PROPERTY RIGHTS TO PROTECT THE NEW PRODUCTS OR TECHNOLOGIES WE DEVELOP, AND OUR EXISTING INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATE TO PROTECT US OR PROVIDE US WITH A COMPETITIVE ADVANTAGE.

      Our ability to successfully commercialize new products or technologies is dependent upon our ability to secure and enforce strong intellectual property rights, generally patents, and we may be unable to do so. To obtain patent protection, we must be able to successfully persuade the U.S. Patent and Trademark Office and its foreign counterparts to issue patents on a timely basis and possibly in the face of third-party challenges. Even if we are granted a patent, our rights may later be challenged or circumvented by third parties. The issuance of a patent is not conclusive as to its validity or enforceability. In addition, we may receive notices from third parties regarding patent claims against us or our subsidiaries. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert our management's attention and resources, and cause us to incur significant expenses or, in the event of adverse decisions, significant damages owed to the patent owner. In addition, any potential intellectual property litigation could require that we stop selling our products, obtain a license from the owner to sell or use the relevant intellectual property, which we may not be able to obtain on favorable terms, if at all, or modify our products to avoid using the relevant intellectual property. In the event of a successful claim of infringement against us, our business, financial condition and results of operations could be materially and adversely affected.

      Additionally, we also rely on trade secrets and other unprotected proprietary knowledge, which we generally seek to protect by confidentiality, non-disclosure and assignment of invention agreements with our employees, consultants, licensees and other companies. These agreements, however, may be breached or may not be enforceable, or we may not have adequate remedies for a breach by the other party. Additionally, our trade secrets may become known by our competitors. Parties to those agreements may claim rights to intellectual property arising out of their work. The disclosure or misappropriation of our intellectual property for any of these reasons could materially and adversely affect our business, financial condition or results of operations.

WE MAY BE UNABLE TO OBTAIN GOVERNMENT APPROVAL FOR OUR PRODUCTS OR COMPLY WITH GOVERNMENT REGULATIONS RELATING TO OUR BUSINESS.

      The commercialization of pharmaceutical products is subject to extensive federal, state and local regulation in the United States and similar foreign regulation. We do not know the extent to which we may be affected by legislative and other regulatory actions and developments concerning various aspects of our operations, our products and the health care field generally. We do not know what effect changes in governmental regulation and other actions or decisions by governmental agencies may have on our business in the future. Any changes could require changes to manufacturing methods or facilities, pharmaceutical importation, expanded or different labeling, new approvals, the recall, replacement or discontinuance of certain products, additional record keeping, price or purchase controls or limitations, and expanded documentation of the properties of certain products and scientific substantiation. Any regulatory changes could have a material adverse effect on our business, financial condition and results of operations or our competitive position. The manufacturing, processing, formulation, packaging, labeling, distribution, importation, pricing, reimbursement and advertising of our products, and disposal of waste products arising from these activities, are also subject to regulation by the U.S. Drug Enforcement Administration, the Federal Trade Commission, the U.S. Consumer Product Safety Commission, the U.S. Department of Agriculture, the Occupational Safety and Health Administration, the U.S. Environmental Protection Agency, the U.S. Customs Service and the Centers for Medicare and Medicaid Services, as well as state, local and foreign governments.

      We will be required to obtain approval from the FDA based upon pre-clinical testing, clinical trials showing safety and effectiveness, chemistry and manufacturing control data, and other data and information before marketing most drug products. The generation of the required data is regulated by the FDA and can be time-consuming and expensive, and the results might not justify approval. Our FDA product filings may not be approved in a timely manner, if at all, and we may be unable to meet other regulatory requirements for our products. Pharmaceutical products also must be distributed, sampled, advertised and promoted in accordance with FDA requirements. Even if we are successful in obtaining all required pre-marketing approvals, post-marketing requirements and any failure on our part to comply with other regulations could result in suspension or limitation of approvals or commercial activities pertaining to affected products. The FDA could also require reformulation of products during the post-marketing stage.

      All of our drugs must be manufactured in conformity with current Good Manufacturing Practice regulations, as interpreted and enforced by the FDA, and drug products subject to an FDA-approved application must be manufactured, processed, packaged, held and labeled in accordance with information contained in the application. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are, in many circumstances, subject to FDA approval, which may be subject to a lengthy application process or which we may be unable to obtain. Our facilities, including the facilities used in our development services business, and those of our third-party manufacturers, are periodically subject to inspection by the FDA and other governmental agencies, and operations at these facilities could be interrupted or halted if such inspections are unsatisfactory.

      Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production or distribution, suspension of the FDA's review of our product applications, termination of ongoing research, disqualification of data for submission to regulatory authorities, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although we have instituted internal compliance programs, if compliance is deficient in any significant way, it could have a material adverse effect on us. Most of our suppliers are subject to similar regulations and periodic inspections.

      The federal health care program antikickback statute makes it illegal for anyone to knowingly and willfully make or receive "kickbacks" in return for any health care item or service reimbursed under any federally financed healthcare program. This statute applies to arrangements between pharmaceutical companies and the persons to whom they market, promote, sell and distribute their products. Federal false claims laws prohibit any person from knowingly making a false claim to the federal government for payment. Recently, several pharmaceutical companies have been prosecuted under these laws, even though they did not submit claims to government healthcare programs. The prosecutors alleged that they were inflating drug prices they report to pricing services, which are in turn used by the government to set Medicare and Medicaid reimbursement rates. Pharmaceutical companies also have been prosecuted under these laws for allegedly providing free products to customers with the expectation that the customers would bill federal programs for the products. Additionally, the majority of states have laws similar to the federal antikickback law and false claims laws. Sanctions under these federal and state laws include monetary penalties, exclusion from reimbursement for products under government programs, criminal fines and imprisonment. While we have internal policies and practices requiring compliance with the health care fraud and abuse laws and false claims laws, it is possible that some business practices could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.



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      Additionally, our business involves the controlled storage, use and disposal of hazardous or highly potent materials. We are subject to numerous environmental laws and regulations in the jurisdictions in which we operate. Although we believe that our safety procedures for handling and disposing of these hazardous materials comply in all material respects with the standards prescribed by law and regulation in each of our locations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable to governmental authorities or private parties for any damages that result, and the liability could exceed our resources. In addition, we could be held liable for costs associated with contamination of properties currently or formerly occupied by us, or at other parties' disposal sites where we dispose or have disposed of hazardous wastes, even though this contamination may have been caused by third parties or the disposal may have complied with the regulatory requirements then in place. Current or future environmental laws and regulations, or adverse changes in the way current laws and regulations are interpreted or enforced, may materially adversely affect our business, financial condition and results of operations.

      In connection with our activities outside the U.S., we are subject to foreign regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical products. These requirements vary from country to country. Even if FDA approval has been obtained for a product, approval by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. For example, some of our foreign operations are subject to regulations by the European Medicines Evaluations Agency and the U.K. Medicines Control Agency. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the U.S. Clinical studies conducted outside of any particular country may not be accepted by that country, and the approval of a pharmaceutical product in one country does not assure that the product will be approved in another country. In addition, regulatory agency approval of pricing is required in many countries and may be required for our marketing of any drug in those countries.

PRODUCT LIABILITY CLAIMS OR PRODUCT RECALLS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      We face an inherent business risk of exposure to product liability claims in the event that the use of our products or products that we manufacture for others is alleged to have resulted in adverse effects. Such risks will exist even with respect to those products that receive regulatory approval for commercial sale. While we will take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. Although we maintain product liability insurance, this insurance may not be sufficient to cover all potential claims against us or involving our products or products manufactured for others. Also, adequate insurance coverage may not be available in the future at acceptable costs, if at all. When we acquire or develop new products, we cannot assure that additional liability insurance coverage for these new products will be available on acceptable terms, if at all. The assertion of this type of claim could have a material adverse affect on our business, financial condition and results of operations. Product recalls may be issued at our discretion or at the discretion of the FDA, other government agencies or others having regulatory authority for pharmaceutical product sales. Recalls could have a material adverse effect on our business, financial condition and results of operations.

WE ARE VULNERABLE TO PRESSURES FROM THIRD-PARTY PAYERS.

      Our commercial success in product sales will depend on patients being reimbursed by third-party health care payers, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. For example, third-party payers strenuously discourage use of branded products when generic substitutes are available, although they may prefer established branded products over more expensive newer products for the same indication. As a result, reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product acquisition and development. If adequate reimbursement levels are not provided, our business, financial condition and results of operations could be materially and adversely affected.

      The market for our products may also be limited by other actions of third-party payers. For example, many managed health care organizations are now limiting the pharmaceutical products that are on their lists of approved drugs. The resulting competition among pharmaceutical companies to place their products on these formulary lists has created a trend of downward pricing pressure in the industry. In addition, many managed care organizations are pursuing various ways to reduce pharmaceutical costs and are considering formulary contracts primarily with those pharmaceutical companies that can offer a broad line of products for a given class of therapy or disease, which we cannot do. Our products may not be included on the approved drug list of managed care organizations, and downward pricing pressures in the industry generally could materially and adversely impact our business, financial condition and results of operations.

NEW LEGISLATION OR REGULATORY PROPOSALS MAY ADVERSELY AFFECT OUR REVENUES.

      A number of legislative proposals aimed at reducing the costs of medical products and services have been enacted or proposed. For example, certain state governments have enacted legislation that seeks to reduce the price paid by the Medicaid program for prescription drugs. In Florida and Michigan, pharmaceutical companies that sell drugs reimbursed under state Medicaid programs are now required to offer rebates in addition to the existing rebates mandated by Federal law in order for their prescription drugs to be placed on the state's preferred list of drugs eligible for Medicaid reimbursement. A number of states are considering additional legislation and other measures that would, if enacted, further adversely affect revenues from the sale of branded drugs, for example, through limits on the purchase of branded drugs by state institutions and restrictions on reimbursement for branded drugs in programs subject to state jurisdiction.

      In addition, in the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the "Medicare Modernization Act"), Congress directed the Secretary of Health and Human Services to create a system for the importation by pharmacists, wholesalers, and individuals of approved drugs into the United States from Canada, where drugs are typically sold at a lower price. In order for this provision to take effect, the Secretary of Health and Human Services must first certify that importation from Canada would not pose a health risk and would reduce the cost of drugs to American consumers. The Secretary recently convened a Task Force to assist in the preparation of a study on whether importation of prescription drugs from Canada would be safe and cost-effective. It is uncertain whether the Secretary will eventually make the certifications necessary in order for the importation provisions to become effective. If they do become effective, this initiative could decrease the price we receive for our products. For most of our branded products, we own only the U.S. distribution rights, while others own the rights to distribute these products outside the United States. Accordingly, sales of our products in the United States could be adversely affected by the importation of products that are available in Canada.

      Changes in the Medicare, Medicaid or similar governmental programs or the amounts paid by those programs for our services may adversely affect our earnings. These programs are highly regulated and subject to frequent and substantial changes and cost containment measures. In recent years, changes in these programs have limited and reduced reimbursement to providers. The Medicare Modernization Act creates a new, voluntary prescription drug benefit under Medicare, which we refer to as "Medicare Drug Benefit." Beginning in 2006, Medicare beneficiaries entitled to Part A or enrolled in Part B will be eligible for the Medicare Drug Benefit, which will be managed by private health insurers, pharmacy benefit managers, and other managed care organizations. Regulations implementing the Medicare Drug Benefit have not yet been published. Moreover, certain members of Congress have indicated that they will try to amend the legislation before the Medicare Drug Benefit goes into effect. We are unable at this time to predict or estimate the financial impact of this new legislation.

      Additionally, several large pharmaceutical companies have recently adopted discount plans for the elderly. Our business, financial condition and results of operations could be materially and adversely affected if recently established or future legislative or regulatory programs that are designed to reduce the costs of medical products and services are effective or require consumers to use generic substitutes or other alternatives for our branded products.

                       THE PROPOSED AMENDMENTS AND WAIVERS

      The summaries of provisions of the Proposed Amendments and Waivers to the Indenture set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Supplemental Indenture. The terms of the Supplemental Indenture may differ from the summary provided below. Copies of the Indenture and Supplemental Indenture may be obtained from the Tabulation Agent upon request. Capitalized terms used in this section without definition shall have the meanings set forth in the Indenture.

      The Proposed Amendments and Waivers and the Supplemental Indenture will become effective if we receive the Requisite Consents by the Expiration Date. In addition, in order for the Proposed Amendments and Waivers to become operative, the Conditions, including the making of the April 2004 Interest Payment, must be satisfied or, to the extent permissible, waived. The proposed Waivers would waive certain past and prospective defaults and events of default under the Indenture, as more completely described below under " -- The Proposed Waivers."

      YOU ARE NOT BEING REQUESTED TO WAIVE ANY DEFAULT OR EVENT OF DEFAULT RESULTING FROM OUR FAILURE TO MAKE THE APRIL 2004 INTEREST PAYMENT AS AND WHEN DUE UNDER THE TERMS OF THE INDENTURE AND THE NOTES. WE ARE PRESENTLY UNABLE TO MAKE THE APRIL 2004 INTEREST PAYMENT BECAUSE OF THE PAYMENT BLOCKAGE NOTICE RECEIVED AS A RESULT OF EVENTS OF DEFAULT UNDER THE CREDIT AGREEMENT. WE ARE CURRENTLY SEEKING TO OBTAIN AN AMENDMENT, REPLACEMENT OR REFINANCING OF OUR CREDIT AGREEMENT THAT WILL PROVIDE FUNDS WITH WHICH WE WOULD MAKE THE APRIL 2004 INTEREST PAYMENT. SEE "SUMMARY -- RECENT EVENTS -- FINANCING PLAN TO ADDRESS LIQUIDITY NEEDS." IF THE REQUISITE CONSENTS ARE DELIVERED BY THE EXPIRATION DATE (AND NOT REVOKED PRIOR TO THE EXPIRATION DATE) AND THE OTHER CONDITIONS ARE SATISFIED OR, TO THE EXTENT PERMISSIBLE, WAIVED BY US, THE PROPOSED AMENDMENTS AND WAIVERS WILL BECOME OPERATIVE, AND WE WILL BE PERMITTED TO MAKE THE APRIL 2004 INTEREST PAYMENT, WHICH WE MUST DO SUBSTANTIALLY CONCURRENTLY WITH THE DATE ON WHICH THE PROPOSED AMENDMENTS BECOME OPERATIVE. SEE "THE CONSENT SOLICITATION -- CONDITIONS TO THE CONSENT SOLICITATION."

      CONSENTS TO THE PROPOSED AMENDMENTS ARE DEEMED CONSENTS TO THE PROPOSED WAIVERS. THE PROPOSED AMENDMENTS AND WAIVERS CONSTITUTE A SINGLE PROPOSAL, AND A CONSENTING HOLDER MUST CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS AS AN ENTIRETY AND MAY NOT CONSENT SELECTIVELY WITH RESPECT TO CERTAIN OF THE PROPOSED AMENDMENTS OR PROPOSED WAIVERS.

      Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate or maturity date or redemption provisions of the Notes, other than the Proposed Amendment to increase the interest rate.

      The Proposed Amendments will be effected through a Supplemental Indenture to be executed by aaiPharma, certain subsidiaries of aaiPharma and the Trustee if we receive the Requisite Consents by the Expiration Date. Quotes from the Supplemental Indenture in this Consent Solicitation Statement are substantially consistent with the Supplemental Indenture. Accordingly, pursuant to the Consent Solicitation, if the Requisite Consents are delivered by the Expiration Date (and not revoked prior to the Expiration Date) and the other Conditions are satisfied or, to the extent permissible, waived by us, the Proposed Amendments and Waivers will become operative as described herein. Additionally, in order for the Proposed Amendments to become operative, we must make the April 2004 Interest Payment substantially concurrently with the date on which the Proposed Amendments become operative. Consents are not revocable at or after the Expiration Date and the Proposed Amendments and Waivers, once operative, will bind all Holders and any transferees, including Holders that do not consent to the Proposed Amendments.

      Once the Proposed Amendments and Waivers become operative, we will have irrevocably agreed to pay the Consent Fee to all Holders who have delivered (and not validly revoked prior to the Expiration Date) their Consents by the Expiration Date in accordance with the procedures of the Consent Solicitation. Non-consenting Holders, however, will not be entitled to receive the Consent Fee. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the Record Date.

THE PROPOSED AMENDMENTS

DEFINITIONS OF "CREDIT AGREEMENT" AND "CREDIT FACILITIES"

      The Indenture defines the term "Credit Agreement" by reference to the Credit Agreement, dated as of March 28, 2002 by and among aaiPharma, the guarantor subsidiaries named therein, Bank of America, N.A., as Administrative Agent, and the other Lenders named therein, including related documents, instruments and agreements, as amended, modified, renewed, refunded, rearranged, replaced or refinanced. Although we believe that the Restructured Facility is a refinancing of the existing Credit Agreement, we have proposed to modify the definition of "Credit Agreement" to clarify that the agreement we intend to enter into to establish the Restructured Facility, including related documents, instruments and agreements, is included in the definition of "Credit Agreement."

      The Indenture defines the term "Credit Facilities" to mean debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing or letters of credit. To clarify that the Restructured Facility is included within this definition, we have proposed adding businesses that make loans in the ordinary course of business to the list of entities that may provide these facilities.

      Section 1.01 of the Indenture will be amended by replacing the definitions of "Credit Agreement" and "Credit Facilities" with the following:

      "`Credit Agreement' means that certain Financing Agreement, to be entered into by and among the Company, the subsidiaries of the Company named therein, the financial institutions from time to time party thereto, Silver Point Finance LLC, as Collateral Agent, and Bank of America, N.A., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, rearranged, replaced or refinanced from time to time.

      `Credit Facilities' means one or more debt facilities (including, without limitation, the credit facilities provided under the Credit Agreement) or commercial paper facilities, in each case with banks, other institutional lenders or other businesses that make loans in the ordinary course of business providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time."

REPORTING REQUIREMENTS

      The Indenture requires us, so long as the Notes are outstanding, to furnish SEC Reports to the SEC and holders of the Notes, even if such reports are not otherwise required by law. We have not filed our quarterly and annual reports with the SEC for any periods ending after September 30, 2003, including our annual report on Form 10-K for the year ended December 31, 2003 and an accompanying report on the annual financial statements by our certified independent accountants. In addition, we have previously cautioned that the 2003 financial information included in our quarterly report on Form 10-Q for the three and nine months ended September 30, 2003 and contained in our February 5, 2004 press release will require material adjustments and that 2003 financial information contained in our other quarterly reports on Form 10-Q filed in 2003 may also require material adjustments. Accordingly, such previously filed reports should not be relied upon. As described herein, certain information that could determine the extent of any adjustments to our 2003 financial information is not available at this time and we cannot predict when this information will become available.

      The Proposed Amendments suspend our obligation under the Indenture to furnish SEC Reports to the SEC and holders of the Notes, including any amended quarterly reports for 2003, until the earlier of the date we file the 2003 Form 10-K with the SEC or September 30, 2004.

      Section 4.03 of the Indenture relating to the reporting covenant will be amended to include the following new paragraph:

      "(c) Notwithstanding anything in this Indenture to the contrary, but subject to the notice and cure provisions set forth in clause (4) of Section
6.01 hereof, the Company shall furnish all reports and other information required to be furnished under clause (a)(i) above, including any amended quarterly reports for 2003, on or prior to the earlier of the date the Company's annual report on Form 10-K for the year ended December 31, 2003 is filed with the SEC or September 30, 2004."

DELIVERY OF A WRITTEN STATEMENT BY OUR CERTIFIED INDEPENDENT ACCOUNTANTS

      The Indenture requires us, so long as the Notes are outstanding, to furnish to the holders of the Notes, together with the annual financial statements required to be delivered under " -- Reporting Requirements" above, a written statement of our certified independent accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that we have violated any provisions of the covenants contained in the Indenture, or if such violation has occurred, specifying the nature and period of existence thereof. Our accountants have not furnished to us, and consequently we have not furnished to the holders of the Notes, such report for the years ended December 31, 2002 and 2003.

      The Proposed Amendments suspend our obligation to furnish to the holders of the Notes such written statements of our certified independent accountants for the years ended December 31, 2002 and 2003 until no later than five days after the earlier of the date our annual report on Form 10-K for the year ended December 31, 2003 is filed under " -- Reporting Requirements" above or September 30, 2004.

      Section 4.04 of the Indenture relating to accountants' certificates will be amended to include the following sentence at the end of Section 4.04(b):

      "Notwithstanding anything in this Indenture to the contrary, the Company shall furnish to the Holders such written statements for the years ended December 31, 2002 and 2003 no later than five days after the earlier of the date the Company's annual report on Form 10-K for the year ended December 31, 2003 is filed with the SEC or September 30, 2004."

AMENDMENTS TO INDEBTEDNESS COVENANT

      The Proposed Amendments would also amend Section 4.09 of the Indenture to permit us to incur indebtedness consisting of Credit Facilities, including the indebtedness under the Restructured Facility as described above under "Recent Events -- Financing Plans to Address Liquidity Needs," provided that the aggregate principal amount of such indebtedness outstanding at any time may not exceed $140 million less the aggregate amount of all Net Proceeds of Asset Sales (other than the M.V.I. Sale) applied by us to repay such indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 of the Indenture. The maximum of $140 million in aggregate principal amount outstanding at any time takes into account the expected application of proceeds from the M.V.I. Sale to repay certain term loan indebtedness under our Credit Agreement, which would occur concurrently with the closing of the Restructured Facility. The Proposed Amendments would also amend Section 4.09(14) of the Indenture to limit our ability to incur up to $10 million of additional Indebtedness not otherwise permitted under the Indenture until we have filed the 2003 Form 10-K with the SEC, except that we may incur such Indebtedness up to $10 million to fund payments of interest on the Notes. Conforming changes are proposed to be made to the definition of "Permitted Liens" to so limit our ability to grant liens with respect to such Indebtedness. In addition, the Proposed Amendments would amend Section 4.09 of the Indenture to permit us to incur indebtedness under any agreement entered into in the ordinary course of business governing provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearing house, zero balance accounts, returned check concentration and controlled disbursement. Section 4.09 of the Indenture will also be amended to allow the incurrence of Permitted Debt notwithstanding that a default under the Indenture has occurred and is continuing or would be caused thereby.

      - Section 4.09 of the Indenture will be amended as follows:

      The second paragraph of Section 4.09 will be amended to delete the words "so long as no Default shall have occurred and be continuing or would be caused thereby."

      - Section 4.09(1) will be amended by deleting the paragraph in its entirety and replacing it with the following:

      "(1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed $140 million,less the aggregate amount of all Net Proceeds of Asset Sales (other than the sale of the M.V.I. and Aquasol product lines) applied by the Company or any of its Restricted Subsidiaries to repay such Indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof;"

      - Section 4.09(11) will be amended by adding the following at the end thereof immediately before the semicolon:

      ", and the incurrence by the Company or any of its Restricted Subsidiaries of obligations under any agreement entered into in the normal course of business governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration and controlled disbursement;"

      - Section 4.09(14) will be amended by adding the following at the end thereof immediately before the period:

      "provided, however, that the Company or any Restricted Subsidiary may not incur Indebtedness under this clause (14) until the Company complies with
Section 4.03(c) of this Indenture, except if the Company incurs Indebtedness under this clause (14) in order to fund interest payments on the Notes"

      - Section 1.01 of the Indenture will be amended by including the following new item under the definition of "Permitted Liens":

      (xviii) Liens to secure Indebtedness permitted by clause (11) of the second paragraph of Section 4.09."

AMENDMENTS TO LIEN COVENANT AND RELATED PROVISIONS

      The Proposed Amendments would amend Section 4.12 of the Indenture to restrict us from granting liens (other than Permitted Liens) upon any of our assets unless the Notes are secured on a priority basis. The Proposed Amendments would also amend Section 4.12 of the Indenture to permit us to grant a lien to secure the Notes and the Subsidiary Guarantees if there is any Indebtedness outstanding under a Credit Agreement under clause (1) under the second paragraph of Section 4.09 of this Indenture at any time after April 20, 2004.
 Modifications to the definition of "Permitted Liens" and to the events of default section would also be made to reflect the inclusion of this new provision.

      Section 4.12 will be amended by deleting the paragraph in its entirety and replacing it with the following two paragraphs:

      "The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on a prior basis (subject only to Permitted Liens) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

      If there is any Indebtedness outstanding under a Credit Agreement under clause (1) under the second paragraph of Section 4.09 hereof at any time after April 20, 2004, the Company and the Guarantors will grant to the Trustee, for its benefit and the benefit of the Holders, a Second Priority Lien in and upon the Collateral to secure the Notes and the Subsidiary Guarantees."

      The definition of "Permitted Liens" in the Indenture will be amended to include the following new item:

      "(xvii) Liens to secure the Notes and the Subsidiary Guarantees; and"

      Section 6.01 of the Indenture relating to events of default will be amended to include the following new paragraph:

      "(10) unless all of the Collateral has been released from the Trustee's Lien thereon in accordance with the provisions of the Security Documents and subject to the terms of the Intercreditor Agreement, default by the Company or any Significant Subsidiary in the performance of the Security Documents which materially adversely affects the enforceability or the validity of the Trustee's Lien on a material portion of the Collateral, the repudiation or disaffirmation by the Company or any Significant Subsidiary of its material obligations under the Security Documents, or the determination in a judicial proceeding before a court of competent jurisdiction that the Security Documents are unenforceable or invalid against the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral, which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied."

LIMITATION ON SENIOR SUBORDINATED DEBT

      Section 4.14 of the Indenture will be amended by substituting the following paragraph for the text of Section 4.14:

      "The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness, other than Indebtedness permitted under clause (1) of the second paragraph of Section 4.09 hereof, that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness, other than Indebtedness permitted under clause (1) of the second paragraph of Section
4.09 hereof, that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee."

AMENDMENTS RELATING TO COLLATERAL FOR THE NOTES

      The Proposed Amendments would add collateral for the Notes and the Subsidiary Guarantees in the event of any borrowing under the Restructured Facility by providing for the creation of liens to secure the Notes and the Subsidiary Guarantees on a junior basis on all assets that also secure our obligations under the Restructured Facility. Certain capitalized terms used in this section without definition are defined as set forth below.

      The Indenture will be amended to add the following new Article 14 with certain modifications to conform the following provisions to the corresponding provisions established as part of the Restructured Facility:

                                   "ARTICLE 14

                        COLLATERAL AND SECURITY DOCUMENTS

      Section 14.01. Collateral and Security Documents.

            (a) In order to secure the due and punctual payment of the Notes, the Company has entered into the Security Agreement and the other Security Documents to create the Second Priority Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the First Priority Liens in accordance with the terms of the Intercreditor Agreement and the other Security Documents entered into in accordance with Section 14.03(c). In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control. In the event of a conflict between the Security Documents and the Intercreditor Agreement, the Intercreditor Agreement shall control. The terms "Senior Lender Claims" and "Noteholder Claims" as used in this Indenture shall have the meanings given to them in the Intercreditor Agreement.

            (b) Each Holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Intercreditor Agreement and the other Security Documents.

            (c) The Company shall not, and shall not cause or permit any of the Guarantors to, intentionally grant a Lien on any of its Collateral to the Senior Collateral Agent for the benefit of the lenders under the Credit Agreement or any other holder of First Priority Liens unless a Second Priority Lien is created in favor of the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Notes) with respect to such property or assets.

            (d) The Collateral Agent is hereby authorized and directed to enter into the Intercreditor Agreement, the Security Agreement and the other Security Documents, and to execute such agreements as attorney-in-fact on behalf of the Holders, and take any and all actions required or permitted by the terms hereof and thereof.

      Section 14.02. Application of Proceeds of Collateral.

            Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Documents and the terms hereof.

      Section 14.03. Possession, Use and Release of Collateral.

            (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and any Guarantees (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and under the control of the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

            (b) Each Holder of a Note, by accepting such Note, acknowledges that
(i) the Security Documents shall provide that so long as any Senior Lender Claims (or any commitments or letters of credit in respect thereof) are outstanding, the holders thereof shall have the exclusive right and authority to control at all times all remedies and other actions related to the Collateral (including dispositions and releases thereof) and to change, waive, modify or vary the Security Documents and (ii) the holders of the Senior Lender Claims may
(x) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents, without the consent of the Holders or the Trustee, to secure additional Indebtedness and additional secured creditors so long as such modifications do not expressly violate the provisions of the Credit Agreement or this Indenture. Subject to the terms of the Security Documents, if at any time or from time to time Collateral that also secures the Senior Lender Claims is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Notes and any Guarantee shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the Senior Lender Claims are repaid in full, the Collateral securing the Notes and the Guarantee shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Collateral was disposed of in order to repay the Senior Lender Claims. Each Holder of a Note, by accepting such Note, directs the Collateral Agent to take such actions as directed by the holders of the Senior Lender Claims in accordance with this Section 14.03(b).

            (c) At such time as (i) the Senior Lender Claims have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, or (ii) the holders of Senior Lender Claims have released their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens on the Collateral shall also be automatically released to the same extent; provided, however, that if the Senior Lender Claims (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Notes and any Guarantees shall then be secured by a Second Priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently incurs obligations under a new Credit Agreement or other Senior Lender Claims that are secured by assets of the Company and/or the Guarantors of the type constituting Collateral, then the Notes shall be secured at such time by a Second Priority Lien on the collateral securing such Senior Lender Claims (to the extent such assets are of the type which constitute Collateral) to the same extent and on the terms and conditions of the security documents relating to the new Credit Agreement or such other Senior Lender Claims as then in effect immediately prior to the release of the Liens on the Collateral.

            (d) Notwithstanding the provisions set forth in this Section 14.03, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

      SECTION 14.04. Opinion of Counsel.

            So long as the Security Interests under the Security Documents have not been terminated in accordance with the terms thereof or hereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA at least annually, within 30 days of June 1 of each year (commencing with June 1, 2005), an Opinion of Counsel satisfying the requirements of Section 314(b) of the TIA.

      SECTION 14.05. Further Assurances.

            The Company and each Domestic Subsidiary shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, which the Collateral Agent under the Security Documents deems reasonably appropriate or advisable to perfect, preserve or protect its Security Interest in the Collateral.

      SECTION 14.06. Trust Indenture Act Requirements.

            The release of any Collateral from the Second Priority Lien of any of the Security Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each of the Holders of the Notes acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any Senior Lender Claims are outstanding, the Company and the Guarantors shall comply with TIA
Section 314(d) relating to the release of property or securities from the Second Priority Liens hereof but only to the extent required by the TIA.

      SECTION 14.07. Suits to Protect the Collateral.

            Subject to the provisions of the Security Documents and any intercreditor agreement, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes).

      SECTION 14.08. Purchaser Protected.

            The Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes).

      SECTION 14.09. Powers Exercisable by Receiver or Trustee.

            In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 14 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 14.

      SECTION 14.10. Release upon Termination of Company's Obligation.

            In the event that the Company's obligations under this Indenture and the Notes have been satisfied and discharged in accordance with the terms hereof and thereof or otherwise defeased in accordance with the provision of Article 8, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Guarantor, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Notes.

      SECTION 14.11. Limitation on Duty of Trustee in Respect of Collateral.

            (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

            (b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Collateral Agent.

      SECTION 14.12. Authorization of Trustee.

            The Trustee is hereby authorized to enter into, or cause any co-collateral agent to enter into, any Security Document or any other document necessary or appropriate in connection with any such Security Document."

      Section 1.01 of the Indenture will be amended by inserting the following new definitions:

      "Collateral" means all of the assets of the Company or any Guarantor whether real, personal or mixed, in which the Holders, the Trustee, the Collateral Agent or any of them now or hereafter holds a Lien as security for any Noteholder Claim.

      "Collateral Agent" means the collateral agent under this Indenture, the Intercreditor Agreement and the Security Agreement, which initially may be the Trustee, acting in its capacity as Collateral Agent under such agreements on behalf of and for the benefit of the Trustee and the Holders.

      "First Priority Lien" means the Liens on the Collateral granted by the Company or any Guarantor to secure the payment and performance of all or any Senior Lender Claims, and all replacements, renewals and other modifications of such Liens.

      "Indenture Documents" has the meaning provided in Section 9.01.

      "Intercreditor Agreement" means the Intercreditor Agreement to be entered into by and among Silver Point Finance, LLC, as Senior Collateral Agent, the
 Trustee,as trustee and collateral agent under this Indenture, and the Company, as amended, modified, restated, supplemented or replaced from time to time.

      "Noteholder Claims" has the meaning provided in Section 14.01.

      "Pledge Agreement" means the Pledge Agreement to be made by the Company and the Guarantors named therein in favor of the Trustee, as amended, modified, restated, supplemented or replaced from time to time.

      "Second Priority Lien" means the Liens on the Collateral granted by the Company or any Guarantor to secure the payment and performance of all or any Noteholder Claims, and all replacements, renewals and other modifications of such Liens.

      "Security Agreement" means the Security Agreement to be entered into by and among the Company and the Guarantors in favor of the Trustee, granting, among other things, a junior Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and holders of the Notes
, as amended, modified, restated, supplemented or replaced from time to time.

      "Security Documents" means, collectively, the Security Agreement, the Intercreditor Agreement, the Pledge Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and holders of the Notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

      "Security Interests" means the liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes.

      "Senior Collateral Agent" means Silver Point Finance, LLC, as collateral agent for the Holders of the Senior Lender Claims and any successors.

      "Senior Lender Claims" has the meaning provided in Section 14.01.

      Section 9.01 of the Indenture will be amended to include the following new paragraphs:

      "(g) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents.

      In addition, without the consent of any Holder, any amendment, waiver or consent agreed to by the Senior Collateral Agent or the holders of Senior Lender Claims under any provision of any of the security documents granting the First Priority Lien on any Collateral to secure the Senior Lender Claims will automatically apply to the comparable provision of the comparable Security Document entered into in connection with the Notes, as provided in the Intercreditor Agreement. The Company shall also be entitled to other releases of the Collateral or the Subsidiary Guarantees as described in Sections 14.03 and
11.06 hereof. If the Company wishes under other circumstances to obtain an amendment or waiver or seek a consent under any Security Document or Subsidiary Guarantee, the Company shall be entitled to do so if the Company mails written notice of its request to the Trustee and the Holders and if the Company does not receive written objections from Holders of at least 25% in principal amount of the Notes within 20 Business Days after that mailing. If the Company receives such objections, then it shall not be entitled to effect that amendment or waiver, and such consent shall not be effective, unless the Company obtains the consent of the Holders of a majority in outstanding principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes)."

INCREASE IN INTEREST RATE

      The following provision will be included in the Supplemental Indenture:

      "The interest rate on the Notes is hereby deemed to be increased from 11% per annum to 11.5% per annum as of April 1, 2004 until maturity thereof."

CONSISTENT AMENDMENTS

      In addition to the foregoing listed amendments, the Proposed Amendments will include amendments consistent with these Proposed Amendments, including the addition of provisions with respect to the appointment and responsibilities of the collateral agent, addition of references to the Security Documents as obligations that may be discharged in legal or covenant defeasance, additions of the obligation of new Subsidiary Guarantors to enter into the Security Documents and inclusion of the Security Documents as permitted encumbrances. The remaining sections of the Indenture will be unaffected. Copies of the Indenture and the Supplemental Indenture may be obtained from the Tabulation Agent upon request.

INTERCREDITOR AGREEMENT

      The following paragraphs contain a summary of the principal provisions of the Intercreditor Agreement expected to be entered into among Silver Point, as Senior Collateral Agent (as defined below), the Trustee, as trustee and collateral agent under the Indenture, and aaiPharma (the "Intercreditor Agreement"). The following description of the Intercreditor Agreement is subject to the terms of the definitive Intercreditor Agreement, which may differ from this description. Certain terms used in the flowing paragraphs without definition have the meanings given to them in the Intercreditor Agreement, as set forth more completely at the end of this section.

      The Intercreditor Agreement will provide that, notwithstanding the date, manner or order of grant, attachment or perfection of any liens granted to the Trustee or any of the holders of Notes on the Common Collateral or of any liens granted to the Senior Collateral Agent or any of the Senior Lenders on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the holders of Notes, will agree that: (a) any lien on the Common Collateral securing any or all of the Senior Lender Claims now or hereafter held by the Senior Collateral Agent or any of the Senior Lenders shall be senior and prior to any lien on the Common Collateral securing any or all of the Noteholder Claims; and (b) any lien on the Common Collateral now or hereafter held by the Trustee or any of the holders of Notes regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all liens on the Common Collateral securing any or all of the Senior Lender Claims. All liens on the Common Collateral securing any or all of the Senior Lender Claims shall be and remain senior to all liens on the Common Collateral securing any or all of the Noteholder Claims for all purposes, whether or not any such liens securing any of the Senior Lender Claims are subordinated to any lien securing any other obligation of aaiPharma or any Guarantor. Each of the Trustee, for itself and on behalf of each holder of Notes, and the Senior Collateral Agent, for itself and on behalf of each Senior Lender, will agree that it shall not (and will waive any right to) contest or support any other person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a lien held by the Senior Collateral Agent or any of the Senior Lenders in any of the Senior Lender Collateral or by the Trustee or any of the holders of Notes in any of the Common Collateral, as the case may be. Further, so long as the Discharge of Senior Lender Claims has not occurred, (a) the parties to the Intercreditor Agreement will agree that, after the date thereof, if the Trustee or any holder of Notes shall hold any lien on any assets of aaiPharma or any of its subsidiaries securing any of the Noteholder Claims that are not also subject to the first-priority (ahead of the Trustee and the holders of Notes) lien of the Senior Collateral Agent under the Senior Lender Documents, the Trustee, upon demand by the Senior Collateral Agent, will either release (or cause the release of) such lien or assign it (or cause it to be assigned) to the Senior Collateral Agent as security for the Senior Lender Claims, and (b) aaiPharma will agree not to grant any lien on any of its assets, or permit any of its subsidiaries to grant a Lien on any of its assets, in favor of the Trustee or any of the holders of

Notes unless it, or such subsidiary, has granted a similar lien on such assets in favor of the Senior Collateral Agent or the Senior Lenders.

      The Intercreditor Agreement will also provide that, so long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against aaiPharma or any Guarantor, (i) the Trustee and the holders of Notes will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent or any Senior Lender, the exercise of any right under any cash management agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Trustee or any holder of Notes is a party, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by the Senior Collateral Agent and the Senior Lenders or any of them from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the Senior Collateral Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any holder of Notes; provided, however, (a) that in any Insolvency or Liquidation Proceeding commenced by or against aaiPharma or any Guarantor, the Trustee may file a claim or statement of interest with respect to the Noteholder Claims, and (b) the Trustee may take any action not adverse to the liens on the Common Collateral securing any of the Senior Lender Claims in order to preserve or protect its rights in the Common Collateral. The Intercreditor agreement will provide further that, in exercising rights and remedies with respect to the Common Collateral, the Senior Collateral Agent and the Senior Lenders or any of them may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

      The Trustee, on behalf of itself and the holders of Notes, will agree that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral, unless and until the Discharge of Senior Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in the immediately preceding paragraph, the sole right of the Trustee and the holders of Notes with respect to the Common Collateral will be to hold a lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred. Further, subject to the proviso in the immediately preceding paragraph, the Trustee, for itself and on behalf of the holders of Notes, (a) will agree that the Trustee and the holders of Notes will not take any action that would hinder any exercise of remedies undertaken by the Senior Collateral Agent or any Senior Lender under any of the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of any Common Collateral, whether by foreclosure or otherwise, (b) will waive any and all rights it or any of the holders of Notes may have as a junior lien creditor or otherwise to object to the manner in which the Senior Collateral Agent or any of the Senior Lenders seek to enforce or collect any Senior Lender Claims or any liens granted in any of the Senior Lender Collateral, and (c) will agree that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any person (other than the Senior Lenders and the Senior Collateral Agent upon the request thereof) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any lien held by it under any of the Noteholder Documents or otherwise.

      The Intercreditor Agreement will provide that, as long as the Discharge of Senior Lender Claims has not occurred, the cash proceeds of Common Collateral received in connection with the sale of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Senior Collateral Agent to the Senior Lender Claims in such order as specified in the Senior Credit Agreement until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, the Senior Collateral Agent shall deliver to the Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Any Common Collateral or proceeds thereof received by the Trustee or any holder of Notes in connection with the exercise of any right or remedy (including setoff) relating to any Common Collateral in contravention of the Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

      The Intercreditor agreement will also provide that, if in connection with:

            (i) the exercise of the Senior Collateral Agent's remedies in respect of any of the Common Collateral provided for in the Intercreditor Agreement, including any sale, lease, exchange, transfer or other disposition of such Common Collateral;

            (ii) any sale, lease, exchange, transfer or other disposition of Common Collateral permitted under the terms of the Senior Credit Agreement (whether or not an event of default under, and as defined therein, has occurred and is continuing) and permitted or not prohibited under Section 4.10 of the Indenture (Asset Sales); or

            (iii) any agreement between the Senior Collateral Agent and aaiPharma to release the Senior Collateral Agent's lien on any portion of the Common Collateral or to release any Guarantor from its obligations under the Senior Credit Agreement or any of the other Senior Lender Documents, which release is not otherwise prohibited by the terms of the Noteholder Documents;

      the Senior Collateral Agent, for itself or on behalf of the Senior Lenders, release any of their liens on any part of the Common Collateral (or any Guarantor from its obligations under the Senior Credit Agreement or any of the other Senior Lender Documents), the liens, if any, of the Trustee, for itself or for the benefit of the holders of Notes, on such Common Collateral (and the obligations of such Guarantor under its guaranty of the Noteholder Claims) shall be automatically, unconditionally and simultaneously released and the Trustee, for itself or on behalf of any such holder of Notes, promptly shall execute and deliver to the Senior Collateral Agent or aaiPharma such termination statements, releases and other documents as the Senior Collateral Agent or aaiPharma may request to effectively confirm such release. The Trustee, for itself and on behalf of the holders of the Notes, will irrevocably constitute and appoint the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or any such holder or in the Senior Collateral Agent's own name, from time to time in the Senior Collateral Agent's discretion, for the purpose of effecting such releases, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish such purpose, including, without limitation, any financing statements, endorsements or other instruments or transfer or release.

      Unless and until the Discharge of Senior Lender Claims has occurred, the Senior Collateral Agent and the Senior Lenders will have the sole and exclusive right, subject to the rights of aaiPharma under the relevant Senior Lender Documents, to adjust settlement for any insurance policy covering any Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting any Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect to Common Collateral will be paid to the Senior Collateral Agent for the benefit of the Senior Lenders to the extent required under the Senior Credit Agreement and the other Senior Lender Documents and thereafter to the Trustee for the benefit of the holders of Notes to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Trustee or any holder of Notes, at any time, receives any proceeds of any such insurance policy or any such award in contravention of the Intercreditor Agreement, it will be required to pay such proceeds over to the Senior Collateral Agent in accordance with the terms of the Intercreditor Agreement.

      Without the prior written consent of the Senior Collateral Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be inconsistent with any of the terms of any of the Senior Lender Documents or the Intercreditor Agreement. Each Noteholder Collateral Document is required to include a statement acknowledging that the Noteholder Collateral Document is subject to the provisions of the Intercreditor Agreement. In addition, each Noteholder Mortgage covering any Common Collateral is required to contain such other language as the Senior Collateral Agent may reasonably request to reflect the subordination of such Noteholder Mortgage and each Uniform Commercial Code financing statement naming the Trustee as secured party covering any Common Collateral shall contain such other language as the Senior Collateral Agent may reasonably request to reflect the lien subordination agreed to in the Intercreditor Agreement.

      In the event the Senior Collateral Agent or the Required Lenders enter into any amendment, waiver or consent in respect of any of the Senior Lender Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lender Collateral Document or changing in any manner the rights of the Senior Collateral Agent, any of the Senior Lenders, aaiPharma or any of the Guarantors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or the holders of Notes and without any action by the Trustee, aaiPharma or any Guarantor; provided, however, (A) that no such amendment, waiver or consent shall have the effect of removing assets subject to the lien of the Noteholder Collateral Documents, except to the extent that a release of such lien is permitted by the immediately preceding paragraph, and (B) notice of such amendment, waiver or consent shall have been given to the Trustee. Further, if at any time after the Discharge of Senior Lender Claims has occurred aaiPharma designates any Future First-Lien Credit Facility to be the "Senior Credit Agreement" under the Intercreditor Agreement (a "Senior Credit Agreement Designation"), then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and such Future First-Lien Credit Facility shall automatically be treated as the Senior Credit Agreement for all purposes of the Intercreditor Agreement, including without limitation for purposes of the lien priorities and rights in respect of Common Collateral set forth herein.

      The Intercreditor Agreement will provide further that, if aaiPharma or any Guarantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Collateral Agent or any Senior Lender shall desire to permit the use of cash collateral or to permit aaiPharma or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code ("DIP Financing"), then the Trustee, on behalf of itself and the holders of Notes, will agree that it will raise no objection to such use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the immediately succeeding paragraph) and, to the extent any of the liens securing any Senior Lender Claims are subordinated or pari passu with such DIP Financing, will subordinate its liens in the same Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other liens securing the Noteholder Claims are so subordinated to Senior Lender Claims under the Intercreditor Agreement. Further, until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and the holders of Notes, will agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Senior Collateral Agent and the Required Lenders.

      The Trustee, on behalf of itself and the holders of Notes, will agree that none of them shall contest (or support any other Person contesting) (a) any request by the Senior Collateral Agent or any of the Senior Lenders for adequate protection or (b) any objection by the Senior Collateral Agent or any of the Senior Lenders to any motion, relief, action or proceeding based on the Senior Collateral Agent or any of the Senior Lenders claiming a lack of adequate protection. Notwithstanding the foregoing and the provisions of the immediately preceding paragraph, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of its cash collateral under Section 363 or Section 364 of the Bankruptcy Code, then the Trustee, on behalf of itself or any of the holders of Notes, may seek or request adequate protection in the form of a replacement lien on such additional collateral, which lien is subordinated to the liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other liens securing the Noteholder Claims are so subordinated to the Senior Lender Claims under the Intercreditor Agreement, and (ii) in the event the Trustee, on behalf of itself and the holders of Notes, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself and the holders of Notes, will agree that the Senior Collateral Agent shall also be granted a senior lien on such additional collateral as security for the relevant Senior Lender Claims and any such DIP Financing and that any lien on such additional collateral securing the Noteholder Claims shall be subordinated to the liens on such collateral securing the Senior Lender Claims and any such DIP

Financing (and all Obligations relating thereto) and any other liens granted to the Senior Collateral Agent or any of the Senior Lenders as adequate protection on the same basis as the other liens securing the Noteholder Claims are so subordinated to such Senior Lender Claims under the Intercreditor Agreement. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lender Claims and Noteholder Claims, then, to the extent the debt obligations distributed on account of Senior Lender Claims and Noteholder Claims are secured by liens on the same property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the liens securing such debt obligations.

      The Intercreditor Agreement will also provide that the Senior Lenders, the Senior Collateral Agent and any of them may, at any time and from time to time, without the consent of, or notice to, the Trustee or any holder of Notes, without incurring any liabilities to the Trustee or any holder of Notes and without impairing or releasing the lien priorities and other benefits provided in the Intercreditor Agreement (even if any right of subrogation or other right or remedy of the Trustee or any holder of Notes is affected, impaired or extinguished thereby) do any one or more of the following:

            (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Senior Lender Claims or any lien in any Senior Lender Collateral or guaranty thereof or any liability of aaiPharma or any Guarantor or any other person, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any increase in or extension of any of the Senior Lender Claims, without any restriction as to the amount, tenor or terms of any such increase or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any liens held by any of the Senior Lenders or the Senior Collateral Agent, any of the Senior Lender Claims or any of the Senior Lender Documents);

            (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lender Collateral or any liability of aaiPharma, any Guarantor or any other person to any of the Senior Lenders or Senior Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

            (iii) settle or compromise any Senior Lender Claim or any other liability of aaiPharma, any Guarantor or any other person or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, any of the Senior Lender Claims) in any manner or order; and

            (iv) exercise or delay in or refrain from exercising any right or remedy against aaiPharma or any security or any Guarantor or any other person, elect any remedy and otherwise deal freely with aaiPharma, any Guarantor and any other person and any Senior Lender Collateral and any security and any guarantor or any liability of aaiPharma or any Guarantor to the Senior Collateral Agent or any of the Senior Lenders or any liability incurred directly or indirectly in respect thereof.

      The Trustee, on behalf of itself and the holders of Notes, will also (a) agree that the Senior Lenders and the Senior Collateral Agent shall have no liability to the Trustee or any holder of Notes, (b) waive any claim against any Senior Lender or the Senior Collateral Agent, arising out of any and all actions which any of the Senior Lenders or the Senior Collateral Agent may take or permit or omit to take with respect to: (i) any of the Senior Lender Documents,
(ii) the collection of any of the Senior Lender Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any of the Senior Lender Collateral, (c) agree that the Senior Lenders and the Senior Collateral Agent have no duty to them in respect of the maintenance or preservation of the Senior Lender Collateral, the Senior Lender Claims or otherwise, (d) agree not to assert and will waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law, and (e) waive any rights of subrogation it may acquire as a result of any payment under the Intercreditor Agreement until the Discharge of Senior Lender Claims has occurred.

      The following terms are defined in the Intercreditor Agreement as set forth below:

      "Common Collateral" shall mean all of the assets of aaiPharma or any of its subsidiaries whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

      "Comparable Noteholder Collateral Document" shall mean, in relation to any Common Collateral subject to any Senior Lender Collateral Document, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by aaiPharma or the same Guarantor, as applicable.

      "Discharge of Senior Lender Claims" shall mean, except to the extent otherwise provided in the Intercreditor Agreement, payment in full of the principal of, interest and premium, if any, on all indebtedness outstanding under the Senior Credit Agreement and any other Future First-Lien Credit Facility or, with respect to Hedging Obligations or letters of credit outstanding under or in connection with any of the foregoing, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Senior Credit Agreement or such other First-Lien Credit Facility, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other Senior Lender Claims that are due and payable at or prior to the time such principal and interest are paid.

      "Future First-Lien Credit Facility" shall mean any Credit Facility (as defined in the Indenture) that is designated by aaiPharma as a "Credit Facility" for purposes of the Indenture (other than the Senior Credit Agreement), provided that the Required Lenders under the Senior Credit Agreement then in effect have consented to such designation.

      "Guarantor" shall mean each subsidiary of aaiPharma that is a guarantor of any of the Noteholder Claims.

      "Hedging Obligations" shall mean, with respect to any person, the obligations of such person under (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates and/or currency exchange rates.

      "Insolvency or Liquidation Proceeding" shall mean (a) any voluntary or involuntary case or proceeding under the federal Bankruptcy Code with respect to aaiPharma or any Guarantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to aaiPharma or any Guarantor or with respect to any of their respective assets,
(c) any liquidation, dissolution, reorganization or winding up of aaiPharma or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of aaiPharma or any Guarantor.

      "Noteholder Claims" shall mean all indebtedness, obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them.

      "Noteholder Collateral" shall mean all of the assets of aaiPharma or any Guarantor whether real, personal or mixed, in which the holders of Notes or the Trustee or any of them now or hereafter holds a lien as security for any Noteholder Claim.

      "Noteholder Collateral Documents" shall mean the Noteholder Security Agreement, the Noteholder Pledge Agreement, the Noteholder Mortgages, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a lien is granted by aaiPharma or a Guarantor to secure any Noteholder Claims or under which rights or remedies with respect to any such lien are governed, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Noteholder Documents" shall mean the Indenture, the Notes (as defined in the Indenture), the Subsidiary Guarantees (as defined in the Indenture), the Noteholder Collateral Documents and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Noteholder Claims, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Noteholder Mortgages" shall mean a collective reference to each mortgage, deed of trust and any other document or instrument under which any lien on real property owned by aaiPharma or any subsidiary is granted to secure any Noteholder Claims or under which rights or remedies with respect to any such liens are governed, as the same may be amended, renewed, extended, supplemented or modified.

      "Noteholder Pledge Agreement" shall mean the Pledge Agreement to be made by aaiPharma and the Guarantors named therein in favor of the Trustee, as the same may be amended, renewed, extended, supplemented or modified.

      "Noteholder Security Agreement" shall mean the Security Agreement to be made by aaiPharma and the Guarantors in favor of the Trustee, as the same may be amended, renewed, extended, supplemented or modified.

      "Obligations" shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any obligation to post cash collateral in respect of letters of credit and any other obligations), or any obligation for cash management services or Hedging Obligations.

      "Required Lenders" shall mean, with respect to any amendment or modification of the Senior Credit Agreement, or any termination or waiver of any provision of the Senior Credit Agreement, or any consent or departure by aaiPharma or any Guarantor therefrom, those Senior Lenders, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

      "Senior Collateral Agent" shall include, in addition to Silver Point in its capacity as collateral agent for the Senior Lenders under the Senior Lender Documents, the then acting collateral agent for the Senior Lenders (or if there is more than one collateral agent, a majority of them) under the Senior Lender Documents and any successor thereto exercising substantially the same rights and powers, or if there is no acting Senior Collateral Agent under the Senior Credit Agreement, the Required Lenders.

      "Senior Credit Agreement" shall mean, collectively, the Financing Agreement to be entered into among aaiPharma and its subsidiaries designated as borrowers thereunder, the financial institutions party thereto as lenders and issuing banks, the Senior Collateral Agent, and Bank of America, N.A., as administrative agent for such lenders and issuing banks, as such agreement may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto and any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced as any such other agreements may from time to time at the option of the parties thereto be amended, amended and restated, supplemented, renewed or otherwise modified; provided that if at any time a Discharge of Senior Lender Claims occurs with respect to such Senior Credit Agreement (without giving effect to the provisions of the Intercreditor Agreement relating to a Senior Credit Agreement Designation), then, to the extent provided in such provisions, the term "Senior Credit Agreement" shall mean the Future First-Lien Credit Facility designated by aaiPharma in accordance with the terms of the Intercreditor Agreement.

      "Senior Lender Cash Management Obligations" shall mean all Obligations (as defined in the Senior Credit Agreement or any Future First-Lien Credit Facility), now or hereafter outstanding, of aaiPharma or any of its subsidiaries in respect of cash management services.

      "Senior Lender Claims" shall mean (a) all Indebtedness, now or hereafter outstanding, under one or more of the Senior Lender Documents, including any Future First-Lien Credit Facilities, the Indebtedness under each of which constitutes Permitted Debt (as defined in the Indenture) or is otherwise permitted by the Indenture and (b) all other Obligations, now or hereafter outstanding, not constituting Indebtedness of aaiPharma or a Guarantor under the Senior Lender Documents or any such other Future First-Lien Credit Facility, including, without limitation, all Senior Lender Hedging Obligations and Senior Lender Cash Management Obligations. Senior Lender Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Credit Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to any of the Senior Lender Claims (whether by or on behalf of aaiPharma or any Guarantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

      "Senior Lender Collateral" shall mean all of the assets of aaiPharma or any of aaiPharma's subsidiaries whether real, personal or mixed, in which the Senior Lenders or the Senior Collateral Agent or any of the foregoing persons now or hereafter holds a lien as security for any Senior Lender Claim.

      "Senior Lender Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgages and any Loan Document or other document or instrument pursuant to which a lien is granted securing any Senior Lender Claims, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Senior Lender Documents" shall mean the Senior Credit Agreement and each of the other Loan Documents (as defined in the Senior Credit Agreement or any Future First-Lien Credit Facility) (including, without limitation, each document or instrument evidencing a Senior Lender Hedging Obligation or Senior Lender Cash Management Obligation), all documents and instruments evidencing any other obligation under the Senior Credit Agreement or any Future First-Lien Credit Facility, and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing, governing or relating to any Senior Lender Claims, as any such document or instrument may from time to time be amended, renewed, restated, supplemented or otherwise modified.

      "Senior Lender Hedging Obligations" shall mean Obligations (as defined in the Senior Credit Agreement or any Future First-Lien Credit Facility), now or hereafter outstanding, constituting Hedging Obligations of aaiPharma or any of its subsidiaries.

      "Senior Lenders" shall mean the persons holding Senior Lender Claims, including, without limitation, the Senior Collateral Agent.

THE PROPOSED WAIVERS

      The Consent Form provides for the Waiver of all past and prospective defaults and events of default under the Indenture arising or resulting from:

      - any failure to comply with Sections 4.03, 4.04 and 4.09 of the Indenture at any time prior to the Expiration Date, and

      - any failure to comply with Sections 2.13 and 4.21 of the Indenture as described below.

      All such defaults and events of default are referred to herein as the "Waived Defaults." By executing a Consent Form, Holders waive any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any of the Waived Defaults.

      Payment of Defaulted Interest

      As discussed herein, we are presently unable to make the April 2004 Interest Payment because of a blockage imposed under the Indenture as a result of events of default under the Credit Agreement. We are currently seeking to obtain an amendment, replacement or other refinancing of our Credit Agreement that will provide funds with which we would make the April 2004 Interest Payment. See "Summary -- Recent Events -- Financing Plan to Address Liquidity Needs." If the Requisite Consents are delivered and not revoked prior to the Expiration Date and the other Conditions are satisfied or, to the extent permissible, waived by us, we will be permitted to make the April 2004 Interest Payment, which we must do substantially concurrently with the date on which the Proposed Amendments become operative.

      Section 2.13 of the Indenture specifies the procedures for making payments of defaulted interest on the Notes. That section provides that if we default in a payment of interest on the Notes, we must pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are holders of the Notes on a subsequent special record date, in each case at the rate provided in the Notes and in

Section 4.01 of the Indenture. That section also provides that we must fix the special record date and payment date. However, the special record date must be at least 10 days before the payment date. Further, at least 15 days before the special record date, we (or the Trustee) must mail to the holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

      The effect of these provisions is that we may not make the April 2004 Interest Payment until at least 25 days after we fix a special record date and payment date and mail notice to the holders of the Notes. As discussed herein, we intend to make the April 2004 Interest Payment if the Requisite Consents are delivered prior to the Expiration Date (and not revoked prior to the Expiration
Date) and the other Conditions are satisfied or (to the extent permissible) waived, in order that the Proposed Amendments will become operative. We have fixed March 15, 2004 as the record date for purposes of determining the persons who are entitled to receive the April 2004 Interest Payment. We would not be able to make the April 2004 Interest Payment in this manner and in compliance with the Indenture unless we obtained a waiver from the Holders with respect to our failure to comply with the requirements of Section 2.13. By executing a Consent Form, Holders waive any defaults and events of default under the Indenture with respect to our failure to comply with such requirements.

      Waiver of Failure to Comply With Subsidiary Guarantee Requirement

      In July 2003, we created a subsidiary, Scarlet Holding Corporation, which in turn created two additional subsidiaries, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc., which subsidiaries were to be used to consummate our proposed merger with CIMA Labs, Inc. The merger agreement for such transaction was terminated without consummation of the merger and, following such termination, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc. were each merged into Scarlet Holding Corporation and, following such mergers, Scarlet Holding Corporation was merged into our company in March 2004. We failed to comply with the guarantee requirements set forth in Section 4.21 of the Indenture with respect to Scarlet Holding Corporation, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc., which provide that any newly created domestic subsidiary must become a guarantor under the Indenture. By executing a Consent Form, Holders waive any defaults and events of default under the Indenture with respect to our failure to comply with such guarantee requirements.

      The Indenture provides that the Waived Defaults may be waived by Holders of not less than a majority in aggregate principal amount of the outstanding Notes, excluding any Notes owned by us or any of our affiliates. If the Requisite Consents are obtained, the Waived Defaults, if any, will cease to exist, and any past or prospective default or event of default under the Indenture as described above will be deemed to have been cured for all purposes of the Indenture.

                            THE CONSENT SOLICITATION

GENERAL

      We are seeking Consents to the Proposed Amendments and Waivers to the Indenture as described under "The Proposed Amendments and Waivers," which will permit the execution and delivery by the Company of the Supplemental Indenture to effect the Proposed Amendments. Approval of the Proposed Amendments and Waivers requires the consent of Holders of not less than a majority in outstanding principal amount of Notes, excluding any Notes owned by us or any of our affiliates. The Proposed Amendments and Waivers are being presented as one proposal. Consequently, the delivery of a Consent by a Holder is a delivery of a Consent to all Proposed Amendments and Waivers and a Consent purporting to consent to only some of the Proposed Amendments and Waivers will not be valid. See "The Proposed Amendments and Waivers."

      Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes, other than the Proposed Amendments to increase the interest rate . HOWEVER, BECAUSE OF CERTAIN EVENTS OF DEFAULT THAT HAVE OCCURRED AND ARE CONTINUING UNDER OUR CREDIT AGREEMENT, WE ARE PROHIBITED BY THE TERMS OF THE INDENTURE FROM MAKING THE APRIL 2004 INTEREST PAYMENT. We are currently seeking to obtain an amendment, replacement or other refinancing of our Credit Agreement that would provide funds with which we would make the April 2004 Interest Payment. See "Summary -- Recent Events -- Financing Plan to Address Liquidity Needs."

      The Proposed Amendments and Waivers will become effective if we receive valid and unrevoked Consents constituting the Requisite Consents by the Expiration Date. In addition, the Proposed Amendments and Waivers will become operative with respect to the Notes only upon satisfaction, or waiver by us, if permissible, of the Conditions. See " -- Conditions to the Consent Solicitation" below. In the event that we receive the Requisite Consents and the Conditions are satisfied or, to the extent permissible, waived, we will make the April 2004 Interest Payment, which will include default interest. If, by May 1, 2004, we do not receive the Requisite Consents or the Conditions are not satisfied or, to the extent permissible, waived, our failure to make the April 2004 Interest Payment will become an event of default under the Indenture that will permit acceleration of the Notes and the exercise of other available remedies. See "Risk Factors -- Risks Relating to our Financial Condition - Failure to obtain the Requisite Consents of the Holders to the Proposed Amendments and Waivers would have a material adverse effect on our cash flows and liquidity and could result in our filing of a voluntary petition for bankruptcy."

      We will execute the Supplemental Indenture if we receive valid and unrevoked Consents constituting the Requisite Consents by the Expiration Date. IF THE SUPPLEMENTAL INDENTURE IS EXECUTED AND THE PROPOSED AMENDMENTS BECOME OPERATIVE UPON SATISFACTION OR PERMITTED WAIVER OF THE CONDITIONS, THE HOLDERS OF NOTES THAT HAVE NOT CONSENTED FOR ANY REASON WILL BE BOUND THEREBY EVEN THOUGH THEY HAVE NOT CONSENTED TO SUCH PROPOSED AMENDMENTS. SEE " -- CERTAIN CONSIDERATIONS."

      If the Requisite Consents are received, and the other Conditions are satisfied or, if permissible, waived we will pay (directly or through an agent) to each Holder who consents by delivering a properly executed and completed Consent Form to the Tabulation Agent by the Expiration Date, and does not revoke such Consent prior to the Expiration Date, the Consent Fee as promptly as practicable after the date on which the Proposed Amendments and Waivers become operative.

      Failure to deliver a Consent Form will have the same effect as if a Holder had voted "Against" the Proposed Amendments and Waivers. We will provide notice to Holders of the receipt of the Requisite Consents, the execution of a Supplemental Indenture, the satisfaction or waiver of the Conditions and the date on which the Proposed Amendments and Waivers become operative.

      The delivery of a Consent Form will not affect a Holder's right to sell or transfer the Notes. If a Holder delivers a Consent and subsequently transfers its Notes prior to the Expiration Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made pursuant to the instructions contained in the Consent to the Holder who executes and delivers the Consent, unless the Consent with respect to such Notes has been validly revoked at any time prior to the Expiration Date.

      Beneficial owners of Notes who wish to provide a Consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute and deliver promptly a Consent Form on behalf of the beneficial owner prior to the Expiration Date.

CONSENT FEE

      In the event that we receive the Requisite Consents and the Conditions described below are satisfied or waived, we will pay a Consent Fee to each Holder who delivers a valid and unrevoked Consent to the Proposed Amendments by the Expiration Date. The Consent Fee will be a cash payment of $10 per $1,000 principal amount of Notes as to which such valid and unrevoked Consents are delivered. If a Consent Fee is paid, all Holders who have not delivered a Consent by the Expiration Date will not be entitled to receive any Consent Fee, but will be bound by the Proposed Amendments once operative. Payment of the Consent Fee will be made promptly after the Proposed Amendments and Waivers become operative.

      For a discussion of the material United States federal tax consequences that may result from the Consent Solicitation, see "Certain Federal Income Tax Consequences."

RECORD DATE

      The Record Date for the determination of Holders entitled to give Consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on April 7, 2004. We reserve the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the "Record Date" for purposes of the Consent Solicitation.

CONDITIONS TO THE CONSENT SOLICITATION

      Our obligation to pay the Consent Fee in respect of valid and unrevoked Consents is conditioned upon receipt by the Tabulation Agent by the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes, excluding any Notes owned by us or any of our affiliates, and on satisfaction, or waiver by aaiPharma if permissible, of the following conditions:

      (1) establishment of the Restructured Facility on terms acceptable to us,

      (2)   completion of the M.V.I. Sale on terms acceptable to us,

      (3) payment in full of indebtedness outstanding under the Credit Agreement and termination of credit facilities thereunder,

      (4) substantially concurrently with the date on which the Proposed Amendments and Waivers become operative, satisfaction of the Interest Requirement,

      (5)   prepayment of the Accelerated Royalties on terms acceptable to us,

      (6)   delivery to the Trustee of the Legal Opinions, and

      (7) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waivers or the payment of the Consent Fee or that would question the legality or validity thereof (together with (1), (2), (3), (4), (5) and (6) above, the "Conditions").

      If the Conditions specified above are not satisfied or (to the extent permitted) waived on or prior to the Expiration Date, or such later date as we may specify, we may, in our sole discretion and without giving any notice, allow the Consent Solicitation to lapse, or extend the solicitation period and continue soliciting Consents in the Consent Solicitation. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the

Record Date. Subject to applicable law, the Consent Solicitation may be abandoned or terminated for any reason at any time, in which case any Consents received will be voided and no Consent Fee will be paid to any Holders.

      The Conditions listed in clauses (1) through (6) above are conditions for your benefit as Holders and cannot be waived by us. The condition specified in clause (7) above is for the benefit of aaiPharma and may be waived or extended in our sole discretion.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

      The Expiration Date for the Consent Solicitation is 12:00 Noon, New York City time, on April 20, 2004, unless we, in our sole discretion, extend the period during which the Consent Solicitation is open, in which case the term "Expiration Date" means the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Date, we will notify the Tabulation Agent in writing or orally of any extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof as promptly as practicable thereafter. We may extend the Consent Solicitation on a daily basis or for such specified period of time as we determine in our sole discretion. Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of the Consent Solicitation.

      During any extension of the Consent Solicitation, all Consents validly delivered will remain effective unless validly revoked prior to the Expiration Date. No Consents may be revoked on or after the Expiration Date.

      Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) terminate the Consent Solicitation for any reason, or for no reason, (2) extend the Expiration Date, (3) amend the terms of the Consent Solicitation or (4) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we develop sources of liquidity other than by incurring indebtedness, if we incur indebtedness in compliance with the Indenture or if we can cure existing defaults under the Indenture, we may terminate this Consent Solicitation.

      If the Consent Solicitation is amended or modified in a manner that we determine to constitute a material change to the Holders, we will promptly disclose such amendment or modification in a manner we deem to be appropriate and may, if we deem it appropriate, extend the Consent Solicitation for a period we deem to be adequate to permit the Holders to deliver and/or revoke their Consents.

      In the event that the Consent Solicitation is withdrawn or otherwise not completed, the Consent Fee will not be paid or become payable.

CONSENT PROCEDURES

      This Consent Solicitation Statement and the Consent Form are being sent to all Holders. Only Holders (or their duly designated proxies, as described below) may execute and deliver a Consent Form. A beneficial owner of Notes who is not the Holder of such Notes (e.g., a beneficial owner whose Notes are recorded in the name of a nominee such as a brokerage firm) and who wants to consent to the Proposed Amendments and Waivers and receive the Consent Fee must either (1) arrange for the Holder to execute the Consent and deliver it to the Tabulation Agent on such beneficial owner's behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Tabulation Agent the Consent with respect to the Notes on behalf of such Holder.

      We anticipate that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants (i.e., brokers, banks and other financial institutions that participate through DTC or its nominee), beneficially holding such Notes, which will authorize each such DTC Participant to consent to the Proposed Amendments and Waivers with respect to the principal amount of Notes shown as beneficially owned by such DTC Participant on the books of DTC on the Record Date. For purposes of this Consent Solicitation, the term "Holder" shall be deemed to include DTC Participants, and DTC has authorized participants to execute Consents as if they were Holders of record. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. Any Notes not held by DTC or a DTC Participant must be executed in the name of the Holder.



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
      Any beneficial owner of Notes held of record on the Record Date by DTC or its nominee, through authority granted by DTC, may direct the DTC Participant through which such beneficial owner's Notes are held in DTC on the Record Date to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC Participant and execute directly as if such beneficial owner were a Holder, the Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution.

HOW TO CONSENT

      All Consent Forms that are properly executed and delivered to the Tabulation Agent by the Expiration Date and not validly revoked prior to the Expiration Date will be given effect in accordance with the specifications therein. A Holder who has delivered a Consent to the Tabulation Agent prior to the date hereof will be deemed to have delivered a Consent on the terms and conditions of the Consent Solicitation, as modified by this Consent Solicitation Statement. Holders of Notes who have previously delivered Consents pursuant to the Consent Solicitation do not need to deliver new Consents in order to receive the Consent Fee.

      Holders who have not previously delivered a valid Consent and who desire to act with respect to the Proposed Amendments should so indicate by marking the appropriate box and signing and dating the accompanying Consent Form included herewith and delivering it to the Tabulation Agent at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein. If none of the boxes in the Consent Form are checked, but the Consent Form is otherwise completed and properly executed, the Holder will be deemed to have consented to the Proposed Amendments. Signatures must be guaranteed in accordance with instruction 5 of the Consent Form unless the Consent is given by or for the account of an Eligible Institution (as defined in the Consent Form).

      The Consent Form must be executed in exactly the same manner as the name of the Holder. An authorized DTC Participant must execute the Consent Form exactly as its name appears on DTC's position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by aaiPharma, must submit proper evidence satisfactory to aaiPharma of such person's authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to aaiPharma to execute the Consent Form with respect to the applicable Notes on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

      If a Consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Notes. The Holder will receive the Consent Fee for only that portion of such Notes to which the Consent relates.

      A HOLDER MUST COMPLETE, SIGN AND DATE THE CONSENT FORM (OR PHOTOCOPY THEREOF) RELATING TO SUCH HOLDER'S NOTES AND DELIVER SUCH CONSENT FORM TO THE TABULATION AGENT BY MAIL, FIRST-CLASS POSTAGE PREPAID, HAND DELIVERY, OVERNIGHT COURIER OR FACSIMILE TRANSMISSION (WITH AN ORIGINAL TO BE DELIVERED SUBSEQUENTLY) AT THE ADDRESS OR FACSIMILE NUMBER OF THE TABULATION AGENT SET FORTH HEREIN AND ON THE BACK COVER PAGE HEREOF. DELIVERY OF CONSENT FORMS SHOULD BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE CONSENT FORM IS RECEIVED BY THE EXPIRATION DATE (AND, IN THE CASE OF FACSIMILE TRANSMISSION, THAT THE ORIGINAL CONSENT FORM IS RECEIVED BY THE TABULATION AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY FOLLOWING THE EXPIRATION DATE). UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO AAIPHARMA, THE TRUSTEE, THE TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT


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ANY TIME. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY
AAIPHARMA, THE SOLICITATION AGENT OR THE TRUSTEE.

      We reserve the right to accept Consent Forms delivered by any other reasonable means or in any form that reasonably evidences the giving of Consent.

      We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents, and our determinations will be binding. We reserve the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities in connection with deliveries which we may require to be cured within such time as we determine. None of aaiPharma, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Our interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Consent Form and the instructions hereto and thereto) will be final and binding on all parties.

REVOCATION OF CONSENTS

      EACH PROPERLY COMPLETED AND EXECUTED CONSENT FORM, INCLUDING CONSENT FORMS DELIVERED TO THE TABULATION AGENT PRIOR TO THE DATE HEREOF, WILL BE COUNTED, NOTWITHSTANDING ANY TRANSFER OF THE NOTES TO WHICH SUCH CONSENT RELATES, UNLESS THE PROCEDURE FOR REVOCATION OF CONSENTS DESCRIBED BELOW HAS BEEN FOLLOWED.

      Prior to the Expiration Date, a Consent as to any Note may be revoked by the Holder granting such Consent, or any subsequent holder of such Note or portion of such Note evidencing the same debt as the consenting Holder's Note (in integral multiples of $1,000). We may extend the scheduled Expiration Date beyond 12:00 Noon, New York City time, on April 20, 2004, without extending the period in which you may revoke a previously delivered Consent, if the Supplemental Indenture becomes effective.

      A Holder desiring to revoke a Consent must, prior to the Expiration Date, deliver to the Tabulation Agent at the address or facsimile number set forth herein and on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

      A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to aaiPharma. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. A beneficial owner of Notes who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Tabulation Agent on such beneficial owner's behalf, or to such beneficial owner for forwarding to the Tabulation Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

      A Holder who has delivered a revocation at any time prior to the Expiration Date may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement at any time at or prior to the Expiration Date.

      Prior to the Expiration Date, we intend to consult with the Tabulation Agent and the Solicitation Agent to determine whether the Tabulation Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and we will determine all questions as to the validity (including time of receipt) of any revocation in our sole discretion, which determination will be conclusive and binding subject only to final


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
review as may be prescribed by the Trustee concerning proof of execution and ownership. None of aaiPharma, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

SOLICITATION AGENT

      We have retained Banc of America Securities LLC as solicitation agent (the "Solicitation Agent") with respect to the Consent Solicitation. The Solicitation Agent will solicit Consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. We have agreed to indemnify the Solicitation Agent against certain liabilities and expenses in connection with the Consent Solicitation.

      Banc of America Securities LLC and its affiliates have from time to time provided certain commercial banking, financial advisory and investment banking services to aaiPharma and its affiliates, including interest rate hedging arrangements and including acting as initial purchaser in connection with the issuance by aaiPharma of the Notes, for which they received customary fees. In the ordinary course of their businesses, Banc of America Securities LLC or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in the debt or equity securities of aaiPharma, including any of the Notes.

      Bank of America, N.A., an affiliate of Banc of America Securities LLC, also acts as the authorized representative of the lenders under our senior bank credit agreement. As a result of defaults under our senior bank credit agreement, we received a blockage notice from Bank of America, N.A., in its capacity as the authorized representative under our senior bank credit agreement, which prohibits any payments or distributions on the Notes. On March 31, 2004, we engaged Banc of America Securities LLC to arrange an amendment or refinancing of our senior debt under our existing Credit Agreement for which it will receive customary fees. We also received a commitment of Bank of America, N.A. to provide a new $40 million revolving credit facility to replace our existing $100 million revolving credit facility under the Credit Agreement. We anticipate that Bank of America, N.A. will serve as administrative against under the Restructured Facility, and will provide us treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration and controlled disbursement services. Our obligations to Bank of America, N.A., in its capacity as administrative agent or in connection with treasury or cash management services, will be secured by the liens securing our obligations under the Restructured Facility. We have an interest rate hedging agreement with Bank of America, N.A. to effectively convert our fixed interest rate exposure with respect to a portion of the principal amount of the Notes to a floating interest rate based on LIBOR. Our obligations under this interest rate hedging agreement are secured by the collateral securing our obligations under the Credit Agreement. In connection with the establishment of the Restructured Facility, we will be required to terminate this interest rate hedging agreement. We estimate that our termination obligations will be approximately $9 million. In addition, Banc of America Securities LLC and its affiliates may from time to time engage in future transactions with us and provide services to us in the ordinary course of their respective businesses. Bank of America, N.A. may from time to time also be a lender under the Restructured Facility.

      Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth herein and on the back cover of this Consent Solicitation Statement.

TABULATION AGENT

      We have retained Global Bondholder Services Corporation (the "Tabulation Agent") to act as information agent to provide information and services to Holders in connection with the Consent Solicitation and as tabulation agent to receive, tabulate and verify Consents. For such services, we have agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services. We have agreed to indemnify the Tabulation Agent against certain liabilities and expenses in connection with the Consent Solicitation.

      Requests for assistance in completing and delivering the Consent Form or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents, including the


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Indenture, should be directed to the Tabulation Agent at its address and telephone number set forth herein and on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

      THE EXECUTED CONSENT FORM AND ANY OTHER DOCUMENTS REQUIRED BY THE CONSENT FORM SHOULD BE SENT TO THE TABULATION AGENT AT THE ADDRESS SET FORTH IN THE CONSENT FORM, AND NOT TO AAIPHARMA, THE SOLICITATION AGENT OR THE TRUSTEE. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA, THE SOLICITATION AGENT OR THE TRUSTEE. UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO AAIPHARMA, THE SOLICITATION AGENT, THE TRUSTEE OR THE TABULATION AGENT.

FEES AND EXPENSES

      We will bear the costs of the Consent Solicitation. We will reimburse the Trustee for expenses that the Trustee incurs in connection with the Consent Solicitation. We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding this Consent Solicitation Statement, the accompanying Consent Form and other materials to beneficial owners of the Notes.

CERTAIN CONSIDERATIONS

      If the Requisite Consents are obtained and the other Conditions are satisfied or, if permissible, waived, the Proposed Amendments and Waivers will become operative, and all Holders will be bound by the Proposed Amendments and Waivers, whether or not they have provided Consents.

      HOLDERS ARE REQUESTED TO READ AND CAREFULLY CONSIDER THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM. PLEASE REVIEW "RISK FACTORS" FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER BEFORE YOU CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS OR DETERMINE WHETHER TO REVOKE YOUR PREVIOUSLY DELIVERED CONSENT.






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
                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain U.S. federal income tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee and is intended for general informational purposes only. This summary is based upon current U.S. federal income tax law, which is subject to change, possibly with retroactive effect, and to different interpretations. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., financial institutions, insurance companies, partnerships or other pass-through entities for U.S. federal income tax purposes, broker-dealers and tax-exempt organizations) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that Holders have held and will hold their Notes as "capital assets" for U.S. federal income tax purposes (generally, property held for investment). Each Holder should consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee.

      As used herein, the term "U.S. Holder" is a beneficial owner of the Notes that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or (iii) a trust or an estate the income of which is subject to U.S. federal income tax regardless of its source. A Non-U.S. Holder is a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. If a partnership holds the Notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes are urged to consult their tax advisors.

      U.S. HOLDERS

      Although the matter is not free from doubt, we intend to take the position that the adoption of the Proposed Amendments and the receipt by U.S. Holders of the Consent Fee should not result in a deemed exchange of the Notes for U.S. federal income tax purposes. Based on such position, the adoption of the Proposed Amendments should have no U.S. federal income tax consequences to U.S. Holders except that a U.S. Holder should recognize ordinary income in the amount of Consent Fee received by such U.S. Holder at the time that the Consent Fee accrues or is received, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. If, however, the adoption of the Proposed Amendments were treated as resulting in a deemed exchange of the Notes for U.S. federal income tax purposes, a U.S. Holder generally would recognize gain or loss in an amount equal to the difference between the U.S. Holder's adjusted tax basis in the Notes and the issue price of the "new " Notes deemed received in exchange therefor. For this purpose, the issue price of the "new" Notes would be the fair market value of the Notes on the date of the deemed exchange if the Notes are considered to be traded on an established securities market (within the meaning of the Treasury regulations), or otherwise would be the stated principal amount of the Notes.

      A U.S. Holder may be subject to backup withholding (currently at a rate of 28%) with respect to the payment of the Consent Fee unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories or (ii) provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding imposed on a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (the "IRS").

      NON-U.S. HOLDERS

      We intend to deduct U.S. federal withholding tax at a 30% rate from the amount of any Consent Fee paid to a Non-U.S. Holder, unless (i) the Non-U.S. Holder is engaged in the conduct of a U.S. trade or business with which the Consent Fee is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) an applicable income tax treaty reduces or eliminates such withholding tax in respect of "other income" and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming the benefits of such treaty. Non-U.S. Holders are urged


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to consult their own tax advisors regarding the treatment of the Consent Fee under the U.S. federal income tax withholding rules, including eligibility for a withholding tax exemption or reduction under an applicable income tax treaty.








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                   LITIGATION AND GOVERNMENTAL INVESTIGATIONS

LITIGATION

      We are party to lawsuits and administrative proceedings incidental to the normal course of our business. Our material legal proceedings are described below. We cannot predict the outcomes of these matters. As noted below, we believe that the liabilities discussed below related to such lawsuits or proceedings could have a material adverse effect on our consolidated financial condition, results of operations and cash flows. Prosecuting and defending these material legal proceedings, including responding to governmental inquiries, has resulted, and is expected to continue to result, in a significant diversion of management's attention and resources and an increase in professional fees.

FEDERAL SECURITIES LITIGATION

      Following declines in the trading price of our common stock following our February 5, 2004 press release with respect to our 2003 financial results and the March 1, 2004 press release by our board of directors announcing the establishment of the Special Committee, we and certain of our current and former officers were named as defendants in multiple purported class action lawsuits alleging violations of federal securities laws. These lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. These lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder with respect to statements made by these officers regarding our performance, sales growth and other matters, including levels of wholesaler inventory of our products. These lawsuits allege that the purported violations pertaining to these claims took place during various time intervals between January 31, 2002 and March 1, 2004.

      These federal securities lawsuits are at an early stage, and certain of the complaints have not yet been served on us. These lawsuits have also not yet been consolidated into a single action. By, and subject to, the terms of our bylaws, we are obligated to indemnify the officers of our company who have been named as defendants in these lawsuits.

      An adverse determination in these securities lawsuits could have a material adverse effect on our consolidated financial condition, results of operations and cash flows. We intend to vigorously pursue all defenses available in these securities lawsuits.

PATENT LITIGATION

      We are a party to a number of legal actions with generic drug companies. We are involved in four lawsuits centered on our omeprazole-related patents, including one lawsuit brought by us against an alleged infringer of our patents and three lawsuits which were brought by third parties against us and are currently essentially inactive, as discussed below. Omeprazole is the active ingredient found in Prilosec, a drug sold by AstraZeneca.

      Two omeprazole-related cases have been filed against us by Dr. Reddy's Laboratories Ltd. and Dr. Reddy's Laboratories, Inc. in the United States District Court for the Southern District of New York in July 2001 and November 2001. The plaintiffs in these cases have challenged the validity of five patents that we have obtained relating to omeprazole and are seeking a declaratory judgment that their generic form of Prilosec does not infringe these patents. Additionally, they have alleged misappropriation of trade secrets, tortious interference, unfair competition and violations of the North Carolina Unfair Trade Practice Act. We have denied the substantive allegations made in these cases.

      Both of these cases against us are in early stages of litigation. However, while these plaintiffs have sought approval from the FDA to market a generic form of Prilosec, no such FDA approval has, as of April 7, 2004, been granted to them. In addition, these plaintiffs' omeprazole product has been found in separate litigation to infringe certain patents of AstraZeneca and the infringement findings have been upheld on appeal. These lawsuits are essentially inactive at this time. Only limited discovery has occurred in these lawsuits and no additional discovery is currently being sought. No date has been set for trial. In the event that these lawsuits again become active, we intend to vigorously defend the patents' validity and to determine whether or not Dr. Reddy's product infringes any of our relevant patents.



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
      The third case involving our omeprazole patents was brought against us in August 2001 by Andrx Pharmaceuticals, Inc. in the United States District Court for the Southern District of New York. Andrx has challenged the validity of three of our omeprazole patents and has also sought a declaratory judgment that its generic omeprazole product does not infringe these patents. Furthermore, Andrx claims violations of federal and state antitrust laws with respect to the licensing of these omeprazole patents and has sought injunctive relief and unspecified treble damages. We have denied the substantive allegations made by Andrx.

      This case is in an early stage of litigation. While Andrx has received FDA approval for its generic omeprazole product, to our knowledge, it is not currently marketing this drug in the U.S. following a judicial finding that Andrx's omeprazole product infringed certain AstraZeneca patents, which findings have been upheld on appeal. No date has been set for trial. No discovery is currently being sought. We have filed a motion to dismiss the litigation on various grounds and Andrx has objected to our motion. The lawsuit is essentially inactive at this time. As of April 8, 2004, the judge has not decided our motion to dismiss the litigation.

      The fourth case involving our omeprazole patents was brought in December 2002 by us against Kremers Urban Development Co., Schwarz Pharma Inc. and Schwarz Pharma AG (collectively, together with the other named defendants, "KUDCO") in the United States District Court for the Southern District of New York. KUDCO has a generic omeprazole product with final FDA marketing approval, was found not to infringe the AstraZeneca patents in the separate AstraZeneca patent litigation, and is currently selling its generic substitute for Prilosec in the U.S. marketplace.

      We initially brought the lawsuit under our U.S. Patent No. 6,268,385. Following the collection of additional information concerning KUDCO's commercially marketed product, we sought leave of the court to file an amended complaint, adding additional claims of infringement and contributory infringement under our U.S. Patent No. 6,326,384 and joining as defendants Schwarz Pharma Manufacturing Inc. and Schwarz Pharma USA Holdings Inc. These two patents include, among other claims, claims directed to compositions and methods wherein certain characteristics of solid state omeprazole are essentially the same in formulated drug product as in its active ingredient.

      In September 2003, the judge granted us leave to file the first amended complaint adding our second patent and the additional KUDCO affiliates to the lawsuit. Following initial discovery, we sought leave of the court to file a second amended complaint, adding Kremers Urban Inc., another KUDCO affiliate, to the lawsuit. On February 26, 2004, the judge granted us leave to file the second amended complaint, adding Kremers Urban Inc. to the lawsuit.

      KUDCO has filed its answer to our complaint, denying our claims, asserting various affirmative defenses to our claims, and asserting counterclaims of patent invalidity, product non-infringement and antitrust violations under federal and state antitrust laws. KUDCO is also contesting the personal jurisdiction of the court over all of the defendants in this lawsuit other than Kremers Urban Development Co., Kremers Urban Inc. and Schwarz Pharma Inc. Motions on the jurisdictional issues are pending before the court. We have denied the substantive allegations made by KUDCO in its counterclaims. Substantial discovery of both sides' documents and of defendants' product samples has occurred in the lawsuit.

      We have previously indicated to KUDCO a willingness to grant a license under our omeprazole patents for an appropriate royalty. In the absence of KUDCO taking a royalty-bearing license, we are seeking damages equal to a reasonable royalty on all infringing sales by the KUDCO defendants since commercial launch of their generic substitute for Prilosec on December 9, 2002 through the date of a judicial decision in the litigation, and a permanent injunction on subsequent sales thereafter (unless KUDCO takes a license), among other remedies, in the event that we ultimately prevail in the litigation. The KUDCO defendants have publicly confirmed sales of their generic omeprazole product from launch through the first nine months of 2003 of approximately $949 million. In the absence of a license, we intend to vigorously prosecute the case, defend our patent rights and defend against the foregoing defenses and counterclaims asserted by KUDCO. It is possible that the omeprazole-related patents subject to the foregoing four lawsuits will be found invalid, unenforceable or not infringed and, while currently stayed by the judge in the KUDCO litigation, it is possible that the defendants' antitrust counterclaims will ultimately be allowed to proceed and be litigated and, if adversely found, a material adverse effect on our consolidated financial statements, results of operations or cash flow could result.



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      In cases where we have initiated an action, we intend to prosecute our claims to the full extent of our rights under the law. In cases where we are named defendants, we intend to vigorously pursue all defenses available.

CONTRACT SALES FORCE LITIGATION

      On April 15, 2004, we filed a lawsuit against Athlon Pharmaceuticals, Inc. ("Athlon") seeking a declaratory judgment that we are entitled to terminate the Service Agreement (the "Athlon Service Agreement") dated July 16, 2003, as amended, between us and Athlon and seeking damages and injunctive relief for material breaches of the Athlon Service Agreement by Athlon. The purpose of the Athlon Service Agreement was to set forth the terms and conditions pursuant to which representatives of Athlon would promote the sale of our Darvocet A500 product to physicians. We paid Athlon $3,350,000 in order to initially build its sales force to promote the sale of our Darvocet A500, and are obligated under the terms of the Athlon Service Agreement to pay Athlon an additional $1,200,000 each month for such services for the contract period of 36 months, subject to Athlon's not breaching the representation and warranty described below, among other bases.

      The lawsuit asserts that Athlon has materially breached the Athlon Service Agreement in several ways, including failure to: (i) provide the required number of sales representatives during our launch of Darvocet A500 commencing in October 2003, (ii) use its best efforts to promote Darvocet A500 at the targeted levels of first and second pharmaceutical details, (iii) perform the services to the best of its ability, as contractually required; and (iv) require its sales representatives to perform the contracted services, as required, in a professional manner consistent with industry standards and in conformance with that level of care and skill ordinarily exercised by professional contract sales organizations in similar circumstances. The lawsuit also asserts that Athlon breached its representation and warranty that it would perform, and would require its sales representatives to perform, the contracted services in substantially the same manner that it would promote Athlon's own products.

      Because of Athlon's material breaches under the Athlon Service Agreement, we withheld the $1,200,000 payment that was due for April 2004. Athlon has demanded, in writing, that we make the April 2004 payment within 30 days, and has threatened to terminate the Athlon Service Agreement if we do not make such payment and to seek recovery of all future monthly payments of $1,200,000, aggregating $36,000,000, that would be due under the Athlon Service Agreement.

      We intend to prosecute our claims, and defend against any claims made by Athlon in connection with the referenced lawsuit or related litigation, to the full extent permitted by law.

GOVERNMENTAL INVESTIGATIONS; REGULATORY DEVELOPMENTS

      On April 2, 6, 8 and 13, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms, conditions of employment and compensation arrangements of certain of our senior management personnel, compensation and incentive arrangements for employees responsible for the sale of our Brethine, Darvocet, Calcitriol, Azasan and Darvon Compound products, quantities of the foregoing products in distribution channels, financial benefits with respect to specified corporate transactions to our senior management and others, certain loans obtained by us, extensions of credit, if any, by us to officers or directors, accounting for sales and returns of our foregoing products, our analysts' conference calls on financial results, internal and external investigations of pharmaceutical product sales activities, and related matters. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the Securities and Exchange Commission generally relating to the 2003 unusual product sales activity. We intend to cooperate with the investigations.

      On August 7, 2003, we received a letter from the staff of the Enforcement Division of the Securities and Exchange Commission requesting voluntary production of documents. In the letter, the SEC staff requested that we provide information with respect to revenue recognition policies for our branded pharmaceutical products, the identity of, and agreements with, distributors of our Brethine and Darvocet-N pharmaceutical products, sales and accounts receivable information with respect to these branded products, inventory levels of these pharmaceutical products maintained by us and by our wholesalers, and other related information. We voluntarily provided documents and information in response to this request on August 21, 2003.

      On January 14, 2004, we received a letter from the staff of the SEC's Division of Corporate Finance, commenting and asking questions on, and seeking additional disclosures with respect to, our Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2003. The SEC comment letter addressed the following topics: our revenue recognition policies and the timing of revenue recognition, how we monitor inventory in the distribution channel, our method of estimating product sales returns, sales allowances and discounts and changes in those estimates, the extent to which changes in revenues result from changes in volume or prices or the introduction of new products, our analysis supporting the indefinite lives of certain intangible assets, the treatment of the acquisition of acquired product lines as business combinations and other matters. We responded to this comment letter on February 16 and 17, 2004. Early on the morning of March 1, 2004, we orally notified the staff of the Division of Corporation Finance of the press release issued by our board of directors that day and that information included in our responses may need to be revised in light of matters to be examined by the Special Committee. We intend to further respond to the comment letter once the Special Committee's inquiry is concluded and the results of the inquiry are made available to our management.

      Federal and state health care fraud and abuse laws have been applied to restrict certain marketing practices in the pharmaceutical industry in recent years. These laws include antikickback statutes and false claims statutes. The federal health care program antikickback statute makes it illegal for anyone to knowingly and willfully make or receive "kickbacks" in return for any health care item or service reimbursed under any federally financed healthcare program. This statute applies to arrangements between pharmaceutical companies and the persons to whom they market, promote, sell and distribute their products. In 2003, the Office of the Inspector General of the Department of Health and Human Services issued a "Compliance Program Guidance for Pharmaceutical Manufacturers" describing pharmaceutical companies' activities that may violate the statute. There are a number of exemptions and safe harbors protecting certain common marketing activities from prosecution. These include exemptions or safe harbors for product discounts, payments to employees, personal services contracts, warranties, and administrative fees paid to group purchasing organizations. These exemptions and safe harbors, however, are drawn narrowly.

      Federal false claims laws prohibit any person from knowingly making a false claim to the federal government for payment. Recently, several pharmaceutical companies have been investigated or prosecuted under these laws, even though they did not submit claims to government healthcare programs. The prosecutors alleged that they were inflating drug prices they report to pricing services, which are in turn used by the government to set Medicare and Medicaid reimbursement rates. Pharmaceutical companies also have been prosecuted under these laws for allegedly providing free products to customers with the expectation that the customers would seek reimbursement under federal programs for the products.

      Additionally, the majority of states have laws similar to the federal antikickback law and false claims laws. Sanctions under these federal and state laws include monetary penalties, exclusion from reimbursement for products under government programs, criminal fines and imprisonment.

      On January 2, 2004, we received separate letters from the Kentucky Office of Attorney General and the Florida Office of Attorney General advising that each was currently investigating allegations regarding our pricing practices related to our average manufacturer price and best price calculations that are used by the government to set Medicaid reimbursement rates. Neither letter requested that we provide any information, and each letter merely requested that we retain all documents with respect to these calculations pursuant to a newly adopted federal regulation that would have permitted the destruction of these documents three years after the applicable prices were reported, except to the extent we were aware of an ongoing investigation. It is our understanding that many other pharmaceutical companies received similar letters at that time from attorneys general in a number of states and that such letters may have been in response to the new federal regulation that would have otherwise allowed the destruction of documents reflecting these pricing calculations. A number of attorneys general, including the Florida and Kentucky attorneys general, petitioned the U.S. Secretary of Health and Human Services to withdraw the new regulation. We are not aware of any further developments in these investigations.

      We have internal policies and practices requiring and detailing compliance with the health care fraud and abuse laws and false claims laws. Because of the breadth of these laws and the narrowness of the safe harbors, however, it is possible that some of our business practices could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.

                                                                       EXHIBIT A


                                     Form of

                                  CONSENT FORM

 SOLICITATION OF CONSENTS RELATING TO THE 11% SENIOR SUBORDINATED NOTES DUE 2010

                                       OF

                                 AAIPHARMA INC.

              FOR A CONSENT FEE OF $10 PER $1,000 PRINCIPAL AMOUNT




                  The Tabulation Agent for the Solicitation is:



                     GLOBAL BONDHOLDER SERVICES CORPORATION


  By Hand, Mail or              For Information:               By Facsimile
 Overnight Courier:      Banks and Brokers Call Collect:       Transmission:

    65 Broadway                 (212) 430-3774                (212) 430-3775
     Suite 704
New York, NY 10006          All Others Call Toll-Free:     Confirm by Telephone:

                                (866) 470-3700                (212) 430-3774


THE CONSENT SOLICITATION EXPIRES AT 12:00 NOON, NEW YORK CITY TIME, ON APRIL 20, 2004, UNLESS EXTENDED BY US (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

A HOLDER WHO HAS DELIVERED A CONSENT TO THE TABULATION AGENT PRIOR TO THE DATE HEREOF WILL BE DEEMED TO HAVE DELIVERED A CONSENT ON THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION, AS MODIFIED BY THE REVISED CONSENT SOLICITATION STATEMENT DATED APRIL 19, 2004. HOLDERS OF NOTES WHO HAVE PREVIOUSLY DELIVERED CONSENTS PURSUANT TO THE CONSENT SOLICITATION DO NOT NEED TO DELIVER NEW CONSENTS IN ORDER TO RECEIVE THE CONSENT FEE (AS DEFINED BELOW).

      If certain conditions are satisfied or, to the extent permissible, waived, including receipt of valid and unrevoked Consents from Holders (as defined) of a majority in outstanding principal amount of the Notes, excluding any Notes owned by the Company or any of its Affiliates ("Requisite Consents") by the Expiration Date, the Company will pay to each holder of record of Notes as of 5:00 p.m., New York City time, on April 7, 2004 (such time and date, the "Record Date"), who has validly delivered (and has not revoked) a valid Consent, $10 for each $1,000 principal amount of such Notes (the "Consent Fee"). If the Requisite Consents are received, the Consents will bind all holders of the Notes, including those that did not give their Consent. As of the Record Date, $175,000,000 in aggregate principal amount of Notes was outstanding.

      Holders should deliver Consents only to the above-named Tabulation Agent. Holders should not tender or deliver Notes to the Company, the Trustee, the Tabulation Agent or the Solicitation Agent at any time.

      Only Holders as of the Record Date may execute Consents. The Depository Trust Company ("DTC") will authorize participants set forth in the position listing of DTC as of the Record Date (each, a "DTC Participant") to execute Consents as if they were Holders as of the Record Date of the Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" of any Notes held by DTC as of the Record Date for a DTC Participant shall be deemed to include such DTC Participant. Delivery of this Consent Form to DTC does not constitute delivery to the Tabulation Agent.

      List below the certificate number(s) and aggregate principal amount of Notes for which this Consent is given. If the space provided is inadequate, list all such information on a separately executed schedule and affix the schedule to this Consent Form. No alternative, conditional or contingent Consents will be accepted.

                              Description of Notes

  Name(s) and Address(es) of
 Registered Holder(s) or Name
   of  DTC Participant and                                Aggregate Principal   Principal Amount as
  Participant's DTC Account                                 Amount of Notes      to which Consents
Number in which Notes are Held   Certificate Number(s)*       Represented            are Given**
------------------------------   ----------------------       -----------            -----------
                                                                   $                  $



 Total Principal Amount of Notes                                   $                  $

       The names and addresses of the registered Holders should be printed, if not already printed above, exactly as they appear on the certificates representing the Notes identified above.

       THE UNDERSIGNED CONCURS WITH THE COMPANY'S DETERMINATION THAT THE NOTES EXISTING AFTER THE CONSENT SOLICITATION (ASSUMING THAT THE REQUISITE CONSENTS ARE RECEIVED AND AS A RESULT, THE SUPPLEMENTAL INDENTURE IS EXECUTED) ARE NOT A DIFFERENT SECURITY FROM THE NOTES EXISTING PRIOR TO THE CONSENT SOLICITATION AND HEREBY WAIVES ANY CLAIM TO THE CONTRARY.

      THE UNDERSIGNED AUTHORIZES THE TABULATION AGENT TO DELIVER THIS CONSENT TO THE COMPANY AND THE TRUSTEE AS EVIDENCE OF THE UNDERSIGNED'S CONSENT TO MAKE CERTAIN MODIFICATIONS TO THE INDENTURE DESCRIBED IN THE CONSENT SOLICITATION STATEMENT (AS DEFINED BELOW), AND OF WAIVERS OF CERTAIN PAST AND PROSPECTIVE DEFAULTS AND EVENTS OF DEFAULT UNDER THE INDENTURE, ALL AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT.




----------
* Need not be completed by Holders whose Notes are held of record by DTC or its nominee.

** Unless otherwise specified in the column labeled "Principal Amount as to which Consents are Given," the registered Holder will be deemed to have delivered a Consent in respect of the entire aggregate amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount of Notes Represented."

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

      Upon the terms set forth in the Revised Consent Solicitation Statement (the "Consent Solicitation Statement") dated April 19, 2004 of aaiPharma Inc. (the "Company"), receipt of which is hereby acknowledged, and in accordance with this Consent Form, the undersigned hereby consents to the Proposed Amendments to the Indenture governing the Notes as described in the Consent Solicitation Statement and of Waivers of certain past and prospective defaults and events of default under the Indenture as described in the Consent Solicitation Statement, with respect to the aggregate principal amount of the Notes specified in the box above entitled "Description of Notes" under the column "Principal Amount as to which Consents are Given" (or, if nothing is indicated under the latter column heading, with respect to the entire aggregate principal amount described in such box). The undersigned acknowledges and agrees that the Consent given hereby may not be revoked except in accordance with the procedures set forth in the Consent Solicitation Statement (and agrees that it will not attempt to do so). Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement.

      By the execution and delivery hereof, the undersigned irrevocably constitutes and appoints the Tabulation Agent as its agent and attorney-in-fact (with full knowledge that the Tabulation Agent also acts as the agent of the Company) with respect to the Consent given hereby with full power of substitution to deliver this Consent to the Company and the Trustee. The power of attorney granted in this paragraph shall be deemed to be coupled with an interest, shall be irrevocable from and after the Expiration Date, and shall survive the death or incapacity of the undersigned.

      The undersigned hereby represents and warrants that the undersigned is the beneficial owner of the Notes listed above, is the Holder or beneficial owner as of the Record Date and has full power and authority to give the Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tabulation Agent, the Trustee or the Company to be necessary or desirable to perfect the undersigned's Consent.

                        CONSENT FEE PAYMENT INSTRUCTIONS

      As promptly as practicable after the Proposed Amendments and Waivers become operative, the Company will pay to all Holders of the Notes whose Consents are properly received prior to the Expiration Date (and have not been validly revoked), the Consent Fee set forth in the Consent Solicitation Statement. Only a Holder in respect of which there has been delivered a valid and unrevoked Consent prior to the Expiration Date will be entitled to receive a Consent Fee. A Holder of a Note who does not submit a Consent in respect of such Note will not be entitled to receive a Consent Fee in respect of such Note.

      Holders whose Consents are not received by the Tabulation Agent prior to the Expiration Date will NOT be entitled to a Consent Fee. The method of delivery of all documents is at the election of the Holder.

      Each Holder may elect to receive the Consent Fee by check or wire. Holders electing to receive the Consent Fee by wire should provide the information requested below. If no indication of payment preference is provided, Holders will receive the Consent Fee by check. Unless otherwise indicated below, the check will be issued in the name of, and sent to, the Holder.

                BY CHECK                            BY WIRE TRANSFER
MAKE CHECK PAYABLE AND MAIL CHECK TO:    WIRE FUNDS TO:
Name:                                    Name of Bank:
     ---------------------------------                ---------------------------
      (Please print)                                   (Please print)

Address:                                 Bank ABA#:
        ------------------------------             ------------------------------

--------------------------------------   ----------------------------------------
             (Please include zip code)    Bank Address:
                                                       --------------------------

                                          ---------------------------------------
Taxpayer Identification                                 (Please include zip code)
or Social Security Number
(See Substitute Form W-9) ------------    Account #:
                                                    -----------------------------

                                PLEASE SIGN HERE

          (To be completed by all Holders of Notes providing Consents)

      By completing, executing and delivering this Consent Form, the undersigned hereby consents to the Proposed Amendments described in the Consent Solicitation Statement, and Waivers of certain past and prospective defaults and events of default under the Indenture as described in the Consent Solicitation Statement, with respect to the aggregate principal amount of the Notes listed in the box above labeled "Description of Notes" under the column heading "Principal Amount as to which Consents are Given" (or, if nothing is indicated under the latter column heading, with respect to the entire aggregate principal amount represented by the Notes described in such box).

      An authorized DTC Participant must execute this Consent Form exactly as such DTC Participant's name appears on DTC's position listing as the owner of such Notes as of the Record Date. If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of the authorized signatory and see Instruction 2.


--------------------------------------------------------------------------------
            Signature(s) of Record Holder(s) or Authorized Signatory
                        (See guarantee requirement below)

Dated
     ---------------------------------------------------------------------------

Name(s)
       -------------------------------------------------------------------------
                                 (Please Print)
Capacity
        ------------------------------------------------------------------------
Address
       -------------------------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone Number
                              --------------------------------------------------

Tax Identification or Social Security No.
                                         ---------------------------------------

                    COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9
                          MEDALLION SIGNATURE GUARANTEE
                    (If Required - See Instructions 1 and 2)

Authorized Signature
                    ------------------------------------------------------------
Name of Firm
            --------------------------------------------------------------------

                                  INSTRUCTIONS

          FORMING PART OF THE TERMS AND CONDITIONS OF THE SOLICITATION

      1. Signature Guarantees. Signatures on this Consent Form must be guaranteed by a Medallion Signature Guarantor, unless this Consent is being delivered by (i) a Participant in DTC whose name appears on a security position listing as the owner of such Notes as of the Record Date or (ii) by an Eligible Institution.

       If the Notes are held of record as of the Record Date in the name of a person other than the signatory to this Consent Form, then the signatures on this Consent Form must be guaranteed by a Medallion Signature Guarantor as described above. See instruction 2.

      2. Signatures on Consent Form. If this Consent Form is signed by a DTC Participant whose name is shown on a security position listing as the owner of the Notes with respect to which this Consent is being delivered as of the Record Date, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

      If any of the Notes with respect to which this Consent is being delivered are held of record as of the Record Date in the name of two or more Holders, all such Holders must sign this Consent Form. If any of the Notes with respect to which this Consent is being delivered are held of record as of the Record Date in different names on several certificates, it will be necessary to complete, sign and submit as many separate Consent Forms as there are different Holders of record of certificates.

      If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted with this Consent.

      IF THIS CONSENT FORM IS SIGNED OTHER THAN BY THE HOLDER(S) OF RECORD AS OF THE RECORD DATE OF THE NOTES WITH RESPECT TO WHICH THIS CONSENT IS BEING DELIVERED, SUCH NOTES MUST BE ACCOMPANIED BY A DULY COMPLETED PROXY ENTITLING THE SIGNATORY TO DELIVER A CONSENT WITH RESPECT TO SUCH NOTES ON BEHALF OF SUCH HOLDER(S), SIGNED EXACTLY AS THE NAME OR NAMES OF SUCH HOLDER(S) APPEAR ON THE DTC SECURITIES POSITION LISTING AND SIGNATURES ON SUCH PROXY MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

      3. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Consent Solicitation Statement or this Consent Form may be directed to the Tabulation Agent at one of its telephone numbers set forth in the Consent Solicitation Statement. A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

                            IMPORTANT TAX INFORMATION

      Under current U.S. federal income tax law, a registered Holder who receives a Consent Fee from the Company as consideration for such Holder's Consent generally is required to provide the Tabulation Agent with such Holder's current taxpayer identification number ("TIN") on Substitute Form W-9 below, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is generally his or her Social Security number. If the Tabulation Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such Holder with respect to any Consent Fees paid pursuant to the Consent Solicitation may be subject to backup withholding, which under current law is imposed at a rate of 28%.

      Certain Holders (including, among others, all corporations and Non-U.S. Holders (as defined in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences -- Non-U.S. Holders")) are not subject to backup withholding, but may be required to establish their exemption therefrom. Non-U.S. Holders should complete the appropriate Internal Revenue Service Form W-8 (which, depending on the particular circumstances of the Non-U.S. Holder, may be Form W-8BEN, Form W-8IMY, Form W-8ECI, or Form W-8EXP) to establish their entitlement to an exemption from backup withholding. These forms can be obtained from the Tabulation Agent.

      If backup withholding applies, the Tabulation Agent is currently required to withhold 28% of any payment made to the Holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained form the Internal Revenue Service, provided certain conditions are met.

      To avoid backup withholding on any payment made to a Holder with respect to any Consent Fees paid pursuant to the Consent Solicitation, the Holder is required to notify the Tabulation Agent of the Holder's current TIN by completing Substitute Form W-9 below, certifying that the TIN provided on the form is correct and that (i) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding.

      Non-U.S. Holders may be subject to withholding, even if such Holders are not subject to backup withholding, as described in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences -- Non-U.S. Holders."

WHAT NUMBER TO GIVE THE TABULATION AGENT

      A Holder completing Substitute Form W-9 should give the Tabulation Agent the TIN (e.g., Social Security number or Employer Identification Number) of the record owner of the Notes. If the Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

                          PAYER'S NAME: AAIPHARMA INC.


SUBSTITUTE          PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND
FORM W-9            CERTIFY BY SIGNING AND DATING BELOW.                           -------------------------
                                                                                   Social Security Number(s)

                                                                                   OR

                                                                                   -------------------------
                                                                                    Employer Identification
                                                                                        Number(s)

DEPARTMENT OF THE   PART 2 --                                                      PART 3 --
TREASURY INTERNAL   CERTIFICATION -- Under Penalties of Perjury, I certify that:   Awaiting TIN          [ ]
REVENUE SERVICE     (1)  The number shown on this form is my correct taxpayer
                         identification number (or I am waiting for a number to
                         be issued for me), and
                    (2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not
                         been notified by the Internal Revenue Service (IRS)
                         that I am subject to backup withholding as a result of    PART 4--
                         a failure to report all interest or dividends, or (c)
                         the IRS has notified me that I am no longer subject to    Exempt from backup
                         backup withholding, and                                   withholding           [ ]
                    (3)  I am a U.S. person (including a U.S. resident alien).

PAYER'S REQUEST     CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been
FOR TAXPAYER        notified by the IRS that you are currently subject to backup withholding because
IDENTIFICATION      of underreporting interest or dividends on your tax return.
NUMBER ("TIN")
AND CERTIFICATIONS
                    Name
                        -----------------------------------------------------------

                    Address
                           --------------------------------------------------------
                                                                 (include zip code)

                    SIGNATURE                                                     DATE
                             ----------------------------------------------------      ---------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY CONSENT FEE PAID TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART
      3 OF THE SUBSTITUTE FORM W-9.

            CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver such an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me in respect of the Consent Fees thereafter will be withheld until I provide a taxpayer identification number to the payer.

SIGNATURE                                           DATE
         ------------------------------------------     ------------------------

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.



                                GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:       SOCIAL SECURITY
                                NUMBER OF  --
1. Individual                   The individual





2. Two or more individuals      The actual owner of the account or,
   (joint account)              if combined funds, the first
                                individual on the account(1)

3. Custodian account of a       The minor(2)
   minor (Uniform Gift to
   Minors Act)

4. a. The usual revocable       The grantor-trustee(1)
      savings trust (grantor
      is also trustee)

   b. So-called trust account   The actual owner(1)
      that is not a legal or
      valid trust under
      State law

5. Sole proprietorship or       The owner(3)
   single-owner LLC

                                GIVE THE NAME AND
FOR THIS TYPE OF                EMPLOYER IDENTIFICATION
ACCOUNT:                        NUMBER OF  --
6. Sole proprietorship          The owner(3)
   or single-owner LLC

7. A valid trust, estate,       Legal entity(4)
   or pension trust

8. Corporate or LLC             The corporation
   electing corporate
   status on Form 8832

9. Association, club,           The organization
   religious, charitable,
   educational, or other
   tax-exempt organization

10. Partnership or              The partnership
    multi-member LLC

11. A broker or registered      The broker or nominee
    nominee

12. Account with the            The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a state
    or local governmental,
    school district or
    prison) that receives
    agricultural program
    payments.

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(1)   List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

      Holders desiring to deliver Consents should complete, sign and date this Consent Form in accordance with the instructions herein and mail or deliver it and any other required documents to the Tabulation Agent at its address set forth below.

              The Tabulation Agent for the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION



                                   65 BROADWAY
                                    SUITE 704
                               NEW YORK, NY 10006
         BANKS AND BROKERAGE FIRMS, PLEASE CALL COLLECT: (212) 430-3774
                   ALL OTHERS CALL: (866) 470-3700 (TOLL FREE)

      A holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation or this Consent Form.


                              --------------------

             The Solicitation Agent for the Consent Solicitation is:


                         BANC OF AMERICA SECURITIES LLC
                         214 N. TRYON STREET, 17TH FLOOR
                               CHARLOTTE, NC 28255
                     ATTENTION: HIGH YIELD SPECIAL PRODUCTS
                         (888) 292-0070 (U.S. TOLL FREE)
                            (704) 388-4813 (COLLECT)

     Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the

      Tabulation Agent at its address or facsimile number set forth below.

Requests for additional copies of the Consent Solicitation Statement and Consent
    Form may be directed to the Tabulation Agent at its telephone numbers and locations listed below.

   The Tabulation Agent and Information Agent for the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

Delivery to Global Bondholder Services Corporation for the Consent Solicitation:

    By Regular or Certified Mail:       By Hand or by Overnight Mail or Courier:
Global Bondholder Services Corporation   Global Bondholder Services Corporation
       65 Broadway - Suite 704                   65 Broadway - Suite 704
          New York, NY 10006                       New York, NY 10006

                                  By Facsimile
                     (Eligible Guarantor Institutions Only):
                                  212-430-3775

                    To Confirm Facsimile Receipt by Telephone
                     (Eligible Guarantor Institutions Only)
                                  212-430-3774

                                For Information:
                           Noteholders Call Toll-Free:
                                  866-470-3700
                         Banks and Brokers Call Collect:
                                  212-430-3774

      All questions regarding the terms of the Consent Solicitation shall be directed to the Solicitation Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

             The Solicitation Agent for the Consent Solicitation is:

                         BANC OF AMERICA SECURITIES LLC

                         214 N. Tryon Street, 17th Floor
                               Charlotte, NC 28255
                     Attention: High Yield Special Products
                         (888) 292-0070 (U.S. Toll Free)
                            (704) 388-4813 (Collect)